UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934 (Amendment No. __)

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STRYKER CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2825 Airview Boulevard
Kalamazoo, MI 49002

Notice of 2017 Annual Meeting of Shareholders of Stryker Corporation

Date:	May 3, 2017

Time:	2:00 p.m., Eastern Time

Place:	Radisson Plaza Hotel & Suites at The Kalamazoo Center, Kalamazoo, Michigan
Items of Business:

•	Elect eight directors;

•	Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017;

•	Consider and act upon approval of the 2011 Long-Term Incentive Plan, as amended and restated;

•	Consider and act upon approval of the 2011 Performance Incentive Award Plan, as amended and restated;

•	Consider and act upon approval of the 2008 Employee Stock Purchase Plan, as amended and restated;

•	Consider and act upon re-approval of the material terms of the performance goals under the Executive Bonus Plan;

•	Conduct an advisory vote to approve named executive officer compensation;

•	Conduct an advisory vote on the frequency of future advisory votes on named executive officer compensation; and

•	Transact any other business that may properly come before the meeting and any adjournment or postponement.
We invite all shareholders to attend the meeting. At the meeting, you will have the opportunity to ask questions of our management with respect to the matters to be voted on and will hear a report on our business and have a chance to meet our directors and executive officers. Our Annual Report on Form 10-K for the year ended December 31, 2016 is enclosed.
Only shareholders of record on March 6, 2017 may vote at the meeting.
Your vote is important. Please vote your shares promptly. To vote your shares, you may use the internet or call the toll-free telephone number as described on your proxy card or complete, sign, date and return your proxy card.

Dean H. Bergy
Vice President, Corporate Secretary
March 20, 2017

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING ON MAY 3, 2017.
The Proxy Statement, our 2016 Annual Report on Form 10-K and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

Mission

Together with our customers, we are driven to make healthcare better.

Values

Integrity
We do what's right

Accountability
We do what we say

People
We grow talent

Performance
We deliver

PROXY STATEMENT SUMMARY

This summary is intended to provide a broad overview of important information you will find elsewhere in this Proxy Statement and does not contain all the information you should consider. We encourage you to read the entire Proxy Statement before voting.

Meeting Information
Date and Time
May 3, 2017 at 2:00 p.m., Eastern Time

Audio Webcast
On our website, www.stryker.com, starting at 2:00 p.m, Eastern Time, on Wednesday, May 3, 2017. A replay will be available on our website through June 30, 2017.

Shareholder Voting Matters
Matter		Board Vote Recommendation	See Page
Proposal 1 —	Election of Directors	For each nominee	34
Proposal 2 —	Ratify appointment of independent registered public accountants	For	36
Proposal 3 —	Amend and restate the 2011 Long-Term Incentive Plan to increase	For	37
	authorized shares and extend duration
Proposal 4 —	Amend and restate the 2011 Performance Incentive Award Plan to	For	42
	increase authorized shares and extend duration
Proposal 5 —	Amend and restate the 2008 Employee Stock Purchase Plan to increase	For	44
	authorized shares and extend duration
Proposal 6 —	Re-approve the materials terms of the performance goals under the	For	46
	Executive Bonus Plan
Proposal 7 —	Advisory vote to approve named executive officer compensation	For	49
Proposal 8 —	Advisory vote on frequency of future advisory votes to approve named	For	50
	executive officer compensation

Our Director Nominees
Name	Age*	Director Since	Independent	Committee Membership(3)
Howard E. Cox, Jr.	73	1974	Yes	Audit
Srikant M. Datar, Ph.D.	63	2009	Yes	Comp, G&N
Roch Doliveux, DVM	60	2010	Yes	Comp (Chair), G&N
Louise L. Francesconi	63	2006	Yes	G&N (Chair), Comp
Allan C. Golston(1)	50	2011	Yes	Audit (Chair)
Kevin A. Lobo(2)	51	2012	No
Andrew K. Silvernail	46	2013	Yes	Audit
Ronda E. Stryker	62	1984	Yes	G&N
______________
*Age is as of the date of the 2017 Annual Meeting
(1) Lead Independent Director
(2) Chairman of the Board and Chief Executive Officer
(3) Audit = Audit Committee, Comp = Compensation Committee, G&N = Governance and Nominating Committee

Corporate Governance Practices
Stryker is committed to exercising good corporate governance. Our policies and practices in this regard include the following:

•	Majority voting in uncontested elections.

•	The Lead Independent Director position entails significant responsibility related to Board leadership and governance.

•	All directors are independent other than the CEO.

•	Regular executive sessions of independent directors.

•	All members of Board Committees are independent.

•	All Audit Committee members are "audit committee financial experts".

•	Annual Board and Committee self-evaluations.

•	Annual independent director evaluation of Chairman and CEO.

•	Active Board and Committee oversight of risk and risk management.

•	Commitment toward corporate social responsibility and sustainability.

•	No use of corporate funds for political contributions and careful oversight of lobbying activities.

•	No "poison pill" takeover defense plan.

Executive Compensation Philosophy
Our executive compensation programs are a key component of our ability to attract and retain talented, qualified executives and are designed to provide a meaningful level of total compensation that is aligned with organizational and individual performance and with the interests of our shareholders in line with the following principles and practices:

•	We monitor a comparison group of medical technology companies to ensure that our compensation programs are within observed competitive practices.

•	We aim to provide market competitive total direct compensation consisting of base salary, annual bonus and long-term equity incentives.

•	We emphasize pay for performance. In 2016, the value of the variable performance and stock-based compensation for our NEOs averaged 85% of total direct compensation.

•
Our annual and long-term incentives align the interests of our executives with our shareholders, utilizing challenging performance goals that should result in profitable, sustained business growth over the long term as well as stock price increases over time.

•	We regularly evaluate our executive compensation programs to ascertain that they do not encourage excessive risk taking.

•
Our stock ownership guidelines reflect our conviction that our senior executives and non-employee directors should have meaningful share ownership positions in the Company to reinforce the alignment of the interests of our management and shareholders.

•
We have adopted a recoupment policy that applies to all cash and equity incentive payments made to our elected corporate officers after 2014 in the event of a material restatement of our financial statements as a result of misconduct or material violations of laws, regulations or Company policies.

•	We hold an annual advisory vote regarding NEO compensation, which in 2016 resulted in a 96% favorable vote.

Executive Compensation Practices
Stryker employs a number of practices that reflect our executive compensation philosophy as it relates to our NEOs and other executive officers, including the following:

•	Our Compensation Committee retains an independent compensation consultant that reports solely to the Compensation Committee.

•	We link the majority of NEO compensation to Company performance.

•	We balance short-term and long-term incentives.

•	We cap payouts of incentive awards.

•	Our recoupment policy applies to all cash and equity incentive payments made after 2014 to our elected corporate officers.

•	Our guidelines require significant stock ownership.

•	We do not have employment or severance agreements.

•	We do not allow for contractual change-in-control payments.

•	We do not pay tax gross-ups (unless pursuant to our standard relocation and expatriate assignment practices).

•	We do not reprice, exchange or buy-out stock options.

Financial Performance

Net Sales	Net Earnings
$ in billions	$ per diluted share

Adjusted Net Earnings	Dividends Paid
$ per diluted share(1)(2)	$ per share of common stock

Financial Overview
(in millions, except per share amounts)	2016	2015	% Change

Net sales	11,325	9,946	13.9
Earnings before income taxes	1,921	1,735	10.7
Income taxes	274	296	(7.4)
Net earnings	1,647	1,439	14.5
Adjusted net earnings(2)(3)	2,194	1,949	12.6

Net earnings per diluted share of common stock:
Reported	4.35	3.78	15.1
Adjusted(1)(2)	5.80	5.12	13.3

Dividends paid per share of common sock	1.52	1.38	10.1
Cash, cash equivalents, and marketable securities	3,384	4,079	(17.0)
______________

(1)	A non-GAAP financial measure. The most comparable GAAP financial measure is net earnings per diluted share.

(2)	Refer to "Appendix E — Non-GAAP Financial Measures" for additional information, including a reconciliation with the most directly comparable GAAP financial measures.

(3)	A non-GAAP financial measure. The most comparable financial measure is net earnings.

GENERAL INFORMATION
We are providing these proxy materials in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of shareholders of Stryker Corporation to be held on May 3, 2017 and at any adjournment or postponement of the meeting. The solicitation will begin on or about March 20, 2017.

Who Is Entitled to Vote?
At the close of business on March 6, 2017, the record date for the meeting, 373,069,477 shares of our common stock, $0.10 par value ("Common Stock"), were outstanding. For each proposal to be voted on, each shareholder is entitled to one vote for each share of Common Stock owned at the record date.

How Do I Vote?
If you are a shareholder of record, you may vote by proxy in any of the following ways:

•
By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by internet or telephone, you should not return your proxy card.

•
By Mail — You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you vote via the internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on May 2, 2017.
You may also vote in person at the annual meeting or you may be represented by another person at the meeting by executing a proxy designating that person.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in "street name." The street name holder will provide you with instructions that you must follow to have your shares voted.
If you hold your shares in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the street name holder.

May I Change My Mind after Submitting a Proxy?
If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•	Written notice to the Vice President, Corporate Secretary of the Company at 2825 Airview Boulevard, Kalamazoo, Michigan 49002;

•	Timely delivery of a valid, later-dated proxy or later-dated vote by internet or telephone; or

•	Voting by ballot at the annual meeting.
If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.

What Are the Broker Non-votes?
A broker non-vote occurs when the broker, bank or other holder of record that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers, banks and other street name holders will have discretionary authority to vote only on Proposal 2 (ratification of the appointment of Ernst &

Young LLP as our independent registered public accounting firm for 2017).

What is the Required Vote?
In the election of directors, a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast "for" a director nominee must exceed the number of votes cast "against" that nominee). The other matters, other than the advisory votes on say-on-pay and say-on-frequency in Proposal 7 and Proposal 8, respectively, require the affirmative vote of a majority of the votes cast at the meeting. On all matters, other than Proposal 2, abstentions and broker non-votes will not be counted as votes cast and will therefore have no effect.

Will the Annual Meeting be Webcast?
You may access our annual meeting via webcast or telephone. Information about the webcast, which will include both the audio and the slide presentation from the meeting, is available in the Events & Presentations area of the Investor section of our website at www.investorevents.stryker.com. The telephone number to listen to the meeting is (844) 826-0610 (U.S.) or (973) 453-3249 (International) and the Conference ID is 78762706. An archived copy of the webcast will continue to be available on our website until June 30, 2017.

How Do I Obtain Directions to the Annual Meeting?
Directions are available at www.proxymaterials.stryker.com.

Can I Access These Proxy Materials on the Internet?
This Proxy Statement, our 2016 Annual Report on Form 10-K and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

Stryker's 2016 Annual Review Available Online
As a part of our strategy to be environmentally conscious and financially responsible, printed copies of our Annual Review are no longer being mailed to shareholders. The 2016 Annual Review, which contains a letter to shareholders from Kevin Lobo, our Chairman and Chief Executive Officer, is available online at www.stryker.com/2016.

STOCK OWNERSHIP

Principal Shareholders
The following table sets forth certain information with respect to beneficial ownership of Common Stock by the only persons known by us to be the beneficial owners of more than 5% of our Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Class (%)
Capital Research Global Investors	34,343,973(1)	9.1
333 South Hope Street
Los Angeles, California 90071
Ronda E. Stryker	24,944,964(2)	6.7
c/o Greenleaf Trust
211 South Rose Street
Kalamazoo, Michigan 49007
Greenleaf Trust	24,590,807(3)	6.6
211 South Rose Street
Kalamazoo, Michigan 49007
The Vanguard Group, Inc.	22,259,365(4)	5.9
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
BlackRock, Inc.	21,879,275(5)	5.8
55 East 52nd Street
New York, New York 10055
John W. Brown	20,056,200(6)	5.4
750 Trade Centre Way
Portage, Michigan 49024
T. Rowe Price Associates, Inc.	19,789,230(7)	5.2
100 E. Pratt Street
Baltimore, Maryland 21202
______________

(1)
This information is based solely on information as of December 31, 2016 contained in a filing with the U.S. Securities and Exchange Commission ("SEC") on February 13, 2017. Capital Global Research Investors has sole voting power and dispositive power with respect to all of such shares.

(2)
This information is based solely on information as of January 31, 2017 provided by Ms. Ronda E. Stryker. The shares of Common Stock shown as beneficially owned by Ms. Stryker include 57,526 shares that she has the right to acquire within 60 days of January 31, 2017 upon exercise of stock options and vesting of restricted stock units. Ms. Stryker has sole voting and dispositive power with respect to 7,983,058 of the shares of Common Stock shown as beneficially owned by her, sole voting and shared dispositive power with respect to 1,020,410 shares, no voting and shared dispositive power with respect to 40,000 shares and shared voting and dispositive power with respect to the remaining 15,843,970 shares. As a result of certain rights that she has under the terms of the L. Lee Stryker Trust established on September 10, 1974 for the benefit of members of the Stryker Family (the "Stryker Family Trust"), Ms. Stryker may be deemed to share voting power and dispositive power with respect to 15,843,970 shares with Greenleaf Trust, the trustee of a subtrust for her benefit under the Stryker Family Trust. See note (3) below.

(3)
This information is based solely on information as of December 31, 2016 contained in a filing with the SEC on February 3, 2017. Greenleaf Trust holds these securities in a fiduciary capacity on behalf of various trusts and investment management customers, some of whom have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such shares of Common Stock. Greenleaf Trust has sole voting power with respect to 316,997 of such shares, shared voting power with respect to 24,273,810 of such shares, sole dispositive power with respect to 308,367 of such shares and shared dispositive power with respect to 24,282,440 of such shares. See note (2) above regarding the shared voting power and dispositive power with respect to 15,843,970 of such shares of Common Stock held by a subtrust for the benefit of Ronda E. Stryker under the terms of the Stryker Family Trust.

(4)
This information is based solely on information as of December 31, 2016 contained in a filing with the SEC on February 9, 2017. The Vanguard Group, Inc. has sole voting power with respect to 496,172 shares, shared voting power with respect to 72,074 shares, sole dispositive power with respect to 21,702,170 shares and shared dispositive power with respect to 557,195 shares.

(5)
This information is based solely on information as of December 31, 2016 contained in a filing with the SEC on January 26, 2017. BlackRock, Inc. has sole voting power with respect to 19,186,079 shares and sole dispositive power with respect to all of such shares.

(6)
This information is based solely on information as of December 31, 2016 provided by Mr. John W. Brown. Mr. Brown has sole voting and dispositive power with respect to 19,796,200 of the shares of Common Stock shown as beneficially owned by him and shared voting and dispositive power with respect to 260,000 shares.

(7)
This information is based solely on information as of December 31, 2016 contained in a filing with the SEC on February 7, 2017. T. Rowe Price Associates, Inc. has sole voting power with respect to 6,560,360 shares and sole dispositive power with respect to all of such shares.

Security Ownership of Directors and Executive Officers
The following table sets forth certain information about the ownership of Common Stock as of January 31, 2017 by our current directors, all of whom are standing for reelection, the executive officers identified as our Named Executive Officers ("NEOs") in the "Compensation Discussion and Analysis" section beginning on page 10 and the persons who were our executive officers and directors as of December 31, 2016 as a group.

	Number of Shares Owned (#)(2)	Right to Acquire (#)(3)	Total (#)(4)	Percentage of Outstanding Shares (%)
Directors:
Howard E. Cox, Jr.	562,432	49,826	612,258	*
Srikant M. Datar, Ph.D.	7,642	33,381	41,023	*
Roch Doliveux, DVM	17,709	20,124	37,833	*
Louise L. Francesconi	16,642	49,826	66,468	*
Allan C. Golston	7,392	20,056	27,448	*
Kevin A. Lobo	28,293	530,382	558,675	*
Andrew K. Silvernail	2,037	5,960	7,997	*
Ronda E. Stryker	24,887,438	57,526	24,944,964	6.7
Named Executive Officers(1):
Glenn S. Boehnlein	3,692	70,386	74,078	*
Timothy J. Scannell	94,167	356,099	450,266	*
David K. Floyd	13,753	122,799	136,552	*
Lonny J. Carpenter	61,491	263,073	324,564	*
William R. Jellison	119	19,237	19,356	*
Executive officers and directors as a group (18 persons)	25,742,678	1,782,719	27,525,397	7.4
______________

*	Less than 1%.

(1)	Other than Kevin A. Lobo, who is also a director.

(2)	Excludes shares that may be acquired through stock option exercises or vesting of restricted stock units or performance stock units within 60 days after January 31, 2017.

(3)	Includes shares that may be acquired within 60 days after January 31, 2017 upon exercise of options and vesting of shares underlying restricted stock units or performance stock units.

(4)
Except for the shared beneficial ownership of certain shares of Common Stock by Dr. Datar (7,642 shares), Ms. Stryker (16,904,380 shares) and Mr. Floyd (13,096 shares), such persons hold sole voting and dispositive power with respect to the shares shown in this column.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE MATTERS
We manage our business under the direction of our Board of Directors. The Board conducts its business through meetings of the Board and its committees. The Board has adopted Corporate Governance Guidelines that are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/governanceguidelines. During 2016, the Board held nine meetings. Each director attended more than 75% of the total meetings of the Board and the committees on which he or she served in 2016. We expect our directors to attend the annual meeting of shareholders unless they have a schedule conflict or other valid reason. All members of the Board attended the 2016 annual meeting.

Board's Role in Strategic Planning and Risk Oversight
Our Board is responsible for directing and overseeing the management of the Company's business in the best interests of the shareholders and consistent with good corporate practice. The Board oversees strategic direction and priorities for the Company, approves the selection of the senior management team and monitors risk and performance. At one meeting each year, the Board and management focus on the Company's overall strategic plan and direction. At the meeting in December, the capital plan and budget for the next year are reviewed. A fundamental part of setting the Company's business strategy is the assessment of the risks the Company faces and how they are managed. The Board and the Audit Committee and the Governance and Nominating Committee meet regularly throughout the year with our financial, treasury, internal audit, legal and compliance management teams to assess the financial, legal/compliance and operational/strategic risks throughout our businesses and review our insurance and other risk management programs and policies to enable the Board to exercise its ultimate oversight responsibility for the Company's risk management processes.

Independent Directors
Under the listing standards of the New York Stock Exchange ("NYSE"), a director is not independent unless the Board determines that he or she has no material relationship with Stryker, either directly or through any organization with which he or she is affiliated that has a relationship with Stryker. While the NYSE listing standards require that at least a majority of the directors be independent, our Corporate Governance Guidelines provide that at least two-thirds of the directors will be independent. The Board has determined that all of our current directors other than Mr. Lobo are independent under the NYSE listing standards. That determination was based on a review of the responses of the directors to questions about employment history, affiliation and family and other relationships, including in the case of Mr. Silvernail the transactions with IDEX Corporation that are discussed under "Certain Relationships and Related Party Transactions" on page 9, and on discussions with the directors. In the case of Ms. Stryker, the Board also considered that the Company spent $1,547,000 in 2016 on functions and meetings, including the 2016 annual meeting, held at hotel, restaurant and entertainment properties in Kalamazoo (principally the Radisson Plaza Hotel) that are owned by Greenleaf Hospitality and that Stryker also reimbursed employees for hotel, restaurant and other expenses incurred by them at such properties while they were in Kalamazoo for business meetings. Management of Stryker has been advised by the controller of Greenleaf Hospitality that Greenleaf Hospitality is 100% owned by Ronda Stryker's husband. The Board has determined that the relationship with Greenleaf Hospitality is not material under the circumstances, including the modest nature of the transactions compared to the total revenues of Stryker and Greenleaf Hospitality, the ordinary course status of the transactions and the arm's length nature of the transactions, including a Stryker discounted rate from Greenleaf Hospitality.

Board Committees
Our Board has three committees. The current membership, number of meetings held during 2016 and the function performed by each of these committees is described below. These committees act under written charters approved by the Board. The applicable committee and the Board review and reassess the charters annually.
No member of any committee is or ever has been an employee of the Company. The Board has determined that the members of the Audit, Compensation and Governance and Nominating Committees meet the independence standards for those committees within the meaning of the NYSE listing standards and applicable law and SEC regulations.
Audit Committee: Mr. Golston (Chair), Mr. Cox and Mr. Silvernail currently are members of the Audit Committee, which met seven times during 2016. The Audit Committee, which is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), oversees the Company's financial reporting process on behalf of the Board. It meets with management and the Company's independent registered public accounting firm throughout the year and reports the results of its activities to the Board. Further information regarding the role of the Audit Committee is contained in its charter that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/auditcommitteecharter. For further information, see "Audit Committee Report" on page 33. The Board has determined that Mr. Golston, Mr. Cox and Mr. Silvernail are "audit committee financial experts" for purposes of applicable SEC rules.
Compensation Committee: Dr. Doliveux (Chair), Dr. Datar and Ms. Francesconi currently are members of the Compensation Committee, which met five times during 2016. The purpose of the Compensation Committee is to assist the Board in discharging its overall responsibilities relating to executive and stock-based compensation. The Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, evaluates their performance for the current year in light of those goals and establishes compensation levels, including annual salary and bonus targets. The Committee also administers and grants awards under the Company's equity-based compensation plans. Management provides recommendations to the Committee concerning salary, bonus potential and stock awards for our executive officers. The Chief Executive Officer's compensation is subject to final approval by the independent members of the Board. For further information, see the Compensation Committee's charter that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/compensationcommitteecharter and "Compensation Discussion and Analysis" beginning on page 10.

Our Compensation Committee has the authority to retain and terminate a compensation consulting firm to assist the Committee in the evaluation of executive and non-employee director compensation. Since October 2015, Semler Brossy Consulting Group, LLC ("Semler Brossy") has been engaged directly by the Committee as its executive compensation consultant to assist by:

•	Providing information and education on executive and non-employee director compensation trends and developments and the implications for Stryker;

•	Reviewing the competitiveness of our non-employee director compensation program;

•	Reviewing the competitiveness of total compensation for the members of our executive leadership team;

•	Reviewing and giving its opinion on management's recommendations for executive compensation and equity plan design and practices; and

•	Participating in Compensation Committee meetings when requested by the Committee Chair.
The Compensation Committee determined Semler Brossy to be independent from the Company and that no conflicts of interest existed. In reaching this conclusion, the Committee assessed Semler Brossy's independence, taking into consideration all relevant factors, including the compensation consultant independence factors set forth in the SEC rules and the NYSE listing standards, appropriate assurances provided by Semler Brossy regarding its independence and the fact that Semler Brossy did not separately provide any advice or services to management or otherwise to the Company other than the services provided to the Compensation Committee.
Governance and Nominating Committee: Ms. Francesconi (Chair), Dr. Datar, Dr. Doliveux and Ms. Stryker currently serve on the Governance and Nominating Committee. The Governance and Nominating Committee, which met six times during 2016, makes recommendations to the Board regarding director nominations and committee assignments, oversees the evaluation of the Board and management and considers other matters relating to corporate governance. In addition, the Governance and Nominating Committee has oversight responsibility with respect to compliance, legal and regulatory affairs/quality assurance issues. It meets at least once a year in executive session with each of our Group President, Global Quality and Business Operations, Chief Financial Officer, General Counsel and Chief Compliance Officer to review the Company's compliance with laws and regulations and major legislative and regulatory developments that may have a significant impact on the Company. For further information, see the charter of the Governance and Nominating Committee that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/governancenominatingcommitteecharter. When seeking to identify an individual to become a director to fill a new position or vacancy, the Committee will consult with incumbent directors, management and others, including a professional search firm, and will review information obtained from a variety of sources. The Committee is committed to actively identifying, recruiting and advancing diverse candidates, including women and minority candidates, in any search process. The Committee will consider, among other factors, the background and reputation of potential candidates in terms of character, personal and professional integrity, business and financial experience and acumen, how a person would contribute to and strengthen the Board and complement the other directors in terms of expertise, diversity of viewpoint and opinion, professional experience, education and skill and a person's availability to devote sufficient time to Board duties. Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, and giving the candidate's name, relationship, if any, to the shareholder making the recommendation, biographical data and qualifications. The submission should also include a statement from the candidate consenting to being considered and, if nominated and elected, to serving as a director.

Compensation Risks
Pay Governance LLC ("Pay Governance"), a consulting firm that was determined by the Compensation Committee to be independent using the factors discussed above with regard to Semler Brossy, conducted a risk assessment of our executive compensation program in 2016 that concluded that our compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Stryker. The Compensation Committee reviewed the Pay Governance report and discussed it with management at the time it was received. The Committee concurred with the conclusion and, in doing so, specifically noted the following risk mitigation factors regarding our executive compensation policies, practices and programs:

•	The blend of pay delivery (fixed versus variable, cash versus stock and short- versus long-term compensation) is in line with market practices;

•	Annual bonus plan design:

•	Goals are challenging to achieve, calibrated annually and set to drive performance, which ties to Stryker's long-term profitability and strategic plan; and

•	Payouts are based on multiple performance measures and are capped at 200% of target level;

•	Stock awards have multi-year vesting requirements, typically ranging from three to five years;

•	Performance stock units are earned if challenging financial goals are achieved and are capped at 200% of target level;

•	Guidelines are in place with respect to stock ownership and share retention on option exercises;

•	Our Insider Trading Guidelines prohibit short sales of and option trading on Stryker stock;

•	A recoupment policy applies to incentive compensation for elected corporate officers; and

•	Compensation plan governance is well defined and includes the Board and Compensation Committee as well as many functional areas within Stryker, including finance, human resources and legal.

Board Leadership Structure
The Board believes that it is important to retain flexibility to make the determination as to whether the interests of the Company and our shareholders are best served by having the same person serve as both Chief Executive Officer and Chairman of the Board or whether the roles should be separated based on the circumstances at any given time. At different times in the past, both approaches have been used. In July 2014, the Board reassessed the leadership structure of the Board and, after considering the pros and cons of the alternatives in light of the Company's operating and governance environment at the time, concluded that the most effective leadership structure would be for Mr. Lobo to serve in the combined role of Chairman of the Board, President and Chief Executive Officer and have full responsibility for the day-to-day management of the Company. Since that time, in a continuation of past practice when the same person served as Chief Executive Officer and Chairman of the Board, we have had a Lead Independent Director, designated by the other independent directors. Within Stryker, that position, which is currently held by Mr. Golston, entails significant responsibility and opportunity for independent Board leadership. In that role, Mr. Golston is responsible for coordinating the activities of the independent directors. He chairs the executive sessions of the independent directors and also acts as an intermediary between the independent directors and senior management on sensitive issues, including matters considered by the non-management directors in executive session. Other matters that he is responsible for as the Lead Independent Director include working with Mr. Lobo and the Vice President, Corporate Secretary to set the agenda for Board meetings, assuring the adequacy of the flow of information from management to the non-management directors, setting the meeting schedules to assure there is sufficient time for discussion of all agenda items, directing the retention of consultants who report directly to the Board when deemed appropriate, consulting with the Governance and Nominating Committee concerning the members and chairpersons of Board committees and assisting management and the Board in assuring compliance with and implementation of the Corporate Governance Guidelines. He also facilitates discussion among the non-management directors on key issues and concerns outside of Board meetings.

Executive Sessions of Independent Directors
An executive session of the non-management directors is held in conjunction with each meeting of the Board and its Committees to provide an opportunity for discussion of topics of concern without any member of management being present. In the past, when the Board included a non-management director who was not considered independent, an executive session of only the independent directors was held at least once a year. That practice will be followed in the future if the situation arises.

Contacting the Board of Directors
Shareholders and other interested persons may communicate directly with the Board on a confidential basis by mail to Stryker Board of Directors at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. All such communications will be received directly by the Chair of the Governance and Nominating Committee and will not be screened or reviewed by any Stryker personnel.

Code of Conduct/Code of Ethics
We have adopted a Code of Conduct applicable generally to our employees, officers and directors in the performance of their duties and responsibilities and a Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Conduct and Code of Ethics are posted in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/codeofconduct and www.stryker.com/investors/codeofethics, respectively, and we will mail them to any shareholder upon request to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002.

Certain Relationships and Related Party Transactions
Under our Related Party Transactions Policy, which is in writing and was adopted by the Board, the Audit Committee must approve or ratify transactions involving directors, executive officers or principal shareholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Audit Committee at its regularly scheduled meeting in February of each year and at subsequent meetings of any such transaction that is proposed to be entered into or continued and seeks approval. In the event any such transaction is proposed and a decision is required prior to the next regularly scheduled meeting of the Audit Committee, it may be presented to the Audit Committee Chair for approval, in which event the decision will be reported to the full Audit Committee at its next meeting.
Andrew K. Silvernail is Chairman and Chief Executive Officer of IDEX Corporation, an applied solutions company with $2.1 billion of sales in 2016 that specializes in fluid and metering technologies, health and science technologies and safety and other diversified products. In 2016, the Company purchased equipment and components used in the development and manufacturing of products from subsidiaries of IDEX Corporation at an aggregate cost of $2,761,000 in the ordinary course of business. At its February 2017 meeting, the Audit Committee authorized the Company to continue to purchase equipment and components from IDEX subsidiaries in the ordinary course of business up to $10,000,000.

COMPENSATION DISCUSSION AND ANALYSIS
This section includes information regarding, among other things, the overall objectives of our compensation program for our NEOs and each element of compensation that we provide. Please read this section in conjunction with the detailed tables and narrative descriptions of our NEO compensation under "Executive Compensation" beginning on page 24.

Named Executive Officers
The names and titles of our NEOs for purposes of this Proxy Statement are:

Name	Title
Kevin A. Lobo	Chairman, President and Chief Executive Officer
Glenn S. Boehnlein	Vice President, Chief Financial Officer(1)
Timothy J. Scannell	Group President, MedSurg and Neurotechnology
David K. Floyd	Group President, Orthopaedics
Lonny J. Carpenter	Group President, Global Quality and Business Operations
William R. Jellison	Advisor to the Chief Financial Officer and Former Vice President, Chief Financial Officer
_____________

(1)	Mr. Boehnlein became Vice President, Chief Financial Officer effective April 1, 2016.
Mr. Jellison retired from his role as Vice President, Chief Financial Officer effective April 1, 2016 and is employed as Advisor to the Chief Financial Officer through March 31, 2017. In connection with his retirement, Mr. Jellison entered into a Transition Agreement with the Company that governs the terms of his service as Advisor. Mr. Jellison's base salary during the first three months of 2016 and during the advisory period is at the annual rate of $554,000, which is unchanged from 2015. He received an advisory period incentive bonus in the amount of $387,800 through December 31, 2016 and will be entitled to an additional $150,000 if he continues to serve in that capacity through the conclusion of the advisory period on March 31, 2017. Mr. Jellison received no equity awards in 2016 and will not receive any during the 2017 advisory period. Pursuant to the terms of the plans and award agreements under which he had been granted stock options, restricted stock units and performance stock units in 2015 and prior years, any unvested grants will lapse when his employment terminates and stock options that are vested on that date will lapse unless exercised within 30 days thereafter.

Overview
Stryker has a history of delivering solid financial results. Our executive pay programs have played a significant role in our ability to attract and retain the experienced executive team that has successfully driven our financial results over time.
The primary elements of compensation for our NEOs in 2016 were salary, bonus and stock awards consisting of stock options and performance stock units. Our savings and retirement plans are typically defined contribution plans that match a portion of employee contributions and have historically included an annual discretionary contribution of 7% of salary and bonus for all eligible U.S.-based employees. We do not maintain any defined benefit pension plans for our NEOs. We believe the limited perquisites and personal benefits we provide to our NEOs are conservative to market.
Our Compensation Committee believes that our compensation practices for our NEOs are appropriate in the context both of Stryker's performance and the interests of our shareholders. Among the considerations in this regard are:

•	An important part of our executive compensation philosophy is the alignment of the compensation of our NEOs with the interests of our shareholders and achievement of key business objectives;

•
In 2016, the value of the variable, performance and stock-based compensation elements for the NEOs other than Mr. Jellison — bonuses, stock option grants valued using the Black-Scholes method and performance stock units — averaged 85% of the total value of the primary compensation elements (salary, actual bonus and stock awards). See "Summary Compensation Table" on page 24;

•
Our NEO bonus plans are based on challenging performance goals that, if met, should result in profitable, sustained business performance over the long term and be reflected in stock price increases over time. The NEOs' payouts for 2016 (143% of target on average) were greater than the 2015 levels (134% of target on average) as a result of performance that, overall, was above 2016 bonus plan goals that were generally more challenging than prior year actual results;

•
Stock-based compensation realized by our NEOs is tied directly to the interests of our shareholders via stock price performance and, for performance stock units, based on financial performance relative to pre-established financial goals for a three-year performance period. The payout related to the 2014 grant of performance stock units, which is discussed under "2014 Performance Stock Units: Results for the 2014-2016 Performance Period" beginning on page 18, was 149% of target as a result of performance that reached the maximum goal for sales growth relative to a comparison group of companies and performance that approximated the target goal for average adjusted diluted net earnings per share growth;

•
We monitor a comparison group of medical technology companies to ensure that our compensation programs are within observed competitive practices, review trends and practices with assistance from the Compensation Committee's independent compensation consultant and make adjustments as deemed appropriate by the Compensation Committee; and

•
We evaluate key risk issues related to compensation and, in this regard, engaged a third-party independent consultant to conduct a risk assessment of compensation programs in 2016 as discussed under "Compensation Risks" on page 8 and believe that our compensation practices do not create risks that are reasonably likely to have a material adverse effect on Stryker.

The Compensation Committee considered the results of the advisory shareholder vote on executive compensation at our 2016 annual meeting of shareholders at which the executive compensation program for our NEOs as disclosed in the proxy statement for that meeting was approved by 96% of the votes cast. The Compensation Committee continues to believe that our executive compensation policies, practices and programs are appropriate and, in light of the results of the advisory vote, believes our shareholders feel the same.

Compensation Objectives
We compete for executive talent in the highly competitive, global medical technology industry. We believe that our executive compensation program, which is a key component of our ability to attract and retain talented, qualified executives, should be designed to provide a meaningful level of total compensation that is aligned with organizational and individual performance and with the interests of our shareholders. The Compensation Committee believes that, consistent with the emphasis on rewarding executives for enhancing the Company's growth and profitability (as described more fully in "Why We Chose Particular Performance Metrics and Goals" on page 14), the Company's bonus plans should focus executives on a mix of financially-oriented as well as qualitative goals that reinforce a balance in achieving short-term and long-term goals and are aligned with shareholder returns over time. The bonus plans contain maximums on the payouts that can be earned in any year. The Company's long-term equity incentive compensation program likewise is intended to provide executives with a personal financial interest in the Company's long-term success (as described more fully in "Long-Term Incentive Compensation" beginning on page 18). The Compensation Committee believes that the Company's incentive programs balance risk and the potential reward to executives in a manner that is appropriate to the circumstances and in the best interests of the Company's shareholders over the long term.
The principal objectives of our executive compensation policies and practices are to:

•	Attract, retain and motivate talented executives who drive the Company's success;

•	Structure compensation packages with a significant percentage of compensation earned as variable pay based on performance, which balances risk with the potential reward;

•	Align incentives with measurable corporate, business area and individual performance, both financial and non-financial;

•	Provide flexibility to adapt to changing business needs;

•	Align total compensation with shareholder value creation; and

•	Establish compensation program costs that are reasonable, affordable and appropriate.

Executive Compensation Philosophy
We have an executive compensation philosophy that outlines the objectives of our compensation practices and serves as an ongoing reference for executive compensation decisions. This philosophy specifies compensation elements, defines the purpose of each element and generally expresses the target positioning of compensation levels that we desire to achieve over time. However, since one of the objectives of our compensation programs is to provide flexibility to adapt to the changing business environment and individual considerations, we recognize that there will be variations from our philosophy. In addition, changes to an individual NEO's compensation elements, for example to meet desired market positioning indicated in our philosophy, may be phased in over multiple years. Each year we consider our NEO compensation in light of this philosophy.
Our executive compensation philosophy is summarized in the following table. Each compensation element, along with an explanation of how we make decisions about that element, is described in detail under "2016 Compensation Elements" beginning on page 13.

Element	Purpose	Target Positioning to Market
Base Salary	• Attract and retain qualified talent	• Near market median (between 45th and 60th percentile)
Bonus Plan	• Motivate participants to achieve and exceed annual goals • Provide a competitive target compensation opportunity • Focus participants on key annual metrics	• Near market median (between 45th and 60th percentile)
Long-term incentives
• Align participant interests with shareholders
• Balance short-term and long-term decision making
• Attract talent by offering a meaningful reward opportunity
• Retain key personnel via vesting and forfeiture provisions
• Provide opportunity to build stock ownership
• Up to the 75th percentile of market, balancing Company affordability
Savings and Retirement Plans
• Assist participants with retirement funding
• 401(k) Plan — provide above-market contributory retirement benefit opportunity
• Supplemental Plan — provide contributions for participants impacted by tax law limits on the 401(k) Plan
• Exceed general market practice
Health and Welfare Plans	• Provide employees and families with appropriate levels of coverage and security that are affordable for the Company	• Above-market benefit value
Perquisites	• Appropriate in light of position	• Conservative to market
Underlying our executive compensation philosophy is the desire to facilitate and encourage long-term ownership of our Common Stock. Our stock ownership guidelines reinforce this element of our philosophy by requiring senior management to accumulate and retain significant stock ownership positions over time. For more information, see "Executive and Non-Employee Director Stock Ownership Guidelines" on page 21.
The target market positioning referenced in our executive compensation philosophy provides a framework against which the Compensation Committee evaluates individual NEO compensation decisions; however, the Compensation Committee also takes into account other factors, such as performance, tenure and experience. As a result, there may be variances from the target positioning.

The Role of Benchmarking in Our Executive Compensation Decisions
We regularly review our compensation policies, practices and programs to determine if they are both appropriate and responsive to our business needs. Factors that were considered in determining the NEO compensation adjustments for 2016 included the results of the Company as a whole and, for Mr. Scannell, Mr. Floyd and Mr. Carpenter, of the business areas of the Company for which each was responsible, the individual's performance, changes in compensation levels over recent years, performance against bonus plan goals, comparisons among roles internally, cost to the Company and market comparison data. Although we monitor the competitive landscape closely and our current practice is to conduct an external market benchmarking of our executive compensation levels and practices annually, we have not focused solely on market comparison data when establishing compensation levels. The Compensation Committee applies judgment and discretion when evaluating the appropriateness of using market comparison data as it does when determining any compensation amount or outcome.
In mid-2015, Hay Group, Inc. ("Hay Group"), the Compensation Committee's independent advisor at that time, conducted a market benchmarking study in connection with establishing NEO compensation and the results were among the factors considered when 2016 compensation decisions were made, which are discussed in further detail below. The data provided to the Compensation Committee by Hay Group showed compensation levels consisting of the primary elements of total compensation: salary, bonus and long-term incentive awards. The study concluded that, for the NEOs who were serving in an NEO position at the time of the study and for which a sufficient number of comparable benchmark positions at comparison companies could be identified, target cash compensation levels and the grant value of long-term incentive awards were below the target positioning of our executive compensation philosophy.
The comparison group companies used in the 2015 benchmarking study were:

Abbott Laboratories	Johnson & Johnson	St. Jude Medical, Inc.
Baxter International Inc.	Laboratory Corporation of America Holdings	Thermo Fisher Scientific Inc.
Becton, Dickinson and Company	Medtronic plc	Zimmer Biomet Holdings, Inc.
Boston Scientific Corporation	Quest Diagnostics Incorporated
C.R. Bard, Inc.	Smith & Nephew plc
The comparison group was developed by Hay Group and members of our Human Resources department and approved by the Compensation Committee and consisted of publicly traded companies that generally met the following criteria:

•	Product competitors or companies in the medical technology industry with which we compete for executive talent;

•	Significant global operations; and

•	Comparable size – i.e., similar sales, market capitalization and/or growth rates in revenue and earnings.
Semler Brossy conducted an additional benchmarking study in mid-2016. The study used the same comparison group as that used in the Hay Group study in 2015. The results indicated that for the NEOs who were serving in an NEO position at the time of the study and for which a sufficient number of comparable benchmark positions at comparison companies could be identified, target cash compensation levels and the grant value of long-term incentive awards were, on average, generally consistent with our executive compensation philosophy. The results of the 2016 benchmarking study were one of the factors considered when the 2017 compensation decisions for the NEOs were made in February 2017. Those decisions are summarized on page 22 and will be discussed in further detail in the proxy statement for our 2018 meeting.

Management's Role in Determining Executive Compensation
The Compensation Committee makes all final decisions regarding NEO compensation, except that the compensation of the Chief Executive Officer is subject to final approval by the independent members of the Board. The Chief Executive Officer's role in determining executive compensation includes making recommendations on compensation decisions for the Company's executives other than himself after reviewing information provided by our Vice President, Chief Human Resources Officer and other members of that department. Management's role in determining executive compensation includes:

•
Developing, summarizing and presenting information and analyses to enable the Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from the Committee;

•	Attending Compensation Committee meetings as requested to provide information, respond to questions and otherwise assist the Committee;

•	Developing individual NEO bonus plans for consideration by the Compensation Committee and reporting to the Committee regarding achievement against the bonus plans; and

•
Preparing stock-based award recommendations for the Committee's approval, which includes providing the Committee with regular updates on run rate (the rate at which stock awards are being awarded under our equity plans) and overhang (a measure of potential earnings dilution from stock awards) levels, and reporting to the Committee at the end of the performance period regarding the number of performance stock units earned based on achievement of the pre-established goals.

Semler Brossy performs a similar role for the Board with respect to compensation recommendations for the Chief Executive Officer and the non-employee directors.

2016 Compensation Decisions
The Compensation Committee and independent directors approved Mr. Lobo's 2016 cash compensation, which included an annualized salary of $1,135,000 (effective March 1, 2016), a 3.2% increase over the annualized 2015 amount, and a target bonus opportunity of $1,589,000, a 3.2% increase over the annualized 2015 target amount. These increases recognized Mr. Lobo's performance in his role and positioned his target cash compensation (the sum of base salary and target bonus opportunity) near the median of similar positions in the 2015 benchmarking study.

The Compensation Committee reviewed and approved the 2016 cash compensation levels for the other NEOs, which are discussed below, after receiving recommendations from Mr. Lobo and our Vice President, Chief Human Resources Officer. These levels reflected subjective evaluations and decisions based on the scope of each NEO's responsibilities in his current role, the level of performance in 2015 of the business areas for which he was responsible and his time and proficiency in the job. The annualized base salary amounts were effective as of March 1, 2016, unless otherwise noted.

•	Mr. Boehnlein's 2016 annualized salary was set at $550,000 and his 2016 target bonus opportunity was set at $378,488 upon his promotion to Vice President, Chief Financial Officer on April 1, 2016.

•
Mr. Scannell's 2016 annualized salary was set at $615,000, a 4.8% increase over 2015, and his 2016 target bonus opportunity was increased to $492,000, a 4.8% increase over 2015. The 2016 increases for Mr. Scannell reflect his leadership efforts and the performance of the business areas for which he was responsible.

•
Mr. Floyd's 2016 annualized salary was set at $580,000, a 5.5% increase over 2015, and his 2016 target bonus opportunity was increased to $464,000, a 5.5% increase over 2015. The 2016 increases for Mr. Floyd reflect recognition of the fact that his target cash compensation was below the median of similar positions in the 2015 benchmarking study as well as his leadership efforts and performance of the business areas for which he was responsible.

•
Mr. Carpenter's 2016 annualized salary was set at $500,000, a 3.1% increase over 2015, and his 2016 target bonus opportunity was increased to $400,000, a 10.0% increase over 2015. The 2016 increases for Mr. Carpenter reflect his leadership efforts and the performance of the business areas for which he was responsible and, related to the target bonus amount, to align the target bonus opportunity, as a percent of salary, with the other Group President positions.

In addition, stock options and performance stock units were awarded to all of the NEOs, other than Mr. Jellison, in February 2016. See "Long-Term Incentive Compensation" beginning on page 18.

2016 Compensation Elements
Each of the compensation elements and its purpose is described below.
Base Salary: Base salary is provided to our NEOs to compensate them for the basic value of their job, their time and proficiency in the position and the value of their job relative to other positions in the Company. We review each NEO's salary and performance annually and make decisions about amounts and adjustments. Factors that are considered in determining the executive's salary include performance, job experience, individual role responsibilities, comparisons among positions internally and market comparison data. Base salary levels for 2016 were approved by the Compensation Committee or, in the case of Mr. Lobo, the independent members of the Board.
Annual Bonus: The individually structured short-term bonus plans are intended to motivate and reward our NEOs, other than Mr. Jellison, for achieving and exceeding specific annual performance goals. For Mr. Lobo, Mr. Boehnlein and Mr. Carpenter the primary focus of the 2016 bonus goals was total Stryker performance. In the case of Mr. Scannell and Mr. Floyd, the main focus was on performance of the groups for which they were responsible, with consolidated adjusted operating income and specified qualitative measures being additional factors. Since 2007, our Executive Bonus Plan has had a recoupment provision that is applicable under certain circumstances involving a restatement of our financial statements.  See "Recoupment Policy" on page 22 for information regarding our recoupment policy that applies to all cash and equity incentive payments made pursuant to awards granted to elected corporate officers after 2014. For 2016, each NEO's bonus plan designated a threshold level of performance for each measure that had to be achieved before any bonus could begin to be earned for that measure. Each 2016 bonus plan included an opportunity to earn an overachievement bonus of up to an additional 100% of target bonus, which is included in the "Maximum Bonus Opportunity" column in the following table, if 2016 goals for constant currency sales, adjusted operating income and diluted net earnings per share were achieved. Constant currency sales is a non-GAAP financial measure that we use to measure sales excluding the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Constant currency sales is calculated by translating the actual results at the foreign currency exchange rates that were used when establishing the target amounts at the beginning of the year. When calculating payouts related to constant currency sales and adjusted operating income, the impact of acquisitions that occur during the year is typically excluded as values related to potential acquisitions are not included in the bonus targets established early in the year. In addition, in the case of the constant currency sales goal, the business unit (consolidated in the case of Mr. Lobo, Mr. Boehnlein and Mr. Carpenter and the respective group for Mr. Scannell and Mr. Floyd) for which each NEO was responsible must have achieved 95% of its adjusted operating income goal before any payout could occur. In the case of the diluted net earnings per share goal used in each NEO's bonus plan, 95% of adjusted consolidated operating income, which is also a non-GAAP financial measure, must have been achieved before any payout could occur. The individual NEO bonus plans are discussed in detail under "2016 Bonus Plans" beginning on page 15. The following table provides the target bonus, maximum potential bonus reflecting the overachievement award opportunity discussed above, actual bonus payment and actual payment as a percentage of target for each NEO, other than Mr. Jellison, in 2016:

Name	Target Bonus ($)	Maximum Bonus Opportunity ($)	Actual Bonus Payment ($)	Payment as Percentage of Target
Kevin A. Lobo	1,589,000	3,178,000	2,276,723	143%
Glenn S. Boehnlein(1)	378,488	756,976	542,299	143%
Timothy J. Scannell	492,000	984,000	769,827	156%
David K. Floyd	464,000	928,000	600,595	129%
Lonny J. Carpenter	400,000	800,000	573,121	143%
_____________

(1)	Reflects prorated amounts as a result of April 1, 2016 promotion.
Under our Executive Bonus Plan, the Board and Compensation Committee may make adjustments to final bonus determinations within the framework of the maximum bonuses that can be awarded under the terms of the Executive Bonus Plan. The 2016 bonus payment for Mr. Floyd includes an upward adjustment of $6,960 in recognition of his efforts related to his leadership in progressing multiple cost transformation initiatives.
The Compensation Committee recommended the bonus plan target opportunity and goals for the Chief Executive Officer position and the independent directors approved them at meetings in February 2016. The actual payment for Mr. Lobo was approved by the independent directors in February 2017 based on his accomplishments as measured under his individual bonus plan. The Compensation Committee reviewed and approved the bonus targets and actual payments for the other NEOs after receiving recommendations from the Chief Executive Officer.
Why We Chose Particular Performance Metrics and Goals
We generally established our 2016 bonus goals with a focus on our budget and growth over actual prior year outcomes. Stryker used sales and earnings goals as the primary measures in the NEO bonus plans for the following reasons:

•	These are key measures that are the objectives of our strategic plan;

•	These metrics focus our NEOs on growth and profitability, which are key to our long-term success;

•	Company-level sales, operating income and earnings per share goals generally align with our annual budget; and

•	We believe these are the primary measures our investors monitor in evaluating our performance and making investment decisions regarding Stryker stock.
Historical Analysis of NEO Achievement of Bonus Plan Goals
The following information is useful in understanding the difficulty associated with achievement of the goals established for our NEOs in the 2016 bonus plans:

•
Comparisons of Stryker's annualized sales and earnings growth rates over the preceding five years relative to those of the other medical technology companies that we use for comparison purposes showed that Stryker generally outperformed the majority of that group. The fact that we have not significantly, on average, overachieved our goals historically, as demonstrated below, but have generally exceeded the growth rates of the comparison group indicates that the sales and earnings goals we have established historically were challenging to achieve.

•
On average, over the past five years, the persons who held the Chief Executive Officer position, the Chief Financial Officer position and the other persons who were our NEOs during those years achieved the goals and bonus payments under their bonus plans as displayed in the table below. Beginning with 2013 NEO bonus plans, earnings per share and cash from operations ceased to be used as core bonus plan measures, with earnings per share being used as an overachievement measure and cash from operations no longer being used in NEO bonus plans.

Bonus Plan Measure	Average Goal Achievement (%)	Range of Goal Achievement (%)	Average Bonus Payment vs. Target (%)	Range of Bonus Payment vs. Target (%)
Sales (Company level)	100	98 to 100	104	92 to 111
Sales (Group/Division level)	99	95 to 103	107	66 to 163
Operating Income/Earnings per Share (Company)	99	99 to 101	91	50 to 100
Operating Income (Group/Division)	98	90 to 103	103	52 to 162
Cash from Operations (Company)	97	86 to 97	85	28 to 85
Cash from Operations (Group/Division level)	111	98 to 128	97	91 to 100
Qualitative (CEO)	108	70 to 125	108	70 to 125
Qualitative (CFO)	102	97 to 110	102	97 to 110
Qualitative (other NEOs)	102	75 to 125	102	75 to 125
The qualitative goals reflected in the table above were subjectively evaluated. As previously noted, beginning with NEO bonus plans in 2013, earnings per share is used only as an overachievement bonus plan measure. In addition to earnings per share, international sales for the Company was used as an overachievement bonus plan measure from 2013 to 2015. The following table presents the achievement for those overachievement measures and the associated payouts since 2013.

Overachievement Metrics Not Also Used as Core Bonus Metrics	Average Goal Achievement (%)	Range of Goal Achievement (%)	Average Bonus Payment vs. Opportunity (%)	Range of Bonus Payment vs. Opportunity (%)
International Sales (Company)	96	94 to 97	0	0 for all years
Earnings per Share (Company)	98	96 to 100	43	0 to 100

2016 Bonus Plans
The 2016 annual bonus goals and weightings for each NEO are shown in the tables on pages 16 through 18. The following information is relevant to an understanding of those tables:

•
Threshold is the performance required before any bonus accrues. Performance below the threshold level results in no bonus payment for that performance measure. Beginning in 2016, the threshold payout related to the core bonus measures of sales and operating income was increased to 50% of the target weighting for each measure, which aligns with typical practice among our comparison companies. Results for all quantitative measures are prorated between threshold and target. Meeting the target goal results in the payment of 100% of bonus opportunity for the particular measure.

•
The tables express the goals for quantitative performance measures as a percentage change from 2015 actual results to show the degree of improvement required relative to the prior year to achieve bonus plan payment levels.

•
Bonus plan goals are based on the Company's financial results as reported in conformance with GAAP but may be adjusted at the Committee's discretion to reflect the impact of specified corporate transactions, changes in foreign currency exchange rates, accounting or tax changes and other extraordinary or nonrecurring events so that the operating results of the Company or the applicable business unit are calculated on a comparable basis from year to year. Information with respect to adjustments made to GAAP consolidated operating income in 2016 that resulted in the adjusted consolidated operating income used in the calculation of the NEOs' bonus awards is set forth below (dollar values in millions):

Item	Year Ended December 31, 2016
Operating income, as reported	$2,166
Acquired inventory stepped up to fair value	36
Other acquisition and integration related charges	95
Amortization of purchased intangible assets	319
Restructuring-related charges	125
Rejuvenate and other recall matters	158
Legal matters	-12
Net currency adjustments	1
Operating income attributable to acquisitions that occurred during 2016	-174
Other adjustments	22
Adjusted operating income for bonus calculation	$2,736

•
Information with respect to adjustments made to GAAP diluted net earnings per share in 2016 that resulted in the earnings per share used in the calculation of the NEOs' bonus awards is set forth below:

Item	Year Ended December 31, 2016
Diluted net earnings per share, as reported	$4.35
Acquired inventory stepped up to fair value	0.06
Other acquisition and integration related charges	0.20
Amortization of purchased intangible assets	0.59
Restructuring-related charges	0.26
Rejuvenate and other recall matters	0.34
Legal matters	-0.02
Tax matters	0.02
Diluted net earnings per share for bonus calculation	$5.80

•
For performance measures that are qualitative in nature, the determination of performance requires subjective evaluations rather than quantifiable calculations of achievement to the goal. These subjective performance evaluations for 2016 were made by the Compensation Committee after considering recommendations from Mr. Lobo in the case of each of the other NEOs, other than Mr. Jellison, and by the independent directors in the case of Mr. Lobo, in each case after consideration was given to the individual's performance with respect to the goal. The threshold payment for qualitative measures is zero percent.

•	Payout for each overachievement metric generally begins when performance exceeds the budgeted value for the respective metric.

Mr. Lobo — Chairman, President and Chief Executive Officer

	2016 Threshold			2016 Target
	Threshold	Threshold as Percentage Change Over 2015 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2015 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Core Bonus Potential:
Operating income	$2.429 bil.	-2.1%	20	$2.699 bil.	8.8%	40
Sales	$9.667 bil.	-2.8%	20	$10.450 bil.	5.1%	40
Functional goal(1)	—	—	0	—	—	20
			40			100
Overachievement Bonus Potential:
Operating income	$2.699 bil.	8.8%	0	$2.807 bil.	13.1%	50
Sales	$10.450 bil.	5.1%	0	$10.764 bil.	8.2%	25
Diluted net earnings per share	$5.60	9.4%	0	$5.88	14.8%	25
			0			100
______________

(1)
Qualitative assessment of his efforts in leading the Company's multi-year cost transformation initiative, strengthening the Company's leadership bench strength, assessing emerging healthcare trends and linking them to the Company's strategic plan, increasing revenue from international markets and driving robust product performance processes and results.

Mr. Boehnlein — Vice President, Chief Financial Officer

	2016 Threshold			2016 Target
	Threshold	Threshold as Percentage Change Over 2015 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2015 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Core Bonus Potential:
Operating income	$2.429 bil.	-2.1%	20	$2.699 bil.	8.8%	40
Sales	$9.667 bil.	-2.8%	20	$10.450 bil.	5.1%	40
Functional goal(1)	—	—	0	—	—	20
			40			100
Overachievement Bonus Potential:
Operating income	$2.699 bil.	8.8%	0	$2.807 bil.	13.1%	50
Sales	$10.450 bil.	5.1%	0	$10.764 bil.	8.2%	25
Diluted net earnings per share	$5.60	9.4%	0	$5.88	14.8%	25
			0			100
______________

(1)
Qualitative assessment of his contributions to the execution of the Company's cost transformation initiative, with a focus on indirect spending and shared services, and development of a multi-year strategic plan for the Finance function.

Mr. Scannell — Group President, MedSurg and Neurotechnology

	2016 Threshold		2016 Target
	Threshold as Percentage Change Over 2015 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target as Percentage Change Over 2015 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Core Bonus Potential(1):
Operating income - group	4.9%	10	16.6%	20
Operating income - consolidated	-2.1%	10	8.8%	20
Sales	-1.2%	20	6.8%	40
Functional goal(2)	—	0	—	20
		40		100
Overachievement Bonus Potential(1):
Operating income - group	16.6%	0	23.6%	25
Operating income - consolidated	8.8%	0	13.1%	25
Sales	6.8%	0	11.1%	25
Diluted net earnings per share	9.4%	0	14.8%	25
		0		100
______________

(1)
Goals are specific to the MedSurg and Neurotechnology Group reporting to Mr. Scannell, except the goals related to operating income - consolidated and diluted net earnings per share, which are total Company goals.

(2)
Qualitative assessment of his contributions to the execution of the Company's cost transformation initiative and deployment of the enterprise resource planning platform and accelerating growth while driving improved execution, capabilities and talent in Japan and Latin America markets.

Mr. Floyd — Group President, Orthopaedics

	2016 Threshold		2016 Target
	Threshold as Percentage Change Over 2015 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target as Percentage Change Over 2015 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Core Bonus Potential(1):
Operating income - group	-0.1%	10	11.0%	20
Operating income - consolidated	-2.1%	10	8.8%	20
Sales	-2.6%	20	5.3%	40
Functional goal(2)	—	0	—	20
		40		100
Overachievement Bonus Potential(1):
Operating income - group	11.0%	0	17.7%	25
Operating income - consolidated	8.8%	0	13.1%	25
Sales	5.3%	0	9.6%	25
Diluted net earnings per share	9.4%	0	14.8%	25
		0		100
______________

(1)	Goals are specific to the Orthopaedics Group reporting to Mr. Floyd, except the goals related to operating income - consolidated and diluted net earnings per share, which are total Company goals.

(2)
Qualitative assessment of his contributions to the execution of the Company's cost transformation initiative and deployment of the enterprise resource planning platform and accelerating growth while driving improved execution, capabilities and talent in Asia and South Pacific markets.

Mr. Carpenter — Group President, Global Quality and Business Operations

	2016 Threshold			2016 Target
	Threshold	Threshold as Percentage Change Over 2015 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2015 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Core Bonus Potential:
Operating income	$2.429 bil.	-2.1%	20	$2.699 bil.	8.8%	40
Sales	$9.667 bil.	-2.8%	20	$10.450 bil.	5.1%	40
Functional goal(1)	—	—	0	—	—	20
			40			100
Overachievement Bonus Potential:
Operating income	$2.699 bil.	8.8%	0	$2.807 bil.	13.1%	50
Sales	$10.450 bil.	5.1%	0	$10.764 bil.	8.2%	25
Diluted net earnings per share	$5.60	9.4%	0	$5.88	14.8%	25
			0			100
______________

(1)
Qualitative assessment of his contributions to the execution of driving the Company's cost transformation initiative with a focus on reduced product cost, execution of Company-wide cost reduction initiative and deployment of the enterprise resource planning platform, accelerating growth in international markets and reducing regulatory compliance enforcement actions against the Company by health authorities.

Long-Term Incentive Compensation: In 2016, all of our NEOs, other than Mr. Jellison, were awarded stock options and performance stock units. The stock options granted on February 10, 2016 to our NEOs have an exercise price of $96.64 per share, the closing price of our Common Stock as reported for NYSE Composite Transactions on the last trading day before the grant date. Such stock options have ten-year terms, vest as to 20% of the underlying shares on each of the first five anniversaries of the grant date and are subject to the other terms and conditions generally applicable to stock options granted to other officers and key employees. Our plans prohibit repricing stock options without shareholder approval.
The performance stock units granted to the NEOs in 2016 will be earned based on the achievement of a pre-established threshold level of three-year average adjusted diluted net earnings per share growth, with the actual number of shares earned being determined based on the actual average adjusted diluted net earnings per share growth as well as sales growth performance relative to a comparison group of companies over the 2016 to 2018 performance period. The performance stock units will vest and be settled in Common Stock in March 2019 following completion of the three-year performance period. The number of performance stock units ultimately earned can range from 0% to 200% of the target award. In addition, recipients of performance stock units are entitled to dividend equivalents on vested awards that will be converted into additional performance stock units based on the fair market value of a share of Common Stock on the dividend payment date.
The details of the 2016 stock awards grants to the NEOs are provided in the "2016 Grants of Plan-Based Awards" table on page 26. Stock awards in 2016 for other key employees generally consisted of stock options and restricted stock units. Stock options, performance stock units and restricted stock units are granted to provide employees with a personal financial interest in Stryker's long-term success, encourage retention through vesting provisions and enable us to compete for the services of employees in an extremely competitive market and industry. Objectives of the long-term incentive portion of our compensation package include:

•	Aligning the personal and financial interests of management and other employees with shareholder interests;

•	Balancing near-term considerations with a focus on improving the business and creating shareholder value over the long-term; and

•	Providing a means to attract, reward and retain a skilled management team.
Management makes recommendations to the Compensation Committee about the stock award levels and terms. The stock award levels for the NEOs other than the Chief Executive Officer were approved by the Compensation Committee after receiving recommendations from the Chief Executive Officer and for the Chief Executive Officer were approved by the Compensation Committee subject to final approval by the independent members of the Board, which subsequently occurred. A number of factors are considered in determining the stock award levels for the NEOs, but the final award is ultimately a subjective decision. While the Compensation Committee did not apply specific performance measures or weightings to determine the individual NEO awards of stock options and performance stock units in 2016, factors considered included the level of responsibility and position within the Company, demonstrated performance over time, value to our future success, the level of retention value from prior awards, Company or business area performance in recent years, comparisons among positions internally and market comparison data. The Compensation Committee also considered, in the aggregate for the Company, share availability under our equity plans, annual run rate, the financial expense of stock awards and potential shareholder dilution. The terms and conditions of our stock awards include recoupment provisions that are applicable in the event of a violation of the non-compete agreement to which each recipient has agreed. See "Recoupment Policy" on page 22 for information regarding our recoupment policy that applies to all cash and equity incentive payments made pursuant to awards granted to elected corporate officers after 2014.
2014 Performance Stock Units: Results for the 2014-2016 Performance Period
In 2014, the Company granted performance stock units to members of our then executive leadership team. The 2014 performance stock units ("2014 PSUs") could be earned based on the achievement of two equally weighted financial measures (average adjusted diluted net earnings per share growth and average sales growth relative to a comparison group of companies) over the three-year performance period of January 1, 2014 to December 31, 2016. The Compensation Committee chose these as measures for the 2014 PSUs in order to focus the executive leadership team on longer-term growth and profitability. The Committee also believed that it was important to have a measure that assessed the Company's growth on a relative basis, which resulted in the use of sales growth relative to a comparison group. We believe our investors monitor these measures in evaluating our performance and making investment decisions regarding Stryker stock. As discussed below and as it did for the performance stock units granted in 2013 (the "2013 PSUs"), the Committee adjusted the calculation of average sales growth for distortions caused by significant acquisitions and divestitures involving companies in the comparison group.
The 2014 PSUs will vest and be settled in Common Stock, along with any dividend equivalents associated with the vested 2014 PSUs, on March 21, 2017.
The following is the comparison group of 16 companies used to determine the relative sales growth performance for the 2014 PSUs:

Abbott Laboratories	General Electric (Healthcare Segment)	Nuvasive, Inc.
Baxter International Inc.	Hill-Rom Holdings, Inc.	Smith & Nephew plc
Becton, Dickinson and Company	Integra LifeSciences Holdings Corporation	Thermo Fisher Scientific Inc.
Boston Scientific Corporation	Intuitive Surgical, Inc.	Zimmer Biomet Holdings, Inc.
Conmed Corporation	Johnson & Johnson
C.R. Bard, Inc.	Medtronic plc
The foregoing companies were selected as they were identified at the time the 2014 PSUs were granted as competitors in the medical technology industry with which we compete for market share and/or executive talent. ArthroCare Corporation, Biomet, Inc., CareFusion Corporation, Covidien plc and St. Jude Medical, Inc., which were originally included in the comparison group when the 2014 PSUs were granted, were not included in the performance calculation because those companies were acquired and did not report sales growth data for the entire performance period. In addition, as shown in the table below, seven of the comparison companies completed one or more individual acquisitions or divestitures that had a 10% or greater impact on sales growth, as measured on an annualized basis, in one or more of the years during the performance period.

Comparison Company	Entity Acquired or Divested
Baxter International Inc.	Gambro AB (2013 acquisition)(1); Baxalta Incorporated (2015 divestiture)
Becton, Dickinson and Company	CareFusion Corporation (2015 acquisition)
Hill-Rom Holdings, Inc.	Trumpf Medical (2014 acquisition); Welch Allyn, Inc. (2015 acquisition)
Integra LifeSciences Holdings Corporation	SeaSpine Holdings Corporation (2015 divestiture)
Medtronic plc	Covidien plc (2015 acquisition)
Thermo Fisher Scientific Inc.	Life Technologies Corporation (2014 acquisition)
Zimmer Biomet Holdings, Inc.	Biomet, Inc. (2015 acquisition)
______________

(1)	Although the performance period is 2014-2016, the sales value for 2013 is used when calculating the sales growth percentage for 2014.
In the Committee's determination this overstated (in the case of acquisitions) or understated (in the case of divestitures) the average sales growth for such companies relative to the Company during the performance period. This level of acquisition and divestiture activity within the 2014 PSU comparison group, which was part of a significant increase in the consolidation of companies in the broader medical technology industry, was not envisioned at the time the 2014 PSUs were granted. As it did under similar circumstances in 2016 with respect to the 2013 PSUs, in order to address these distortions, the Committee, based on publicly-available data, adjusted the average sales growth for the effect of such individual acquisitions or divestitures. Stryker did not have an individual acquisition or divestiture that impacted sales growth in any year during the performance period by more than 10% on an annualized basis, but if it did, the Committee would have adjusted Stryker's three-year average sales growth in the same manner.
The following table displays the actual (as reported) and the adjusted (used in the performance calculation) three-year average sales growth for Stryker and the seven comparison companies that completed one or more individual acquisitions or divestitures that had a 10% or greater impact on sales growth, as measured on an annualized basis, in one or more of the years during the performance period:

	As Reported Sales Growth					Adjusted Sales Growth
Company	Year 1	Year 2	Year 3	3-Year Average	Relative Rank(1)	Year 1	Year 2	Year 3	3-Year Average	Relative Rank(1)
Integra LifeSciences Holdings Corp	11.0%	(4.9)%	12.4%	6.2%	10	14.3%	10.8%	12.4%	12.5%	1
Medtronic plc	3.6%	49.4%	11.8%	21.6%	1	3.6%	4.7%	1.7%	3.3%	7
Thermo Fisher Scientific Inc.	29.0%	0.4%	7.7%	12.4%	5	2.0%	(1.2)%	7.7%	2.8%	8
Hill-Rom Holdings, Inc.	4.6%	24.3%	20.5%	16.4%	3	4.6%	1.1%	0.0%	1.9%	10
Becton, Dickinson and Company	3.8%	32.2%	10.7%	15.6%	4	3.8%	(3.3)%	0.3%	0.3%	12
Baxter International Inc.	9.3%	(40.2)%	2.0%	(9.7)%	17	5.6%	(7.0)%	2.0%	0.2%	14
Zimmer Biomet Holdings, Inc.	1.1%	28.3%	28.1%	19.2%	2	1.1%	(5.6)%	2.2%	(0.8)%	16
Stryker Corporation	7.2%	2.8%	13.9%	8.0%	7	7.2%	2.8%	13.9%	8.0%	3
______________
(1) Ranking is out of 17 companies (including Stryker Corporation).
As a result of the adjustments to the calculation of three-year average sales growth, Stryker's ranking increased to the 88th percentile of the comparison group versus the 63rd percentile, which resulted in the total 2014 PSUs earned increasing to 149% of target from 105% of target. The adjustments resulted in an incremental fair value related to the 2014 PSUs for Mr. Lobo, Mr. Scannell, Mr. Floyd, Mr. Carpenter

and Mr. Jellison of $1,430,011, $462,011, $351,985, $296,972 and $274,983, respectively. These amounts for our 2017 NEOs will be reflected as 2017 compensation in the "Summary Compensation Table" and "2017 Grants of Plan-Based Awards" table in the Company's proxy statement for its 2018 annual shareholders meeting. The adjustments to the 2014 PSUs disqualified them as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. The disqualification of the 2014 PSUs does not have a material impact on the Company's effective tax rate. Beginning with the performance stock units awarded in 2015, the awards have been designed such that similar adjustments would not disqualify the awards as "performance-based compensation" under Section 162(m).
The table below presents the performance goals, the actual results for average adjusted diluted net earnings per share growth (to which no changes were made) and the results for relative average sales growth as adjusted by the Committee as described above and the calculated payouts for the 2014 PSUs:

Average Adjusted Diluted Net Earnings Per Share Growth	Below Minimum	Minimum	Target	Maximum	Actual
Goal	< 7.0%	7.0%	9.0%	11.0%	8.96%
Earned 2014 PSUs, as % of Target	0	50	100	200	99
Weighted-Average (50%) Earned 2014 PSUs, as % of Target					49

Relative Average Sales Growth	Percentile Ranking				Actual
Goal	Below 33rd	33rd	60th	85th and Above	88
Earned 2014 PSUs as % of Target	0	50	100	200	200
Weighted-Average (50%) Earned 2014 PSUs, as % of Target					100

Total 2014 PSUs earned, as % of Target(1)					149
______________
(1) The 2014 PSUs earned exclude dividend equivalents, which cannot be calculated until the date of vesting.
For those NEOs who were granted 2014 PSUs, the number and market value of the 2014 PSUs that have been earned as of December 31, 2016 and calculated before any adjustments to the relative average sales growth performance calculation but remain unvested until March 21, 2017 are included in the "Number of Shares or Units of Stock That Have Not Vested" and "Market Value of Shares or Units of Stock That Have Not Vested" columns of the "Outstanding Equity Awards at 2016 Fiscal Year-End" table on page 28. The number and market value of the 2014 PSUs as calculated on the adjusted basis as discussed above are presented on page 29 in Note (3) to the "Outstanding Equity Awards at 2016 Fiscal Year-End" table.
Retirement Plans: We offer a defined contribution 401(k) plan — the Stryker Corporation 401(k) Savings and Retirement Plan ("401(k) Plan") — that is available to all eligible U.S. employees, including the NEOs, as well as a nonqualified supplemental defined contribution plan — the Stryker Corporation Supplemental Savings and Retirement Plan ("Supplemental Plan") — in which certain employees, including the NEOs, may participate. The purpose of these plans is to assist our employees and executives with retirement income savings and increase the attractiveness of employment at Stryker. The Supplemental Plan is designed to provide a consistent level of benefit as a percentage of current compensation by restoring benefits that would otherwise be limited due to the covered compensation limits under the tax-qualified 401(k) Plan. The amounts of the Company's matching contribution to the accounts of each NEO are determined by the NEO's eligible compensation and individual contribution rate. Participants may contribute up to 75% of total eligible compensation (salary and bonus for the NEOs) under the 401(k) Plan and Supplemental Plan. Under the 401(k) Plan, we match fifty cents per dollar of the first 8% of compensation contributed by the employee up to the Internal Revenue Code limits ($18,000 annual deferral and $265,000 compensation in 2016). In addition to the Company match, the Company has historically made a discretionary contribution in March of each year equal to 7% of the prior year's eligible compensation for all employees eligible under the 401(k) Plan and Supplemental Plan, including the NEOs. The amounts contributed under the 401(k) Plan and the Supplemental Plan for 2016 on behalf of each NEO are included in the "All Other Compensation" column of the "Summary Compensation Table" on page 24. Additionally, the amounts contributed under the Supplemental Plan for 2016 on behalf of each NEO and his account balance under the Supplemental Plan, along with a description of the 401(k) Plan and Supplemental Plan, are provided in the table on page 30 and the associated narrative.
We have defined benefit pension programs for some employees in certain international locations; however, no NEO participates in any defined benefit pension plan sponsored by Stryker.
Health and Welfare Benefits Plans: We provide benefits, such as medical, prescription, dental, vision, life insurance and disability coverage, to each NEO under the same benefits plans that we offer to all our eligible U.S.-based employees. The benefits plans are part of our overall total compensation offering and provide appropriate healthcare coverage and security for our employees and their families at costs affordable to the Company. The Company does not pay for any form of post-retirement healthcare benefits for any employee.
Perquisites: We provide limited perquisites and personal benefits based on considerations unique to each NEO position. We believe our practices regarding perquisites are conservative to market. In 2016, we paid for costs associated with an executive physical examination for all of our NEOs. In addition, we determined under the Internal Revenue Code and SEC disclosure rules that a personal benefit should be attributed to Mr. Floyd for certain meeting expenses associated with attending and presenting at an Orthopaedics sales force meeting in 2016 at which his spouse joined him. In accordance with SEC disclosure requirements, the values of the above perquisites and other personal benefits are included in the "All Other Compensation" column of the "Summary Compensation Table" (see page 24) for 2016 for Mr. Floyd, who was the only NEO for whom the total value was $10,000 or greater.
In December 2016, the Board, excluding Mr. Lobo, approved a policy regarding the personal use of Company aircraft by Mr. Lobo and his immediate family members. The Board believes the policy maximizes the efficient use of Mr. Lobo's travel time and helps to ensure his personal safety and security. Mr. Lobo is the only Stryker executive officer allowed to use Company aircraft for personal use. Such personal use is subject to an annual hour limitation, currently 40 hours, that will be determined and reviewed annually by the Board. Mr.

Lobo did not use Company aircraft for personal use in 2016. The benefit to Mr. Lobo associated with personal use of Company aircraft in 2017 and beyond will be imputed as income for tax purposes at Standard Industry Fare Level rates and he will be responsible for paying the associated taxes.

Impact of Decisions Regarding One Compensation Element on Decisions Regarding Other Compensation Elements
Our practice is to review each NEO's compensation elements individually and monitor the total of the various elements. We consider each element and the total against our compensation objectives as stated in our executive compensation philosophy. Decisions related to one compensation element (e.g., bonus payment earned) generally do not materially affect decisions regarding any other element (e.g., stock award grants) because the objectives of each element differ. For example, we intend bonus payments to reward short-term performance for achievement of annual bonus plan goals, while we make decisions related to stock awards to align the interests of the recipients with the Company's long-term performance and enhance our retention hold on recipients.
Our 401(k) Plan and Supplemental Plan are funded on an annual basis and do not result in potential future liabilities to the Company. Decisions about these plans do not impact outcomes related to salary or bonus decisions for our NEOs and vice versa.
Positions at higher levels at Stryker generally have a greater emphasis on variable pay elements of bonus and stock awards, although no specific formula, schedule or structure is currently applied in establishing the percentage of total compensation delivered through any compensation element.

Equity Plans and Equity-Based Compensation Award Granting Policy
We have adopted a granting policy covering all stock awards, both off-cycle (including hire-on) and ongoing annual grants. Under the policy, stock awards are granted by the Compensation Committee and, for awards to the Chief Executive Officer, are submitted for approval to the independent directors of the Board. Non-employee director grants are made by the full Board. The Compensation Committee has delegated to the Chief Executive Officer the authority to make "off-cycle grants" to new employees as a result of the acquisition of another company, in situations where we are seeking to attract a senior level hire or recognize an employee for significant achievements or in other special circumstances. In 2016, we made off-cycle grants to new hires, including those who became employees as a result of an acquisition, and to select employees to recognize significant achievements and create retention incentives. Annual limits for off-cycle grants are defined both per individual employee (20,000 shares) and in the aggregate (300,000 shares), with shares issuable in connection with awards other than stock options being counted against such limits as 2.86 shares under our 2011 Long-Term Incentive Plan.
The fair market value of Stryker stock used to establish the exercise price of all options will be the closing sales price per share as reported for NYSE Composite Transactions for the last trading day prior to the grant date. No stock grant will be backdated and the timing of the public release of material information or the grant of any stock award will not be established with the intent of unduly benefiting a grantee under a stock award. Each annual grant and off-cycle grant of equity-based compensation will be awarded on a pre-determined date as follows:

•	The annual grant of stock awards will generally be made on the date of the February meeting of the Board. Any change in the annual grant date must be made with the prior approval of the Board.

•
Off-cycle awards may be granted by the Chief Executive Officer, pursuant to delegated authority from the Compensation Committee, on the first business day of May, August or November following the date of hire or the determination that an award is warranted in other circumstances. Off-cycle awards are reported to the Compensation Committee and the Board at their next regular meetings.

Where permissible by law, we require U.S. employees who receive stock awards to sign a version of the Company's confidentiality, non-competition and non-solicitation agreement. The terms and conditions of our stock awards include recoupment provisions that are applicable in the event of a violation of the non-compete agreement to which each of our NEOs has agreed.

Executive and Non-Employee Director Stock Ownership Guidelines
Encouraging long-term ownership of Stryker stock among our management and directors is an important aspect of our executive compensation policies and practices. This reflects our conviction that all senior executives and non-employee directors should have meaningful share ownership positions in the Company to reinforce the alignment of the interests of management and our shareholders. Stryker has a stock ownership guideline policy in place for all non-employee directors, corporate officers, operating division presidents and select other senior management positions in the Company. The policy provides that 25% of the net shares from option exercises not be sold until the participant exceeds the applicable ownership guideline. Executives and non-employee directors in compliance with the ownership guidelines may generally exercise stock options and sell the underlying shares, once vested, as long as they continue to meet the ownership guidelines. Our stock ownership requirements for our non-employee directors and NEOs are:

Position	Market Value of Stock Owned	Expected Time Period to Comply
Non-Employee Directors	5 times annual Board retainer	5 years
Chief Executive Officer	5 times salary	5 years
Other NEOs	3 times salary	5 years
For stock ownership guideline calculation purposes, stock owned includes shares owned outright, including 401(k) Plan shares, as well as restricted stock units awarded (for employees, using an estimate of the net number of shares to be received after taxes; for non-employee directors, using the entire awarded amount as the Company generally does not withhold taxes upon vesting for non-employee directors), but does not include stock options or outstanding performance stock units. The Compensation Committee periodically reviews the guideline requirements to ensure they continue to be appropriate. The Compensation Committee receives an annual update from management on the progress toward the ownership guidelines. As of the Company's last annual measurement date of September 30, 2016, all of our non-employee directors and all of the NEOs subject to the ownership guidelines at that time were at or above the applicable stock ownership guideline requirement or projected to be by their targeted compliance date.

Our Insider Trading Guidelines prohibit short sales of and option trading on Stryker stock.

Recoupment Policy
In February 2015, our Board adopted a recoupment policy that applies uniformly to all cash and equity incentive payments made pursuant to awards granted to our elected corporate officers after 2014. Under this policy, the Compensation Committee may require recoupment from an elected officer if it determines that it is in the best interest of the Company to do so and the amount of the incentive compensation was based upon the achievement of certain financial results that were subsequently reduced due to a material restatement as a result of misconduct and would have been lower had it been based upon the restated financial results or the elected officer engaged in material misconduct or was negligent in exercising his or her supervisory responsibility to manage or monitor conduct or risks, in each case that resulted in a material violation of a law or regulation or a material Company policy relating to manufacturing, sales or marketing of our products. We will publicly disclose recoupment of compensation under this policy in situations where the Board determines that it is in the best interests of the Company and our shareholders to do so.

Employment Agreements and Severance Policy
We generally do not provide employment agreements, with the exception of unique circumstances or if such agreements are customary in foreign countries. We have no employment or severance agreement in place with any NEO. We have in the past made, and are likely in the future to make, separation payments to persons who were NEOs based on the specific facts and circumstances. The terms of the Transition Agreement entered into with Mr. Jellison in connection with his retirement are discussed under "Named Executive Officers" on page 10.

Company Tax and Accounting Issues
In general, consideration is given to the tax and accounting treatment of our compensation plans at the time of developing the plans, when making changes to plans, in light of any regulatory changes or when making specific compensation decisions related to individual elements. The accounting treatments considered include any that may apply to amounts awarded or paid to our NEOs. The tax considerations include Sections 162(m) and 409A of the Internal Revenue Code.
Deductibility of Executive Compensation: In evaluating the compensation programs covering our NEOs and making decisions related to payments, the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Internal Revenue Code. Section 162(m) generally eliminates the deductibility of compensation over $1 million paid to NEOs, other than the principal financial officer, excluding "performance-based compensation" meeting certain requirements. The Compensation Committee generally intends to maximize deductibility of compensation under Section 162(m) to the extent consistent with our overall compensation program objectives, while also maintaining maximum flexibility in the design and administration of our compensation programs and in making appropriate payments to executives. Accordingly, the Compensation Committee may choose to authorize compensation that does not meet the requirements of Section 162(m) if it determines such payments are appropriate.
Share-Based Compensation: We account for compensation expense from our stock awards in accordance with the Compensation — Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification ("FASB Codification") that requires companies to measure the cost of employee stock awards based on the grant date fair value and recognize that cost over the period during which a recipient is required to provide services in exchange for the stock awards, typically the vesting period. We consider the impact on the Company's compensation expense when determining and making stock awards.

2017 Compensation Decisions
The table below summarizes the 2017 compensation decisions that were made in February 2017 for the 2016 NEOs other than Mr. Jellison. These decisions will be more fully discussed in the proxy statement for our 2018 annual meeting.

Name	Annualized Base Salary ($)	Target Bonus ($)(1)	Number of Stock Options (#)(2)	Number of Performance Stock Units at Target (#)(3)
Kevin A. Lobo	1,169,000	1,636,600	193,860	38,772
Glenn S. Boehnlein	570,000	456,000	40,815	8,162
Timothy J. Scannell	635,000	539,750	59,180	11,836
David K. Floyd	620,000	527,000	55,100	11,020
Lonny J. Carpenter	520,000	442,000	46,935	9,386
______________

(1)	Each NEO bonus plan for 2017 includes an opportunity to earn an overachievement bonus of up to an additional 100% of target bonus based on sales and earnings metrics.

(2)
Stock options to purchase shares of the Company's Common Stock were granted at an exercise price of $122.51 per share (the closing price as reported for NYSE Composite Transactions on February 7, 2017, the last trading day before the grant date).

(3)	Key design features for the 2017 performance stock units include the following:

•
In order to earn any shares, a pre-established threshold level of three-year average adjusted diluted net earnings per share growth must be achieved, with the actual number of shares earned based on actual average adjusted diluted net earnings per share growth and sales growth relative to a comparison group of companies over the three-year performance period;

•	Payout range of 0% to 200% of the target award; and

•	Settled in Common Stock in early 2020 following the completion of the three-year performance period.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, on the basis of such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:

Roch Doliveux, DVM, Chair
Srikant M. Datar, Ph.D.
Louise L. Francesconi

Members of the Compensation Committee

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table summarizes all compensation awarded to, earned by or paid to each of the Company's NEOs during each of the last three years or such shorter number of years during which he was an NEO. The additional tables that follow the Summary Compensation Table are intended to be supporting presentations to the Summary Compensation Table. Most compensation elements in the supporting tables are aggregated and included in the Summary Compensation Table. You should refer to the section entitled "Compensation Discussion and Analysis" beginning on page 10 to help you understand the compensation practices and programs resulting in the compensation elements in these tables. A narrative description of the material factors necessary to understand the information in the Summary Compensation Table is provided following the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Kevin A. Lobo	2016	1,129,167	0	5,387,926	3,667,315	2,276,723	336,268	12,797,399
Chairman, President and	2015	1,093,333	0	3,646,077	3,537,640	1,927,813	265,487	10,470,350
Chief Executive Officer	2014	1,055,000	0	3,249,982	3,231,527	1,320,188	263,450	9,120,147
Glenn S. Boehnlein(1)	2016	517,333	0	964,323	870,955	542,299	91,390	2,986,300
Vice President and Chief
Financial Officer
Timothy J. Scannell	2016	610,333	0	1,914,393	1,329,381	769,827	146,195	4,770,129
Group President,	2015	584,333	0	1,684,414	1,284,252	718,713	125,351	4,397,063
MedSurg and	2014	568,500	0	1,049,952	1,043,996	555,218	106,523	3,324,189
Neurotechnology
David K. Floyd	2016	575,000	0	1,600,717	1,146,064	600,595	127,201	4,049,577
Group President,	2015	545,000	0	1,166,577	945,009	644,780	98,033	3,399,399
Orthopaedics	2014	513,333	0	800,040	795,502	346,208	85,583	2,540,666
Lonny J. Carpenter	2016	497,500	0	1,331,468	962,658	573,121	93,945	3,458,692
Group President,	2015	481,708	0	1,259,959	872,290	441,946	85,435	3,141,338
Global Quality and
Business Operations
William R. Jellison(2)	2016	554,000	387,800	0	0	0	114,340	1,056,140
Advisor to the Chief	2015	551,500	0	624,319	605,767	485,458	99,182	2,366,226
Financial Officer and Former	2014	536,667	0	624,940	621,436	350,152	86,340	2,219,535
Chief Financial Officer
______________

(1)
Mr. Boehnlein became Vice President, Chief Financial Officer effective April 1, 2016. The Salary and Non-Equity Incentive Plan Compensation values for 2016 consist of nine months for Mr. Boehnlein's current role of Vice President, Chief Financial Officer and three months for his prior role of Vice President, Chief Financial Officer for the MedSurg and Neurotechnology group.

(2)
Mr. Jellison retired from his role as Vice President, Chief Financial Officer effective April 1, 2016 and is employed as an Advisor to the Chief Financial Officer through March 31, 2017. The terms of the Transition Agreement entered into with Mr. Jellison in connection with his retirement are discussed under "Named Executive Officers" on page 10.

Salary: This column represents the base salary paid to the NEO during the reported year. This column includes the portion of salary payments deferred into our 401(k) Plan and Supplemental Plan.
Bonus: This column reflects discretionary cash payments. The discretionary payment to Mr. Jellison for 2016 is an advisory period incentive bonus made in connection with his Transition Agreement. Payments under our individual NEO bonus plans pursuant to our Executive Bonus Plan are reflected in the "Non-Equity Incentive Plan Compensation" column and are discussed below under that heading.
Stock Awards: This column represents the aggregate grant date fair value of performance stock units and restricted stock units, calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. The 2016 values for the NEOs are comprised of the following amounts:

Name	2016 PSUs ($)	2013 PSUs Adjustment ($)	Total ($)
Kevin A. Lobo	4,060,359	1,327,567	5,387,926
Glenn S. Boehnlein	964,323	—	964,323
Timothy J. Scannell	1,471,892	442,501	1,914,393
David K. Floyd	1,268,825	331,892	1,600,717
Lonny J. Carpenter	1,065,955	265,513	1,331,468
William R. Jellison	—	—	—
The values in the "2013 PSUs Adjustment" column in the foregoing table are related to the adjustments that were made to the number of shares that were earned in connection with the 2013 performance stock unit awards, which vested on March 21, 2016. The adjustments were applied in recognition of the impact that significant acquisitions or divestitures had on the three-year average sales growth among the comparison companies used for the 2013 PSUs.

The grant date fair value of the NEOs' 2016 performance stock unit awards, if earned at maximum levels (200% of target), was $8,120,718, $1,928,646, $2,943,785, $2,537,651 and $2,131,909 for Mr. Lobo, Mr. Boehnlein, Mr. Scannell, Mr. Floyd and Mr. Carpenter, respectively.
Option Awards: This column represents the aggregate grant date fair value of stock option awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. Stock option values are derived using the Black-Scholes option pricing model assumptions that are discussed under "Grant Date Fair Value of Stock and Option Awards" on page 27.
Non-Equity Incentive Plan Compensation: This column reflects the non-discretionary bonus plan amounts earned by the NEOs during the reported year and paid in February of the following year under our Executive Bonus Plan. This column also includes any portion of such payments that each NEO deferred into the 401(k) Plan and Supplemental Plan.
All Other Compensation: This column includes the following items for 2016:

•	401(k) Plan matching contributions and discretionary contributions made in March 2017 pertaining to the 2016 Plan year, in the amount of $27,550 for each NEO.

•
Stryker Supplemental Plan matching contributions and discretionary contributions made in March 2017 pertaining to the 2016 Plan year, in the amounts of $308,718, $63,840, $118,645, $80,835, $66,395 and $86,790 for Mr. Lobo, Mr. Boehnlein, Mr. Scannell, Mr. Floyd, Mr. Carpenter and Mr. Jellison, respectively.

•
In accordance with SEC disclosure requirements, perquisites and personal benefits received by any NEO must be identified by type if the total value was $10,000 or more. Mr. Floyd is the only NEO for whom perquisites and personal benefits exceeded $10,000 in 2016. These benefits for Mr. Floyd include costs associated with an executive physical examination and a personal benefit attributed to certain meeting expenses associated with attending and presenting at an Orthopaedics sales force meeting in 2016 and costs associated with his spouse's attendance at that meeting.

The Compensation Committee has directed that the Company avoid the use of tax gross-ups on perquisites and personal benefits for NEOs except for relocation expenses and items related to expatriate assignments and in isolated cases where particular circumstances warrant. In 2016, none of the NEOs received tax gross-ups.
Primary Compensation Elements: The following table indicates the percentages of our three primary compensation elements of salary, actual bonus and stock awards consisting of performance stock units (excluding the adjustment related to the 2013 PSUs) and stock options, in relation to the total of such elements for each NEO other than Mr. Jellison:

Name	Salary	Bonus Plan Payment	Performance Stock Units Grant Date Value (1)	Stock Option Grant Date Value using Black-Scholes(1)
Kevin A. Lobo	10%	20%	37%	33%
Glenn S. Boehnlein	18%	19%	33%	30%
Timothy J. Scannell	15%	18%	35%	32%
David K. Floyd	16%	17%	35%	32%
Lonny J. Carpenter	16%	19%	34%	31%
______________

(1)
Uses aggregate grant date fair value in accordance with the Compensation — Stock Compensation Topic of the FASB Codification for 2016 awards of performance stock units and stock option grants. See "Grant Date Fair Value of Stock and Option Awards" on page 27.

2016 Grants of Plan-Based Awards
The table below sets forth additional information regarding the range of annual bonus plan payout potential for 2016, the range of payout potential for performance stock unit awards granted in 2016, the stock options granted to the NEOs in 2016 and the incremental fair value associated with adjustments to the 2013 performance stock units that are disclosed in the "Summary Compensation Table" on page 24.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on Grant Date ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
K. Lobo
Annual Bonus	—	635,600	1,589,000	3,178,000								—
2016 PSUs	2/10/2016				20,695	41,390	82,780					4,060,359
Stock Options	2/10/2016								206,955	96.64	98.10	3,667,315
2013 PSUs	3/7/2016							20,740				1,327,567
G. Boehnlein
Annual Bonus	—	151,395	378,488	756,976								—
2016 PSUs	2/10/2016				4,915	9,830	19,660					964,323
Stock Options	2/10/2016								49,150	96.64	98.10	870,955
T. Scannell
Annual Bonus	—	196,800	492,000	984,000								—
2016 PSUs	2/10/2016				7,502	15,004	30,008					1,471,892
Stock Options	2/10/2016								75,020	96.64	98.10	1,329,381
2013 PSUs	3/7/2016							6,913				442,501
D. Floyd
Annual Bonus	—	185,600	464,000	928,000								—
2016 PSUs	2/10/2016				6,467	12,934	25,868					1,268,825
Stock Options	2/10/2016								64,675	96.64	98.10	1,146,064
2013 PSUs	3/7/2016							5,185				331,892
L. Carpenter
Annual Bonus	—	160,000	400,000	800,000								—
2016 PSUs	2/10/2016				5,433	10,866	21,732					1,065,955
Stock Options	2/10/2016								54,325	96.64	98.10	962,658
2013 PSUs	3/7/2016							4,148				265,513
W. Jellison(1)
Annual Bonus	—	—	—	—								—
2016 PSUs	—				—	—	—					—
Stock Options	—								—	—	—	—
______________

(1)	The terms of the Transition Agreement entered into with Mr. Jellison in connection with his retirement are discussed under "Named Executive Officers" on page 10.
Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Amounts in these columns represent the possible range (threshold to target to maximum) of cash payments possible under the 2016 individual bonus plans for the NEOs. Bonus payments related to quantitative measures would have been zero if performance had been below threshold. The "Summary Compensation Table" on page 24 shows the actual non-equity incentive plan payments received for 2016.
Estimated Future Payouts Under Equity Incentive Plan Awards: Amounts in these columns represent the possible range (threshold to target to maximum) of performance stock units, which will be settled in shares of Common Stock, that would be earned based on the achievement of pre-established goals for the 2016 to 2018 performance period. The number of performance stock units earned could be zero if performance is below threshold.
All Other Stock Awards: Number of Shares of Stock or Units, All Other Option Awards: Number of Securities Underlying Options, Exercise or Base Price of Option Awards and Closing Market Price on Grant Date:  The stock option grants and adjustments to the 2013 performance stock units are shown in number of shares. The adjustments to the 2013 PSUs, which were applied in recognition of the impact that significant acquisitions or divestitures had on average sales growth among the comparison companies used for the 2013 PSUs, reflect the incremental shares that were earned in connection with the adjustments. The exercise price of all option awards is the closing market price of our Common Stock on the last trading day before the grant date in accordance with the terms of our equity-based compensation plans.

Grant Date Fair Value of Stock and Option Awards: This column represents the grant date fair value of performance stock units, based on the target level achievement, and stock options granted in 2016, as well as the incremental fair value associated with the adjustments made in 2016 to the 2013 PSUs, calculated in accordance with the provisions of the Compensation — Stock Compensation Topic of the FASB Codification.
The performance stock unit awards that were granted in February 2016, if earned based on achievement of the pre-established goals, will vest 100% on March 21, 2019. The actual value an NEO realizes from the awards of performance stock units will depend on the price of our Common Stock on the date of vesting and the number of shares earned.
The stock option values throughout this Proxy Statement, unless otherwise noted, have been calculated using the Black-Scholes option pricing model and the assumptions for each year as set forth in the following table:

Black-Scholes Model Assumptions(1)	2016	2015	2014
Risk-free interest rate	1.3%	1.8%	2.1%
Expected dividend yield	1.6%	1.6%	1.8%
Expected stock price volatility	20.5%	25.5%	26.3%
Expected option life	6.1	7.3	7.1
______________

(1)
The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. Expected stock price volatility is based on historical volatility of the Company's stock. The expected option life, representing the period of time that options are expected to be outstanding, is based on historical option exercise and employee termination data.

Stock option awards have a ten-year term and generally become exercisable as to 20% of the underlying shares on each of the first five anniversary dates of the date of grant. The actual value an NEO realizes from the stock option grants will depend on the difference between the market price of the underlying shares at exercise and the exercise price of the option established at the time of grant.

Outstanding Equity Awards at 2016 Fiscal Year-End
This table sets forth information as to unexercised options, unvested restricted stock units and unvested performance stock units held by the NEOs on December 31, 2016 (dollar values, except option exercise price, are based on the closing price of our Common Stock of $119.81 as reported for NYSE Composite Transactions on December 30, 2016):

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kevin A. Lobo	4-26-11	25,855	0	58.02	4-25-21	—	—	—	—
	2-21-12	22,388	5,597	53.60	2-20-22	—	—	—	—
	10-01-12	86,236	21,559	55.66	9-30-22	—	—	—	—
	2-13-13	122,482	74,988	64.01	2-12-23	—	—	—	—
	2-12-14	64,086	96,129	81.14	2-11-24	42,243	5,061,134	—	—
	2-11-15	31,378	125,512	93.06	2-10-25	—	—	78,444	9,398,376
	2-10-16	0	206,955	96.64	2-09-26	—	—	82,780	9,917,872
Glenn S. Boehnlein	2-10-09	12,500	0	42.00	2-09-19	—	—	—	—
	2-23-10	4,154	0	53.09	2-22-20	—	—	—	—
	2-09-11	6,750	0	59.70	2-08-21	—	—	—	—
	2-21-12	9,700	24,425	53.60	2-20-22	—	—	—	—
	2-13-13	8,709	5,806	64.01	2-12-23	—	—	—	—
	2-12-14	4,782	7,173	81.14	2-11-24	996	119,331	—	—
	2-11-15	2,171	8,684	93.06	2-10-25	1,808	216,616	—	—
	2-10-16	0	49,150	96.64	2-09-26	—	—	19,660	2,355,465
Timothy J. Scannell	2-10-09	85,000	0	42.00	2-09-19	—	—	—	—
	2-23-10	68,670	0	53.09	2-22-20	—	—	—	—
	2-09-11	34,555	0	59.70	2-08-21	—	—	—	—
	2-21-12	28,880	7,220	53.60	2-20-22	—	—	—	—
	2-13-13	37,494	24,996	64.01	2-12-23	—	—	—	—
	2-12-14	20,704	31,056	81.14	2-11-24	13,647	1,635,047	—	—
	2-11-15	11,319	45,564	93.06	2-10-25	—	—	28,476	3,411,710
	5-1-15	—	—	—	—	2,710	324,685	—	—
	2-10-16	0	75,020	96.64	2-09-26	—	—	30,008	3,595,258
David K. Floyd	12-05-12	22,080	5,520	54.35	12-4-22	—	—	—	—
	2-13-13	28,122	18,748	64.01	2-12-23	—	—	—	—
	2-12-14	15,776	23,664	81.14	2-11-24	10,399	1,245,904	—	—
	2-11-15	8,382	33,528	93.06	2-10-25	—	—	20,956	2,510,738
	5-1-15	—	—	—	—	1,446	173,245	—	—
	2-10-16	0	64,675	96.64	2-09-26	—	—	25,868	3,099,245
Lonny J. Carpenter	2-12-08	22,000	0	67.80	2-11-18	—	—	—	—
	2-10-09	56,250	0	42.00	2-09-19	—	—	—	—
	2-23-10	45,435	0	53.09	2-22-20	—	—	—	—
	2-09-11	26,785	0	59.70	2-08-21	—	—	—	—
	2-21-12	22,388	5,597	53.60	2-20-22	—	—	—	—
	2-13-13	22,497	14,998	64.01	2-12-23	—	—	—	—
	2-12-14	13,310	19,965	81.14	2-11-24	8,773	1,051,093	—	—
	12-2-14	—	—	—	—	1,075	128,796	—	—
	2-11-15	7,737	30,948	93.06	2-10-25	—	—	19,344	2,317,605
	5-1-15	—	—	—	—	2,710	324,685	—	—
	2-10-16	0	54,325	96.64	2-09-26	—	—	21,732	2,603,711
William R. Jellison	4-30-13	25,586	25,586	65.66	4-29-23	—	—	—	—
	2-12-14	0	18,486	81.14	2-11-24	8,123	973,217	—	—
	2-11-15	0	21,492	93.06	2-10-25	—	—	13,432	1,609,288
______________

(1)	All stock option awards vest as to 20% of the shares on each of the first five anniversary dates of the date of grant.

(2)
The following table presents information related to the vesting schedules of restricted stock units ("RSUs") and the 2014 PSUs for which the three-year performance period had concluded as of December 31, 2016 for each of the NEOs:

Name	Grant Date	Award Type	Vesting Schedule
Kevin A. Lobo	2-12-14	PSUs	100% on 3-21-17
Glenn S. Boehnlein	2-12-14	RSUs	One-third on each of the first three anniversaries of the grant date
	2-11-15	RSUs	One-third on each of the first three anniversaries of the grant date
Timothy J. Scannell	2-12-14	PSUs	100% on 3-21-17
	5-1-15	RSUs	One-third on each of the first three anniversaries of the grant date
David K. Floyd	2-12-14	PSUs	100% on 3-21-17
	5-1-15	RSUs	One-third on each of the first three anniversaries of the grant date
Lonny J. Carpenter	2-12-14	PSUs	100% on 3-21-17
	12-2-14	RSUs	25% on 12-2-15, 25% on 12-2-16 and 50% on 12-2-17
	5-1-15	RSUs	One-third on each of the first three anniversaries of the grant date
William R. Jellison	2-12-14	PSUs	100% on 3-21-17

(3)
Amounts do not reflect adjustments to the 2014 PSUs, which were applied in recognition of the impact that significant acquisitions or divestitures had on three-year average sales growth among the comparison companies used for the 2014 PSUs. See "2014 Performance Stock Units: Results for the 2014-2016 Performance Period" beginning on page 18. On an adjusted basis, excluding dividend equivalents that cannot be calculated until the date of vesting, the number of 2014 PSUs and the associated market value, based on the closing price of our Common Stock of $129.69 as reported for NYSE Composite Transactions on March 6, 2017 (the date the Compensation Committee certified the performance calculations for the 2014 PSUs), for the NEOs that held 2014 PSU awards were as follows: Mr. Lobo: 59,867 PSUs with a market value of $7,764,151; Mr. Scannell: 19,341 PSUs with a market value of $2,508,334; Mr. Floyd: 14,737 PSUs with a market value of $1,911,242; Mr. Carpenter: 12,433 PSUs with a market value of $1,612,436; Mr. Jellison: 11,512 PSUs with a market value of $1,492,991.

(4)
The performance stock units awarded in 2015 and 2016 will be earned based on the achievement of pre-established goals covering the performance periods of 2015-2017 and 2016-2018, respectively. The numbers shown represent the maximum number of units that can be earned, excluding dividend equivalents that cannot be calculated until the date of vesting. If earned, the 2015 PSUs vest on March 21, 2018 and the 2016 PSUs vest on March 21, 2019.

2016 Option Exercises and Stock Vested
The table below includes information related to options exercised by and restricted stock units and performance stock units, including dividend equivalents, vested in respect of each of the NEOs during 2016. The table also includes the value realized for such options, restricted stock units and performance stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kevin A. Lobo	—	—	56,660	5,946,467
Glenn S. Boehnlein	—	—	3,110	326,395
Timothy J. Scannell	145,400	6,959,788	20,241	2,129,794
David K. Floyd	—	—	14,888	1,565,431
Lonny J. Carpenter	18,000	864,000	13,225	1,397,123
William R. Jellison	56,076	2,588,611	15,991	1,743,179
______________

(1)	Represents the difference between the market price of the underlying shares at exercise and the exercise price of the option established at the time of grant.

(2)	Represents the market price of the underlying shares on the date of vesting.

2016 Pension Benefits
No NEO participates in any defined benefit pension plan sponsored by the Company.

2016 Nonqualified Deferred Compensation
       NEOs are eligible to participate in the Stryker Corporation 401(k) Plan, a qualified defined contribution plan that is available to all eligible U.S. employees, and the Stryker Corporation Supplemental Plan, a nonqualified supplemental defined contribution plan in which select U.S.-based executives may participate. Under the 401(k) Plan, we match fifty cents per dollar of the first 8% of compensation contributed by the employee up to the Internal Revenue Code limits ($18,000 annual deferral and $265,000 compensation in 2016). The Supplemental Plan provides benefits comparable to the 401(k) Plan after Internal Revenue Code limits have been reached. Participants may contribute up to 75% of total eligible compensation (salary and bonus for the NEOs) under the 401(k) Plan and Supplemental Plan. In addition to the Company match, a discretionary Company contribution may be made to the 401(k) Plan and Supplemental Plan each year. For 2016, a discretionary contribution of 7% of eligible compensation for all employees eligible under the 401(k) Plan and Supplemental Plan, including all of our NEOs, was paid in March of 2017. The table below shows information about NEO participation in our Supplemental Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Kevin A. Lobo	220,558	308,718	141,284	0	1,872,632
Glenn S. Boehnlein	59,082	63,840	130,182	0	1,168,798
Timothy J. Scannell	108,905	118,645	(20,533)	0	2,346,589
David K. Floyd	22,000	80,835	5,644	0	338,538
Lonny J. Carpenter	32,367	66,395	11,504	0	672,091
William R. Jellison	755,594	86,790	142,323	0	2,131,197
______________

(1)
These amounts were reported as compensation in 2016 in the "Salary" column and in 2015 in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table" on page 24, other than for Mr. Boehnlein, whose compensation prior to 2016 is not required to be disclosed.

(2)
These amounts, contributed in March 2017 but earned for 2016, are included in the "All Other Compensation" column of the "Summary Compensation Table" on page 24 (along with 401(k) Plan matching contributions and discretionary contributions in the amount of $27,550 for each NEO).

(3)
Aggregate balance consists of employee and Company contributions and investment earnings. The 2016 year-end balance includes registrant contributions made in March 2017 that were earned in 2016. The following aggregate contribution amounts, comprised of executive contributions and registrant contributions, for 2015 and 2014 are included in the reported aggregate balance and were previously reported in the "Summary Compensation Table" as Salary, Non-Equity Incentive Plan Compensation or All Other Compensation for the NEOs other than Mr. Boehnlein, whose compensation prior to 2016 is not required to be disclosed, and Mr. Carpenter, whose compensation prior to 2015 is not required to be disclosed:

Name	Aggregate Contributions in 2015 ($)	Aggregate Contributions in 2014 ($)
Kevin A. Lobo	407,019	410,600
Timothy J. Scannell	187,756	153,413
David K. Floyd	117,780	76,700
Lonny J. Carpenter	85,146	—
William R. Jellison	723,871	438,890
Matching and discretionary contributions to our 401(k) Plan and Supplemental Plan vest based on the total service years of the participant as follows: 20% with two years of service; 40% with three; 60% with four; and 100% with five years of service.
Earnings on all amounts in the Supplemental Plan are based on the returns of the investment choices made by the individual. The selected funds and individual allocation may be changed by the participant at any time. The investment alternatives for the NEOs in the Supplemental Plan are identical to the investment alternatives of all eligible employees under the 401(k) Plan, except that the Supplemental Plan does not allow investment in the Stryker Stock Fund (our matching contribution under the 401(k) Plan on the first 4% of compensation is invested in the Stryker Stock Fund) or life-cycle funds. The investment alternatives are regularly reviewed and periodically change. As of December 31, 2016, participants could choose among several different investment types, including domestic and international equity, fixed income, short-term investment and balanced fund investments. No guaranteed interest rates or returns are provided on investments in the 401(k) Plan or Supplemental Plan.
Benefits from the Supplemental Plan may be paid following termination of employment as a lump sum or in installments, or a combination thereof, based on the individual's payment election. Supplemental Plan benefits payable to NEOs for amounts subject to Internal Revenue Code Section 409A (generally, amounts that were earned and vested after 2004) will not be paid earlier than six months from termination of employment if termination was for any reason other than death.

Potential Payments upon Termination
Potential Severance Payments to NEOs upon Termination: We have no employment or severance agreement in place with any currently employed NEO. We did, however, enter into a Transition Agreement with Mr. Jellison in connection with his retirement from the Company, which is discussed under "Named Executive Officers" on page 10. We have in the past paid, and are likely in the future to pay, severance to NEOs based on the specific facts and circumstances. All of our NEOs have agreed to Stryker's Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement that provides for potential monthly payments to compensate the individual for not competing in circumstances following termination if the individual is unable to be re-employed without competing, demonstrates efforts to find work that does not violate the non-compete provisions and meets certain other requirements and Stryker does not elect to waive enforcement of the non-competition provisions of the agreement. The non-competition provisions of the agreement are effective for 12 months following termination of employment and, if Stryker is required to make payments, the agreement requires monthly payment of 1/12th of the total salary and incentive bonus (exclusive of benefits, stock awards, and any indirect or deferred compensation) paid in the 12 months preceding termination of employment, less any compensation the individual has received or has the right to receive from Stryker or any other source during the 12 months following termination, including severance payments. The Company could be required to pay Mr. Lobo, Mr. Boehnlein, Mr. Scannell, Mr. Floyd and Mr. Carpenter amounts totaling $3,411,723, $1,092,299, $1,384,827, $1,180,595 and $1,073,121, respectively, if we elected to enforce the non-compete provisions and they satisfied the other requirements. The amounts set forth for them assume 2016 salary and bonus levels, a December 31, 2016 termination date and no reduction in payment due to severance payments or other sources of compensation, including amounts received as a result of employment by a non-competitor. Actual future amounts to be paid would vary from the figures above based on factors including termination date, termination event and circumstances, compensation rates at the time, severance payments, the Company's decision whether to enforce the non-compete, compensation paid by future employers and other factors and assumptions.

Stock options and awards of restricted stock units and performance stock units have the following treatment at various terminating events:

Reason for Employment Termination	Vested Options Exercisable	Unvested Options or Units
Death or Disability	For one year from termination
Options and restricted stock units are 100% vested and options remain exercisable for one year. Performance stock units have prorated vesting through the termination date and, beginning for performance stock units granted in 2016, are earned based on performance covering the entire three-year performance period.(1)

Retirement(2)	Until original expiration date	Options are 100% vested and exercisable until original expiration date. Unvested restricted stock units and performance stock units are forfeited upon retirement.
Other Reasons	For 30 days from termination	Forfeited.(3)
______________

(1)	Upon death or disability, performance stock units granted prior to 2016 have prorated vesting through the termination date and are earned based on performance through the most recently completed year.

(2)
Retirement is defined for purposes of our stock plans as termination at or after age 65, or age 60 if the individual has been employed by us for at least 10 years. As of December 31, 2016, none of the NEOs met the age and service requirements for retirement as defined in the stock plans.

(3)
The estimated value of unvested options, restricted stock units and performance stock units that would have been forfeited by each NEO if his employment had terminated as of December 31, 2016 is the same as the values shown in the table in the following section "Potential Payments Upon Certain Corporate Transactions."

The timing of payment of certain amounts, for example the Supplemental Plan payments, is structured to comply with Internal Revenue Code Section 409A, which generally requires payments (other than grandfathered payments) to our NEOs to be made no earlier than six months following termination.
The Company does not pay for any form of post-retirement healthcare benefits for our NEOs or any other employee.
Potential Payments upon Certain Corporate Transactions: Our 2006 and 2011 Long-Term Incentive Plans expressly permit the Compensation Committee at its sole discretion to accelerate vesting and take other actions on awards that it deems appropriate following a change in control of the Company.
As of December 31, 2016, each NEO held the number of unvested stock options, as well as unvested restricted stock units and performance stock units set forth opposite his name below that could be vested upon the occurrence of a change in control. The unrealized values of the unvested options and units are based on the closing price of our Common Stock of $119.81 as reported for NYSE Composite Transactions on December 30, 2016.

			Restricted Stock Units		Performance Stock Units
Name	Number of Shares Underlying Unvested Options (#)	Unrealized Value of Unvested Options ($)	Number of Shares Underlying Unvested Units (#)	Unrealized Value of Unvested Units ($)	Number of Shares Underlying Unvested Units (#)	Unrealized Value of Unvested Units ($)
Kevin A. Lobo	530,740	17,807,818	—	—	203,467	24,377,381
Glenn S. Boehnlein	73,238	2,133,017	2,804	335,947	19,660	2,355,465
Timothy J. Scannell	183,856	6,030,799	2,710	324,685	72,131	8,642,015
David K. Floyd	146,135	4,717,958	1,446	173,245	57,223	6,855,888
Lonny J. Carpenter	125,833	4,066,081	3,785	453,481	49,849	5,972,409
William R. Jellison	65,564	2,675,247	—	—	21,555	2,582,505

COMPENSATION OF DIRECTORS
The structure of our non-employee director pay program in 2016, determined by the full Board, was generally unchanged from 2015.

•	Mr. Lobo received no additional compensation for his service as a director.

•	Directors who were not employees received a fixed annual fee of $60,000 in 2016 and an additional annual fee of $55,000 if they served on one or more Committees of the Board.

•
Mr. Golston received an additional $7,880 for serving as the Lead Independent Director beginning in September 2016, and Mr. Parfet received $16,712 for serving as the Lead Independent Director until his resignation from the Board on August 31, 2016.

•
The Audit Committee chair received an additional $20,000 and all other Committee chairs received an additional $10,000. The amount for the Compensation Committee chair was pro-rated between Dr. Doliveux and Mr. Parfet for time served in that role during 2016.

•
During 2016, each non-employee director was awarded an option to purchase 4,570 shares of Common Stock with an exercise price of $96.64, the closing price as reported for NYSE Composite Transactions on the last trading day before the grant date, and 915 restricted stock units.

The 2016 compensation for our directors who were not employees was as follows:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Howard E. Cox, Jr.	115,000	88,380	80,982	284,362
Srikant M. Datar, Ph.D.	115,000	88,380	80,982	284,362
Roch Doliveux, DVM	118,152	88,380	80,982	287,514
Louise L. Francesconi	125,000	88,380	80,982	294,362
Allan C. Golston	142,880	88,380	80,982	312,242
William U. Parfet(1)	100,272	88,380	80,982	269,634
Andrew K. Silvernail	115,000	88,380	80,982	284,362
Ronda E. Stryker	115,000	88,380	80,982	284,362
______________

(1)	Mr. Parfet resigned from the Board effective August 31, 2016.

(2)	The Stock Awards column represents the aggregate grant date fair value of restricted stock units calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification.

(3)
The Option Awards column represents the aggregate grant date fair value of stock option awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. Stock option values are derived using the Black-Scholes option pricing model assumptions that are discussed under "Grant Date Fair Value of Stock and Option Awards" on page 27.

Number of unvested restricted stock units and unexercised stock options held by each non-employee director as of December 31, 2016:

Name	Stock Awards Outstanding at December 31, 2016 (#)	Option Awards Outstanding at December 31, 2016 (#)
Howard E. Cox, Jr.	915	65,390
Srikant M. Datar, Ph.D.	915	41,245
Roch Doliveux, DVM	915	27,988
Louise L. Francesconi	915	65,390
Allan C. Golston	915	27,920
William U. Parfet	0	65,390
Andrew K. Silvernail	915	12,720
Ronda E. Stryker	915	65,390
Options granted to non-employee directors become exercisable as to 20% of the underlying shares per year over five years. Restricted stock units vest on March 21 of the next calendar year after the grant date. Non-employee directors are subject to our stock ownership guidelines of five times the annual retainer within five years of joining the Board. See "Executive and Non-Employee Director Stock Ownership Guidelines" on page 21.
The 2017 annual director fees remain the same as the 2016 fees. On February 8, 2017, each non-employee director was granted an option to purchase 3,605 shares, with an exercise price of $122.51, equal to the closing price of our Common Stock as reported for NYSE Composite Transactions on February 7, 2017, the last trading day before the grant date, and 720 restricted stock units.

AUDIT COMMITTEE REPORT
We constitute the Audit Committee of the Board of Directors of Stryker Corporation. We serve in an oversight capacity and are not intended to be part of Stryker's operational or managerial decision-making process. Management is responsible for the preparation, integrity and fair presentation of information in the Consolidated Financial Statements, the financial reporting process and internal control over financial reporting. Stryker's independent registered public accounting firm is responsible for performing independent audits of the Consolidated Financial Statements and an audit of the Company's internal control over financial reporting as of December 31, 2016. We monitor and oversee these processes. We also approve the selection and appointment of Stryker's independent registered public accounting firm and recommend the ratification of such selection and appointment to the Board.
In this context, we met and held discussions with management and Ernst & Young LLP, the Company's independent registered public accounting firm, throughout the year and reported the results of our activities to the Board. We specifically did the following:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with Stryker's management;

•	Discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard 1301, as adopted by the Public Company Accounting Oversight Board; and

•
Received the written disclosures and the letter from Ernst & Young LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

Submitted by:

Allan C. Golston, Chair
Howard E. Cox, Jr.
Andrew K. Silvernail

Members of the Audit Committee

PROPOSAL 1 — ELECTION OF DIRECTORS
Eight directors are to be elected to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. All of the nominees listed below are currently members of our Board of Directors. The nominees have consented to serve if elected, and we have no reason to believe that any of them will be unable to serve. If any nominee becomes unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board or the number of directors constituting the full Board will be reduced to eliminate the vacancy.
The proxies will be voted for the election of each of the nominees unless instructed otherwise. The Board recommends that shareholders vote FOR all nominees. Our Restated Articles of Incorporation provide that a director nominee will be elected only if he or she receives a majority of the votes cast in an uncontested election (that is, the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that nominee). If a nominee who is currently serving as a director is not re-elected, Michigan law provides that the director would continue to serve as a "holdover director." Accordingly, under our Corporate Governance Guidelines, each director has submitted an advance, contingent, irrevocable resignation that may be accepted if the shareholders do not re-elect the director. In that situation, the Governance and Nominating Committee will promptly consider the resignation and recommend to the Board whether to accept the resignation or reject it. The Board will act on the Governance and Nominating Committee's recommendation no later than 90 days thereafter. The Company will promptly publicly disclose the Board's decision whether to accept the resignation and, if applicable, the reasons for rejecting the tendered resignation in a Form 8-K filed with the SEC. If one or more resignations are accepted by the Board, the Governance and Nominating Committee will recommend to the Board whether to fill the vacancy or vacancies or to reduce the size of the Board.
The nominees for election as directors were approved by the Board following the recommendation of our Governance and Nominating Committee. Set forth below is certain biographical information regarding each of the nominees and a discussion of the particular experience, qualifications, attributes or skills that led the Governance and Nominating Committee and the Board to conclude that such person should serve as a director at this time.

HOWARD E. COX, JR., Age 73, Director since 1974	ROCH DOLIVEUX, DVM, Age 60, Director since 2010

Special Limited Partner of Greylock and its affiliated venture capital partnerships since 1971. He is also a Director Secretary of Defense Business Board, a member of the Harvard Medical School Board of Fellows and a member of the Investment Committees of the Dana Farber Cancer Institute and the Boston Museum of Fine Arts.

Mr. Cox has a broad and deep level of experience as a board member, having served on over 30 boards of directors, including many that were public companies and a number of which were in the healthcare industry. His extensive experience in the venture capital business has given him valuable insight in assessing overall business risks, particularly related to acquisitions. Having served on the Stryker Board for over 40 years, he brings a valuable historical context to our Board.

Former Chief Executive Officer and Chairman of the Executive Committee of UCB S.A., a global biopharmaceutical company, from 2005 through 2014. Prior thereto, he was Chief Executive Officer of Pierre Fabre Pharmaceuticals and President of Schering-Plough International, a subsidiary of Schering-Plough Corporation, now Merck and Co. He is Chairman of the GLG Healthcare Institute, a community of senior executives for experience sharing and learning and Vice Chairman of the Board of the Vlerick Business School, a top-100 business school in the world based in Belgium.

Dr. Doliveux has extensive experience in life science and healthcare companies, including product management, global marketing, research and development, and strategic and organizational change management. His exposure to business in many geographies and cultures is very valuable as Stryker seeks to expand its global presence.

SRIKANT M. DATAR, PH.D., Age 63, Director since 2009	LOUISE L. FRANCESCONI, Age 63, Director since 2006

Arthur Lowes Dickinson Professor at the Graduate School of Business Administration of Harvard University since 1996. Faculty Chair of the Harvard Innovation Labs and Senior Associate Dean for University Affairs. From 1989 to 1996, he was Edmund W. Littlefield Professor at the Graduate School of Business, Stanford University. Dr. Datar is also a director of Novartis AG, a multinational pharmaceutical and consumer health products company, ICF International, Inc., a management, technology and policy consulting firm, and T-Mobile US, Inc., a provider of wireless voice, messaging and data services.

Dr. Datar has an extensive background in accounting and finance and a variety of other business areas, including organization design and performance measurement. His strong academic and business background and his experience on the board committees of other companies allow him to make significant contributions to our committees. His service on the boards of global companies involved in pharmaceuticals and high tech gives him great insights on assessing Stryker's technology and strategies to expand our business globally.

Former Vice President of Raytheon Company and former President of Raytheon Missile Systems, which she led from 1996 to July 2008. She is Chairman of the Tucson Medical Center Healthcare Board of Trustees and a director of UNS Energy Corporation, a utility that delivers natural gas and electric service.

Ms. Francesconi's extensive experience in various leadership roles in operations and finance functions at Raytheon and other major businesses for over 30 years enable her to bring a wealth of insight into the complex operational, financial and governance issues facing the Company. Her role as Chairman of the Tucson Medical Center Board also has provided useful insights from the perspective of a healthcare provider.

ALLAN C. GOLSTON, Age 50, Director since 2011	ANDREW K. SILVERNAIL, Age 46, Director since 2013

President, United States Program for the Bill & Melinda Gates Foundation since 2006, and Chief Financial and Administrative Officer of the Bill & Melinda Gates Foundation from 2000 to 2006. Mr. Golston is also a director of Harley-Davidson, Inc., a manufacturer of motorcycles and accessories.

Mr. Golston has extensive experience in auditing, finance and the healthcare industry. He is a Certified Public Accountant and has held positions as a finance executive with Swedish Health Services (Seattle, WA) and the University of Colorado Hospital. In his service to the Gates Foundation, he has contributed to the strategic formation and operation of successful initiatives to provide healthcare, education and other human needs, all of which give him understanding that will assist Stryker in our global efforts to meet the needs of patients and caregivers. Additionally, Mr. Golston's expertise in financial matters enable him to make valuable contributions to our Audit Committee and his overall experience positions him well to serve as our Lead Independent Director.

Chairman, President and Chief Executive Officer of IDEX Corporation, Chairman since 2012 and President and Chief Executive Officer since 2011, and Vice President, Group Executive from January 2009 to August 2011. Mr. Silvernail is also a trustee for the Manufacturers Alliance for Productivity and Innovation (MAPI).

By virtue of service as Chairman, President and Chief Executive Officer of IDEX Corporation and his prior experience in executive leadership positions with IDEX and another large public company, Mr. Silvernail provides valuable business, leadership and management insights and useful perspectives to our Board discussions.  His experience leading a large public company with global operations gives him a clear understanding of the issues facing a multinational business such as ours.

KEVIN A. LOBO, Age 51, Director since 2012	RONDA E. STRYKER, Age 62, Director since 1984

Mr. Lobo was named Chairman of the Board in July 2014 and has served as President and Chief Executive Officer of the Company since 2012. He joined the Company as a Group President in April 2011. Prior thereto, he held several senior leadership roles over eight years with Johnson & Johnson, including serving as president of Ethicon Endo-Surgery. Mr. Lobo is also a director of Parker-Hannifin Corporation, a manufacturer of motion and control technologies and systems.

Mr. Lobo's extensive global business and leadership experience across multiple industries, including healthcare, enables him to provide valuable insight to the Board regarding the Company's operations and the strategic planning initiatives necessary to meet the demands of the changing environment. As the sole member of management on our Board, he provides management's business perspectives and the necessary link to the day-to-day operations.

Granddaughter of the founder of the Company and daughter of a former President of the Company. She is also Vice Chair and a director of Greenleaf Trust, a Michigan chartered bank, Vice Chair of Spelman College, a trustee of Kalamazoo College and member of the Harvard Medical School Board of Fellows.

Ms. Stryker brings a strong interest in advocating the benefits of diversity and various matters regarding social responsibility. As the Company's largest individual shareholder and a member of the founding family, she brings a strong shareholder perspective, unlike that of any other member of our Board, making her a valuable component of a well-rounded Board.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm and such firm reports directly to the Audit Committee. Ernst & Young LLP and its predecessor firms, Ernst & Ernst and Ernst & Whinney, have been retained as the Company's independent auditor continuously since 1974. The Committee reviews the qualifications, performance, fees and independence of Ernst & Young LLP and considers whether the firm should be reappointed or whether a different independent registered public accounting firm should be appointed. SEC rules mandate that the independent auditor's lead audit partner be rotated every five years. The process for the selection of the new lead audit partner in 2013 included a meeting between the Chair of the Audit Committee and the candidate recommended by Ernst & Young LLP for the role, as well as discussion by the full Committee and management.
The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP is in the best interest of the Company and our shareholders and, at its February 2017 meeting, the Audit Committee appointed Ernst & Young LLP to serve as our independent registered public accounting firm for 2017, subject to approval of the scope of the audit engagement and the estimated audit fees, which will be presented to the Committee at its August meeting. While not required, we are submitting the appointment to the shareholders as a matter of good corporate practice to obtain their views. We expect representatives of Ernst & Young LLP to be present at the annual meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions. If the appointment is not ratified, it will be considered as a recommendation that the Audit Committee consider the appointment of a different firm to serve as independent registered public accounting firm for the year 2017. Even if the appointment is ratified, the Audit Committee may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Stryker and its shareholders.

Fees and Services
The fees billed by Ernst & Young LLP with respect to the years ended December 31, 2016 and 2015 were as follows:
Audit Fees include amounts billed for the annual audit of our annual Consolidated Financial Statements, the audit of internal control over financial reporting, the review of the Consolidated Financial Statements included in the Forms 10-Q filed by us during each year, the completion of statutory audits required in certain foreign jurisdictions and consultations concerning accounting matters associated with the annual audit. Audit-Related Fees include amounts billed for audits of our employee benefit plans. Tax Compliance Fees include amounts for tax compliance services. Other Tax Fees include amounts for tax advice and tax planning services. We expect that Ernst & Young LLP will provide non-audit services of a similar nature during 2016.
Under its charter, the Audit Committee must pre-approve all audit and non-audit services performed by Ernst & Young LLP, other than non-audit services that satisfy a de minimis exception provided by applicable law, and is ultimately responsible for the determination of the audit fees to be paid to Ernst & Young LLP. In the event we wish to engage Ernst & Young LLP to perform non-audit services, management prepares a summary of the proposed engagement, detailing the nature of the engagement and cost of the engagement. At the Audit Committee's February meeting, certain recurring non-audit services and the proposed fees are reviewed and evaluated. At subsequent meetings, management may present additional services for approval. The Audit Committee has delegated to the Chair or, in his absence, any other member the authority to evaluate and approve projects and related fees if circumstances require approval between meetings of the Committee. Any such approval is reported to the full Committee at its next meeting. In connection with its review and evaluation of non-audit services, the Audit Committee is required to and does consider and conclude that the provision of the non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

Vote Required
The affirmative vote of a majority of the votes cast at the annual meeting on the proposal is required for ratification. The Board recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP as our Company's independent registered public accounting firm for 2017.

PROPOSAL 3 — APPROVAL OF THE 2011 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED

General
Stryker has had stock option plans in effect since it became a public company in 1979 and in 2006 added flexibility to grant other types of incentive awards. The purpose of these plans has been to provide employees and directors with a personal and financial interest in the success of the Company and to enable us to compete with others for the services of new employees and directors. Management and the Board believe that our prior equity incentive plans have been helpful in attracting and retaining skilled personnel and that it is important in a highly competitive environment to maintain the ability to grant the various types of long-term equity incentive awards that continue to be a key component of our total compensation package as discussed under "Compensation Discussion and Analysis" beginning on page 10. It is expected that the shares currently reserved for issuance pursuant to awards under the current equity incentive plan will be fully utilized during 2018 and the ability to grant awards will expire on December 31, 2018, unless extended. Accordingly, we are asking our shareholders to approve the 2011 Long-Term Incentive Plan, as amended and restated (referred to herein as the "2011 Plan") in order to increase the number of shares available for issuance pursuant to awards made under the 2011 Plan by 30,000,000 (from 25,000,000 to 55,000,000) and to extend the duration from December 31, 2018 to April 30, 2027. Increasing the number of shares available for issuance pursuant to awards made under the 2011 Plan by 30,000,000 is expected to be sufficient for at least the next five years (primarily dependent on the future price of our Common Stock, performance achieved in previously granted performance stock unit awards, award levels and amounts related to acquisitions in the future). The share reserve under the 2011 Plan could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with certainty at this time. Other than those changes and amendments made by the Compensation Committee relating to tax withholding upon exercise or vesting of awards and the inclusion of stock price in the list of possible performance goal criteria, the terms of the 2011 Plan are identical to the terms of the amended and restated plan that shareholders approved on April 27, 2016.
The following summary of the material terms of the 2011 Plan is qualified in its entirety by reference to the text of the 2011 Plan as proposed to be amended and restated, which is attached as Appendix A to this Proxy Statement.

2011 Plan Description
Awards and Eligibility: The 2011 Plan provides for the grant of stock options, restricted stock awards, other stock unit awards and other rights, interests and options (including stock appreciation rights) relating to shares of Common Stock. All employees of the Company and its subsidiaries (approximately 33,000 people as of December 31, 2016) and non-employee directors (currently seven people) are eligible to participate in the 2011 Plan. The persons to whom awards will be granted and the terms thereof are determined by the Compensation Committee, except that the Board makes awards to the non-employee directors, awards to the Chief Executive Officer are subject to final approval of the Board and the Compensation Committee, as permitted by the 2011 Plan, delegated to the Chief Executive Officer the authority to make awards to employees in special circumstances subject to an annual limit of 20,000 shares subject to awards per employee and 300,000 shares subject to awards in the aggregate. References to the Compensation Committee in this description shall include the Board and the Chief Executive Officer, as applicable. The bases on which individuals receive actual awards will depend on a number of factors, including an individual's potential contribution to the business, compensation practices at the time, retention issues and the Company's stock price.
Shares Available: As of February 28, 2017, 5,758,880 shares remain available for the grant of awards under the 2011 Plan. If the proposed amendment and restatement is approved, 35,758,880 shares (less any issuable pursuant to awards granted since February 28, 2017) will be available for issuance under the 2011 Plan. The closing per-share sales price of our Common Stock on that date as reported for NYSE Composite Transactions was $128.56. Awards other than stock options or stock appreciation rights are counted against the 2011 Plan and other limits on a 2.86-for-1 basis. If any award is cancelled, terminates, expires, is settled in cash or lapses for any reason, the shares subject to such award shall again become available for future grant under the 2011 Plan and are added back as one share if subject to a stock option or stock appreciation right and 2.86 shares if subject to an award other than a stock option or stock appreciation right. However, shares subject to an award may not again be made available for issuance under the 2011 Plan if shares are tendered or withheld to pay the exercise price of a stock option or the withholding tax related to an award or are subject to a stock-settled stock appreciation right and are not issued upon the net settlement or net exercise of such stock appreciation right. In addition, the shares of Common Stock available for issuance or delivery under the 2011 Plan are not increased by shares repurchased by the Company with proceeds from the exercise of stock options.
Maximum Grants under the 2011 Plan: No individual may be granted awards under the 2011 Plan with respect to more than 2,000,000 shares of Common Stock during any calendar year. The 2011 Plan also limits the grant date fair value of equity grants that may be made to individual non-employee directors under the 2011 Plan to $500,000 per calendar year and limits the value of cash compensation that may be paid to individual non-employee directors in any calendar year to $400,000.
Performance Goals: If the Compensation Committee determines at the time an award based on achievement of performance objectives is granted to a participant that such participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction related to the award, a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code, then the Compensation Committee may make the lapsing of the restrictions and the payment of the award subject to the achievement of one or more objective performance goals pre-established by the Compensation Committee, which shall be based on the attainment of specified levels of one or any combination of the following business criteria: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, stock price, shareholder return, economic value added, quality initiatives or compliance initiatives of the Company or the operating unit within which a participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable operating unit) under one or more of the measures described above relative to the performance of other corporations or external indices.
Options: Options to purchase shares of Common Stock may be granted under the 2011 Plan, either alone or in addition to other awards, in consideration (in whole or in part) for the performance of services. Stock options may either be granted in the form of incentive stock options, which may be eligible for special tax treatment under the Internal Revenue Code, or nonqualified stock options. The exercise price per share may not be less than the closing sales price per share as reported for NYSE Composite Transactions for the last market trading date prior to the grant date. The terms of any incentive stock option granted under the 2011 Plan must comply with the provisions of Section 422 of the Internal Revenue Code. The term of each option is fixed by the Compensation Committee in its sole discretion, but no stock option may be exercised more than ten years after the date the option is granted. Options are exercisable at such time or times as determined by the Compensation Committee. Subject to the other provisions of the 2011 Plan and any applicable award agreement, any option may be exercised by the participant upon payment by delivery of cash, shares of Common Stock, net exercise arrangement pursuant to which the Company will reduce the number of shares issued upon exercise or by any combination thereof. In general, if a participant's employment or service as a director terminates, other than by reason of retirement, death or disability, all of the participant's unexercisable options are forfeited and all exercisable options may be exercised within 30 days following termination or they will expire. In the case of retirement or persons who are eligible for retirement but have not retired, an option may be exercised for the remainder of its term and, in the case of death or disability, an option may be exercised within one year after termination. In the event of termination because of retirement, death or disability, an option may be exercised during the applicable period following termination with respect to all or any part of the shares subject thereto regardless of whether the option was fully vested at the time of termination.
Restricted Stock: Restricted stock awards may be issued to participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the 2011 Plan. The Compensation Committee at the time of grant may impose such conditions or restrictions on any restricted stock as it deems advisable, including without limitation restrictions based on the achievement of specific performance objectives and time-based restrictions. Such restrictions may lapse all at once or in installments. Each award of restricted stock will set forth the extent, if any, to which the participant has the right to retain unvested restricted stock after termination of employment or service as a director. During the restriction period, participants holding restricted stock may exercise full voting rights with respect to those shares and may, if so determined by the Compensation Committee, be credited with cash dividends paid on those shares.
Other Stock Awards: Other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares may be granted to participants, either alone or in addition to other awards granted under the 2011 Plan, and may include awards based on the achievement of pre-established performance criteria during a specified period. Other stock unit awards may be paid in shares of Common Stock, cash or any other form of property as the Compensation Committee determines. Unless the Compensation Committee determines otherwise to address specific considerations, other stock unit awards shall have a vesting period of not less than one year. Shares of Common Stock, including securities convertible into Common Stock, subject to other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. The price at which a stock appreciation right is granted shall not be less than the closing sales price per share as reported for NYSE Composite Transactions for the last market trading date prior to the grant date.
Change in Control: In the event of a change in control, the Compensation Committee shall have discretion to accelerate the vesting of awards, eliminate restrictions, deem any performance measure to be satisfied or take such other action as it deems appropriate in its sole discretion. In addition, the Compensation Committee may determine, at any time at or after the grant of an option, that, during the 60-day period after a change in control occurs, a participant holding an option shall have the right, whether or not the option is fully exercisable, to receive cash equal to the amount by which the then fair market value exceeds the exercise price per share. A change in control shall occur if any person or group becomes a beneficial owner of more than 50% of the outstanding shares, certain business combination transactions occur or the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.
Other Provisions: The Compensation Committee may amend, alter or discontinue the 2011 Plan at any time, but no amendment, alteration or discontinuation may be made that would impair rights under an award previously granted without the participant's consent. The Compensation Committee may not, without shareholder approval, amend the 2011 Plan to increase the aggregate number of shares that may be issued or transferred to participants or to any one participant, extend the term of the 2011 Plan or awards granted thereunder, change the eligibility criteria for participants or reduce the exercise price of options or stock appreciation rights below the closing sales price per share as reported for NYSE Composite Transactions for the last market trading day prior to the grant date. As proposed to be amended and restated, no awards may be made under the 2011 Plan after April 30, 2027.
The Compensation Committee is authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The 2011 Plan contains an anti-dilution provision that provides for the adjustment of the number of shares available for the grant of stock awards and certain limits under the 2011 Plan in the event of a stock split, combination of shares, stock dividend or reorganization, merger, consolidation, recapitalization, separation, liquidation, split-up, reclassification, or other change in the corporate structure of the Company.

United States Federal Income Tax Consequences
The following is a brief summary of certain U.S. federal income tax consequences of certain transactions under the 2011 Plan based on U.S. federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws. This summary may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the U.S. federal income tax consequences described below.

In general, (i) no income will be recognized by an optionee at the time a nonqualified stock option is granted, (ii) at the time of exercise of a nonqualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares if they are non-restricted on the date of exercise and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. No income generally will be recognized by an optionee upon the grant or qualifying exercise of an incentive stock option. However, for purposes of calculating the optionee's alternative minimum tax, if any, the difference between the fair market value of the shares at exercise and the purchase price generally constitutes an item of adjustment. If shares are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares, any gain realized will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the purchase price paid for the shares. Any further gain (or loss) realized by the optionee, after increasing the optionee's tax basis in the shares by the amount of ordinary income recognized, generally will be taxed as short-term or long-term gain (or loss) depending on the holding period.
A recipient of a restricted stock award generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares, reduced by any amount paid for the shares by the recipient, at such time as the shares are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. However, a recipient who properly elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares to the recipient will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a substantial risk of forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.
Generally, no income will be recognized by a participant in connection with the grant of a stock unit award. Subject to the specific terms of the award, when the award is paid to the participant, the participant normally will be required to include as taxable ordinary income in the year of payment an amount equal to the amount of any cash and the fair market value of any non-restricted shares of Common Stock actually or constructively received.
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be required to satisfy applicable tax withholding and reporting requirements and will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation under Section 162(m) of the Internal Revenue Code and (ii) any applicable reporting obligations are satisfied.
Section 409A of the Internal Revenue Code is applicable to certain types of awards that may be granted under the 2011 Plan. Section 409A of the Internal Revenue Code applies to deferred compensation, unless the compensation was both deferred and vested prior to January 1, 2005. Generally speaking, "deferred compensation" is compensation earned currently, the payment of which is deferred to a later taxable year, and an amount is "vested" on the date that the participant's right to receive the amount is no longer conditioned on the participant's performance of services or upon the occurrence of an event (such as a change in control) or the achievement of performance goals that are substantially related to the purpose of the compensation.  Awards subject to Section 409A of the Internal Revenue Code and that fail to satisfy its requirements will be subject to immediate taxation, an interest penalty and an additional 20% tax on the award. To the extent applicable, it is intended that the 2011 Plan and any grants made under the 2011 Plan comply with the provisions of Section 409A of the Internal Revenue Code. The Company intends to administer the 2011 Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A of the Internal Revenue Code, and to adopt such amendments (including retroactive amendments) to the 2011 Plan and any grants made thereunder as may be required in order to comply with Section 409A of the Internal Revenue Code.

New Plan Benefits
Awards under the 2011 Plan are within the discretion of the Compensation Committee and, with respect to certain grants as described above, our Chief Executive Officer. As a result, the benefits that will be awarded under the 2011 Plan, including to our non-employee directors, are not determinable prospectively and, therefore, the following table shows the aggregate number of awards granted under the 2011 Plan during 2016.

Name and Position	Dollar Value ($)(1)	Number of Securities Underlying RSUs	Number of Securities Underlying PSUs(2)	Number of Securities Underlying Options
Kevin A. Lobo	4,060,359	—	41,390	206,955
Chairman, President and
Chief Executive Officer
Glenn S. Boehnlein	964,323	—	9,830	49,150
Vice President,
Chief Financial Officer
Timothy J. Scannell	1,471,892	—	15,004	75,020
Group President, MedSurg
and Neurotechnology
David K. Floyd	1,268,825	—	12,934	64,675
Group President,
Orthopaedics
Lonny J. Carpenter	1,065,955	—	10,866	54,325
Group President, Global
Quality and Business Operations
Executive Group (12 persons)	10,627,140	3,804	104,718	542,605
Non-Executive Director Group (8 persons)	707,040	7,320	—	36,560
Non-Executive Officer Employee Group (2,068 persons)	55,308,467	584,102	—	2,551,245
______________
(1) Represents the dollar values of securities underlying restricted stock units and performance stock units at target levels.
(2) Represents performance stock units earned at target levels. Maximum levels represent 200% of target levels.

Equity Run Rate and Overhang
In determining the number of additional shares for which approval would be sought, the Compensation Committee considered historical run rate and overhang values related to the Company's equity plans. Run rate is defined as the total shares subject to equity awards granted during a given year divided by the total number of common shares outstanding on the last day of the year. Overhang is defined as the sum of the number of shares subject to equity awards outstanding and the number of shares remaining available for issuance under the Company's equity plans, divided by the number of common shares outstanding. The three-year average run rate and overhang values for the Company through 2016 were 0.9% and 8.4% (9.4% if including the shares available for issuance under our 2008 Employee Stock Purchase Plan), respectively. If Proposals 3 and 4 are approved by shareholders, overhang would be approximately 14.7% (16.1% if the shares available for issuance under our 2008 Employee Stock Purchase Plan and the additional shares being requested under that plan in Proposal 5 are included). The Committee considered these values to be reasonable based on currently available information with respect to our executive compensation comparison group.

History of Grants under the 2011 Plan
From the inception of the 2011 Plan through February 28, 2017, 11,181,295 stock options were granted under the 2011 Plan, 429,082 of which have been exercised, 777,885 were terminated without having been exercised and 9,974,328 remain outstanding as of February 28 2017; 2,322,793 restricted stock units were granted under the 2011 Plan of which 1,526,828 remain outstanding as of February 28, 2017 (of which approximately 467,396 will vest on March 21, 2017, assuming no forfeitures) and performance stock unit awards with respect to a maximum of 1,268,760 shares of Common stock have been granted, of which performance stock unit awards with respect to a maximum of 768,116 shares of Common Stock remain outstanding (177,468 shares relate to the 2014 PSUs, at maximum, of which approximately 132,627 shares, excluding dividend equivalents that cannot be calculated until the date of vesting, will vest on March 21, 2017, assuming no forfeitures). The following table summarizes the grants made from the inception of the 2011 Plan through February 28, 2017 to our NEOs, all current executive officers as a group, all current directors who are not executive officers as a group, all nominees for election as directors as a group, all associates of directors, executive officers or nominees as a group, all other persons who received or are to receive 5% of such options, restricted stock units or performance stock units as a group, and all employees, excluding current executive officers as a group.

Name	Number of Options Granted (#)	Number of Restricted Stock Units Granted (#)	Number of Performance Stock Units Granted at Target (#)
Kevin A. Lobo	905,390	—	251,566
Glenn S. Boehnlein	112,775	5,700	17,992
Timothy J. Scannell	242,915	4,065	81,674
David K. Floyd	201,125	2,169	56,008
Lonny J. Carpenter	173,220	6,216	56,944
William R. Jellison	121,640	15,991	14,418
All current executive officers as a group (12 persons)	1,937,730	49,768	524,180
Current non-management directors as a group (7 persons)	114,275	25,704	—
Nominees for election as directors as a group (8 persons)(1)	1,019,665	25,704	251,566
Associates of directors, executive officers or nominees as a group (zero persons)	—	—	—
Other persons who received or are to receive 5% of such options, restricted stock units or performance stock units as a group (zero persons)	—	—	—
All employees as a group, excluding current executive officers	9,007,650	2,231,330	95,782
______________
(1) Values for each type of award are equal to the amounts for Mr. Lobo plus those included in the "Current non-management directors as a group" category.

Certain Interests of Directors
In considering the recommendation of our Board with respect to the approval of the 2011 Plan, shareholders should be aware that members of our Board have certain interests, which may present them with conflicts of interest in connection with this proposal. As discussed above, directors are eligible to receive awards under the 2011 Plan. For more information about the compensation we pay to our directors, see "Compensation of Directors" on page 32. Our Board recognizes that approval of this proposal may benefit our current directors and their successors.

Equity Compensation Plan Information
Set forth in the following table is information with respect to our equity compensation plans under which Common Stock of the Company was authorized for issuance as of December 31, 2016.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(2)
Equity compensation plans approved by shareholders(1)	16,264,915	$67.12	14,269,539
______________
(1) Includes the 2011 Plan, as well as the existing 2011 Performance Incentive Award Plan pursuant to which shares of Common Stock may be awarded to employees of the Company and its operating subsidiaries and divisions in recognition of outstanding performance and achievements in sales, research and development, operations and other areas.
(2) Includes the following number of shares under our equity compensation plans: 10,482,829 shares in the 2011 Plan, 192,991 shares in the 2011 Performance Incentive Award Plan and 3,593,719 shares in the 2008 Employee Stock Purchase Plan.
There are no equity compensation plans that were not approved by shareholders.

Vote Required
Approval of the 2011 Plan requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. In the event the shareholders do not ratify the amendment and restatement of the 2011 Plan, awards may continue to be made under the 2011 Plan until there are no additional shares available from the 25,000,000 authorized currently, but no awards may be made after December 31, 2018. The Board recommends that shareholders vote FOR the approval of the amendment and restatement of the 2011 Plan as set forth herein.

PROPOSAL 4 — APPROVAL OF THE 2011 PERFORMANCE INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED

General
Our existing 2011 Performance Incentive Award Plan (the "2011 PIA Plan") provides for the award of up to 325,000 shares of Common Stock to employees of the Company and its operating subsidiaries and divisions in recognition of outstanding performance and achievements in sales, research and development, operations and other areas and to sales representatives employed by or under contract with independent sales agencies who sell Stryker products under agreements with our operating subsidiaries and divisions on the same basis that they are awarded to sales employees. Management recommended and the Board approved on February 7, 2017, subject to approval by the shareholders at the annual meeting, that the 2011 PIA Plan be amended and restated to increase the number of shares of Common Stock that may be issued under the 2011 PIA Plan by 175,000 [from 325,000 to 500,000 (the "Aggregate Limit")] and extend the term to permit awards to be made with respect to performance for any year through 2024 instead of 2016 as currently provided. As of February 28, 2017, 138,724 shares of the Company's Common Stock had been issued under the 2011 PIA Plan. If the amendment and restatement of the 2011 PIA Plan is approved, 361,276 shares (less any that have been issued since February 28, 2017) will be available for issuance pursuant to future awards made under the 2011 PIA Plan.
The following summary of the material terms of the 2011 PIA Plan is qualified in its entirety by reference to the text of the 2011 PIA Plan, which is attached as Appendix B to this Proxy Statement.

Sales-Based Awards
In the case of sales-based awards, management of each operating subsidiary and division that desires to establish a program for its sales employees and sales representatives will recommend specific criteria for awards. The Performance Incentive Award Committee (the "PIA Committee"), consisting of the President and Chief Executive Officer, the Vice President, Chief Financial Officer and Vice President, Chief Human Resources Officer or such other or additional persons designated by the Board, then approves the criteria with respect to all awards. At the end of each year, actual performance will be measured against the approved criteria and awards will be made to those who have satisfied the criteria.

Other Awards
A program has been established on the corporate level to recognize and reward teams and individuals responsible for the best innovations in the research and development area, including inventions, new products, team performance and synergies. The PIA Committee will select the award recipients in this area based on nominations from operating management. The PIA Committee may make awards under the 2011 PIA Plan to individuals for outstanding operating performance, measured by criteria such as back order and service levels, based on recommendations made by operating management. In addition, the PIA Committee may, upon the recommendation of corporate, division or subsidiary management, make awards for outstanding performance and achievements in other areas.

Participant and Annual Limits
No more than 1,000 shares of Common Stock (the "Participant Limit") may be awarded to an employee or sales representative with respect to performance for any calendar year and no more than 100,000 shares (the "Annual Limit") may be issued to all employees and sales representatives in the aggregate with respect to performance for any calendar year. No corporate officer of the Company and no officer of any subsidiary or division is eligible to receive an award under the 2011 PIA Plan. The number of employees and sales representatives who may receive awards under the 2011 PIA Plan will vary from year to year but is expected to be in the range of 500 to 800. In 2016, a total of approximately 650 individuals received awards under the 2011 PIA Plan, approximately 570 of which were employees and 80 were sales representatives employed by independent sales agencies.

Termination and Amendment
The Board may terminate the 2011 PIA Plan at any time and may amend the 2011 PIA Plan without further action on the part of the shareholders except as required by law, regulation or the rules of the NYSE, except that the Aggregate Limit, the Participant Limit and the Annual Limit may not be increased and awards may not be made with respect to performance for any year after 2024 without shareholder approval.

Anti-Dilution Provision
The 2011 PIA Plan contains an anti-dilution provision that provides for adjustment of the Aggregate Limit, the Participant Limit and the Annual Limit in the event of a stock split, combination of shares, stock dividend or reorganization, merger, consolidation, recapitalization or reclassification of the Company.

United States Federal Income Tax Consequences
The following discussion of certain of the U.S. federal income tax consequences of awards under the 2011 PIA Plan is based on current U.S. federal tax laws and regulations and does not purport to be a complete discussion. This description may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the U.S. federal income tax consequences described below. The following summary of the U.S. federal income tax consequences in respect of the 2011 PIA Plan is for general information only. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.

An employee or sales representative who receives an award under the 2011 PIA Plan will generally realize compensation taxable as ordinary income in an amount equal to the fair market value of the shares at the time of such payment. Income tax withholding requirements generally apply to amounts that are recognized as ordinary income by employees.  To the extent that an employee or sales representative recognizes ordinary income, the Company will be entitled to a corresponding deduction, provided that, among other things, (i) the income meets the test or reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code and (ii) any applicable reporting obligations are satisfied.

New Plan Benefits
Awards under the 2011 PIA Plan are within the discretion of the PIA Committee and, with respect to sales-based awards, the members of management of each of our operating subsidiaries and divisions along with the PIA Committee. As a result, the benefits that will be awarded to our employees and sales representatives are not determinable prospectively.

Information About Other Equity Compensation Plans
       For additional information with respect to the equity compensation plans under which the Common Stock of the Company is authorized for issuance as of December 31, 2016, including the 2011 PIA Plan, see "Proposal 3 — Approval of the 2011 Long-Term Incentive Plan, as Amended and Restated — Equity Compensation Plan Information" on page 41.

Vote Required
Approval of the amendment and restatement of the 2011 PIA Plan requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. In the event the shareholders do not ratify the amendment and restatement of the 2011 PIA Plan, awards may continue to be made under the 2011 PIA Plan with respect to employee performance during 2016 pursuant to the criteria established and communicated to eligible employees, but no award shall be made with respect to performance for any subsequent year. The Board recommends that shareholders vote FOR the approval of the amendment and restatement of the 2011 PIA Plan as set forth herein.

PROPOSAL 5 — APPROVAL OF THE 2008 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED

General
The purpose of our existing 2008 Employee Stock Purchase Plan (the "ESPP") is to encourage employee stock ownership, thus aligning employee interests with those of shareholders, and to enhance the ability of the Company to attract, motivate and retain qualified employees. We believe that the ESPP offers a convenient means for our employees who might not otherwise own our Common Stock to purchase and hold shares. The ESPP, which is qualified as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code (the "Code") and the related regulations, currently covers an aggregate of 5,000,000 shares of our Common Stock and provides that no new purchase period may be designated after April 1, 2018. Management recommended and the Board approved on February 7, 2017, subject to approval by the shareholders at the annual meeting, that the ESPP be amended and restated to increase the number of shares that may be issued under the ESPP by 1,500,000 (from 5,000,000 to 6,500,000) and to permit new purchase periods to be designated through May 1, 2027.
The summary below of the material terms of the ESPP is qualified in its entirety by reference to the text of the ESPP as proposed to be amended and restated, which is attached as Appendix C to this Proxy Statement.

Shares Subject to the ESPP
As of February 28, 2017, 1,436,903 shares of our Common Stock had been issued under the ESPP. If the amendment and restatement of the ESPP is approved, 5,063,097 shares (less any that have been issued since February 28, 2017) will be available for issuance in the future under the ESPP. If any purchase right under the ESPP terminates, is cancelled or expires without having been exercised in full, the underlying shares that were not purchased will again be available under the ESPP. To prevent dilution or enlargement of the rights of participants under the ESPP, appropriate adjustments will be made if any change is made to our outstanding Common Stock by reason of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our Common Stock or its value.

ESPP Participants
As defined in the ESPP, all employees of the Company and its subsidiaries, including officers and directors who are employees, are eligible to participate in the ESPP unless after the grant of purchase rights under the ESPP the employee would own Common Stock equal to or exceeding 5% of the total combined voting power or value of all outstanding capital stock of the Company (as calculated under the attribution rules in the Code). Members of the Board who are not employed as regular salaried officers or employees of the Company may not participate in the ESPP. Participation in the ESPP is voluntary and is dependent upon each eligible employee's election to participate and his or her determination, subject to the ESPP's provisions, as to the desired level of participation. As of December 31, 2016, approximately 20,000 of our employees are eligible to participate in the ESPP and approximately 3,600 were participating.

Purchases under the ESPP
The ESPP is administered by the Compensation Committee, which has broad power to make determinations under the ESPP, to interpret the terms of the ESPP and to establish rules and regulations for its administration. The Compensation Committee determines whether offers will be made and the beginning and ending dates of the related purchase periods. A purchase period may be not less than one month nor more than 27 months. The Compensation Committee determines the purchase price at which shares may be purchased by participants, which will not be less than the lesser of 85% of the fair market value per share of the Common Stock on the first day of the purchase period or 85% of the fair market value per share on the last day of the purchase period. Such design, along with other factors, permit the ESPP to be within the "safe harbor" created for employee stock purchase ESPPs in Accounting Standards Codification 718 and, accordingly, do not require an accounting charge for the discount provided on purchases under the ESPP. Since its inception in 2008, the ESPP has been conducted with monthly purchase periods, end of month purchase dates and a 5% discount from the closing price of our Common Stock as reported for NYSE Composite Transactions on the purchase date.
Prior to the first day of each purchase period, each participant makes an irrevocable election to participate during the purchase period. At the end of the purchase period, the participant receives a number of shares, determined on the last day of the purchase period, equal to the payroll deductions credited during the purchase period divided by the fair market value of a share at the end of the purchase period less the applicable discount. A participant may not purchase shares with a fair market value greater than $25,000 under the ESPP in any calendar year.
Participants may purchase shares only by submitting an election form during the election period established by the Compensation Committee prior to the beginning of each purchase period, stating the participant's election to have after-tax payroll deductions made for the purpose of participating in the ESPP. After initial enrollment in the ESPP, payroll deductions continue from purchase period to purchase period unless the participant makes another election to terminate his or her payroll deductions, terminates his or her employment with the Company or becomes ineligible to participate in the ESPP. The amounts deducted are credited to the participant's account under the ESPP until the purchase date. All amounts credited to a terminated employee's account (and any payroll deductions previously authorized by the terminated employee attributable to payroll periods prior to such employee's last day of employment) will remain in the ESPP for purchase of shares on the next following purchase date. We do not pay interest on the deducted amounts.
If sufficient shares are not available in any purchase period under the ESPP, the available shares will be allocated pro rata among the participants in that purchase period in the same proportion that their base compensation bears to the total of the base compensations of all participants for that purchase period. Any amounts not applied to the purchase of Common Stock will be refunded to the participants after the end of the purchase period without interest.

In the event of a change in control, the Compensation Committee will have the right to terminate the purchase period as of such date, and, if so terminated, each participant will be deemed to have exercised, immediately prior to such change in control, his or her purchase right to the extent payroll deductions were made prior thereto, with comparable rights accruing to each participant in the event of successive changes in control.  A change in control will occur if any person or group becomes a beneficial owner of more than 50% of the total fair market value or total voting power of the Common Stock; one person or group acquires 35% or more of the total voting power of the Common Stock; a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of Board prior to the date of such appointment or election; or a change in the ownership of assets of the Company that have more than 40% of the total gross fair market value of all of the Company's assets.

Amendment of the ESPP
The Board may terminate the ESPP at any time and may amend the Plan without further action on the part of the shareholders, but no amendment may disqualify the ESPP under Section 423 of the Code or Rule 16b-3 under the Securities Exchange Act of 1934, as amended, without shareholder approval. No amendment or termination will adversely affect any right to purchase shares that has been granted under the ESPP without the consent of the participant.

United States Federal Income Tax Consequences
The following discussion of certain of the U.S. federal income tax consequences of awards under the ESPP is based on current U.S. federal tax laws and regulations and does not purport to be a complete discussion. This description may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the U.S. federal income tax consequences described below. The following summary of the U.S. federal income tax consequences in respect of the ESPP is for general information only. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.
The ESPP is intended to be an "employee stock purchase plan" as defined in Section 423 of the Code, under which neither the grant nor the exercise of rights to acquire Common Stock under the ESPP is taxable to the participant or gives rise to a deduction for the Company. Amounts deducted from a participant's compensation to purchase shares under the ESPP are taxable to the participant in the year in which the amounts would otherwise have been received.
If a participant sells the shares acquired under the ESPP more than two years after the beginning of the applicable purchase period and one year from the purchase date, the participant will recognize as ordinary income the lesser of the amount by which the fair market value of the shares when purchased exceeds the purchase price (i.e., the discount below fair market value) or the amount, if any, by which the fair market value of the shares at the time of the sale exceeds the purchase price. The participant's tax basis in the purchased shares will increase by the amount recognized as ordinary income and any further gain recognized on the sale will be treated as capital gain. The Company will not be entitled to a deduction with respect to that sale.
If the participant sells the shares acquired under the ESPP within two years after the beginning of the applicable purchase period or within one year of the purchase date, the participant will recognize ordinary income in the year of the sale, the amount of which generally will be the excess of the fair market value of the shares on the date the shares were purchased (i.e., the end of the applicable purchase period) over the purchase price for those shares. The participant's tax basis will increase by the amount recognized as ordinary income and any further gain or loss realized upon the sale will be capital gain or loss. To the extent that an employee recognizes ordinary income, the Company will be entitled to a corresponding deduction, provided that, among other things, (i) the income meets the test or reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation under Section 162(m) of the Code and (ii) any applicable reporting obligations are satisfied.

New Plan Benefits
Since participation is voluntary, the number of purchase periods is subject to the discretion of the Compensation Committee and the purchase prices of shares under the ESPP are in part a function of prevailing market prices of the Common Stock that vary from time to time, the benefits to be received by participants are not determinable prospectively.

Information About Other Equity Compensation Plans
For additional information with respect to the equity compensation plans under which the Common Stock of the Company is authorized for issuance as of December 31, 2016, including the ESPP, see "Proposal 3 — Approval of the 2011 Long-Term Incentive Plan, as Amended and Restated — Equity Compensation Plan Information" on page 41.

Vote Required
Approval of the amendment and restatement of the ESPP requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. In the event the shareholders do not ratify the amendment and restatement of the ESPP, no new purchase period may be designated under the ESPP after April 1, 2018. The Board recommends that shareholders vote FOR the approval of the amendment and restatement of the ESPP as set forth herein.

PROPOSAL 6 — RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE EXECUTIVE BONUS PLAN

General
Bonuses have been and are an essential component of the total compensation package for our executives, as a means to attract and retain highly qualified individuals and provide financial incentives for them. In February 2007, the Board adopted the Executive Bonus Plan (the "Executive Bonus Plan"), effective as of January 1, 2007, and it was approved by the shareholders at the 2007 annual meeting. The Executive Bonus Plan will continue indefinitely unless suspended or terminated by the Board. As we did in 2012, we are asking the shareholders to re-approve the formula bonus under our Executive Bonus Plan to preserve our ability to take a federal tax deduction for certain compensation awards. The summary below of the Executive Bonus Plan and the material terms of the performance goals under the Executive Bonus Plan is qualified in its entirety by reference to the text of the Executive Bonus Plan, which is attached as Appendix D to this Proxy Statement.

162(m) Re-approval of Performance Goals
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount that we may deduct for federal income tax purposes in any one taxable year for compensation paid to each of our "covered employees." Our covered employees include our Chief Executive Officer and each of our other three most highly-paid executive officers, other than our Chief Financial Officer. There is, however, an exception to this limit for compensation earned pursuant to certain performance-based awards, or "performance-based compensation." A performance-based award made under the Executive Bonus Plan is eligible for this exception, provided that certain Section 162(m) requirements are met. One of these requirements relates to shareholder approval (and, in this case, re-approval) of the material terms of the performance goals underlying the performance-based award. The material terms of the performance goals under the Executive Bonus Plan include the employees eligible to receive compensation under the Executive Bonus Plan, a description of the business criteria on which the performance goal is based and the maximum award that can be paid to an employee under the performance goal. Each of these aspects of the Executive Bonus Plan is discussed below. The material terms of the performance goals used for the determination of awards under the Executive Bonus Plan were last approved by the Company's shareholders in 2012 and management recommended and the Board approved seeking re-approval at this year's annual meeting to preserve the ability to grant awards that are eligible for deduction under Section 162(m) until 2022.

Executive Bonus Plan Description
The persons eligible to be participants under the Executive Bonus Plan are the Chief Executive Officer, the Chief Financial Officer and other executive officers whose compensation is or may be subject to the limitations of Section 162(m) (approximately 12 persons as of December 31, 2016). The Executive Bonus Plan establishes a maximum award ("formula bonus") of 0.75% of adjusted operating income (that is, operating income, as reported in our publicly filed financial statements increased by the amount of any in-process research and development charges reflected in such operating income) for the performance period (generally our fiscal year) and provides a further limitation that in no event will the amount awarded to any participant in respect of a fiscal year exceed $12 million. The Executive Bonus Plan grants the Compensation Committee discretion to reduce the formula bonus percentage of adjusted operating income to below 0.75% for one or more participants for any performance period and to reduce any participant's actual bonus to below the formula bonus (or to pay no bonus). The Compensation Committee has exercised and intends to continue to exercise such discretion by establishing at its regularly scheduled meeting in February of each performance year additional performance criteria that will further limit a participant's actual bonus. Bonuses will be paid no later than the March 15 following the end of the performance period based on actual performance results, as certified by the Compensation Committee.
As indicated, the actual bonuses that have been awarded under the Executive Bonus Plan have been much smaller than the maximum bonuses that could have been awarded. For information regarding bonus and other non-equity incentive compensation payments made to the NEOs with respect to 2016, see "Compensation Discussion and Analysis — 2016 Compensation Elements — Annual Bonus" beginning on page 13.
At its meeting on February 7, 2017, the Compensation Committee designated the participants in the Executive Bonus Plan and their target bonus amount for 2017 (subject to the Plan limitations). The target bonus amounts for 2017 for the NEOs, other than Mr. Jellison, and the current executive officers as a group are as follows:

Name and Principal Position	Target Bonus ($)
Kevin A. Lobo	1,636,600
Chairman, President and Chief Executive Officer
Glenn S. Boehnlein	456,000
Vice President, Chief Financial Officer
Timothy J. Scannell	539,750
Group President, MedSurg and Neurotechnology
David K. Floyd	527,000
Group President, Orthopaedics
Lonny J. Carpenter	442,000
Group President, Global Quality and Business Operations
Executive Officers as a Group(1)	5,265,568
______________

(1)
Represents the aggregate of the target bonuses for the 12 current executive officers as a group, including the NEOs and is converted to U.S. dollars for any executive officers who have their target bonuses denominated in a currency other than U.S. dollars.

For Mr. Lobo, Mr. Boehnlein and Mr. Carpenter, the primary focus of the criteria that will be used to determine the actual 2017 bonus amounts is total Stryker performance with respect to constant currency sales and adjusted operating income and for Mr. Scannell and Mr. Floyd, the main focus is on performance of the groups for which they are responsible with respect to constant currency sales and adjusted operating income, with consolidated adjusted operating income and specified qualitative measures being additional factors in each case. Participants will have the opportunity (subject to the Executive Bonus Plan limitations) to earn an additional bonus up to 100% of the target bonus in 2017 if goals for constant currency sales, adjusted operating income and adjusted diluted net earnings per share are exceeded. In addition, as has been the case in the past, the final determination of the actual bonuses may include a subjective evaluation of each individual's performance during the year taking into account other criteria determined by the Compensation Committee to be relevant to a determination of the participant's overall contribution to the Company during the year. The Board and Compensation Committee may make adjustments to final bonus determinations within the framework of the maximum bonuses that can be awarded under the Executive Bonus Plan.
Bonus awards under the Executive Bonus Plan may be paid in cash, unrestricted or restricted Common Stock issued under the 2011 Plan or any subsequent shareholder-approved plan or a combination of cash and shares. The Compensation Committee may also provide for deferral of a bonus payment under any nonqualified deferred compensation program. See "Compensation Discussion and Analysis —Recoupment Policy" on page 22 for a discussion of our recoupment policy that applies to all cash and equity incentive payments made to our elected corporate officers during and after 2015 in the event of a material restatement of our financial statements as a result of misconduct or material violations of laws, regulations or Company policies.

Plan Administration
       The Executive Bonus Plan is administered by the Compensation Committee, which has full authority to interpret the Executive Bonus Plan, to establish rules and regulations relating to the operation of the Executive Bonus Plan, to select participants, to determine the amount of an award (subject to the Executive Bonus Plan limitations) and to make all determinations and take all other actions necessary or appropriate for the proper administration of the Executive Bonus Plan. The Compensation Committee's interpretation of the Executive Bonus Plan and all actions taken within the scope of its authority are final and binding. No member of the Compensation Committee is eligible to participate in the Executive Bonus Plan.

Amendment and Termination
The Board may at any time suspend or terminate the Executive Bonus Plan and may amend the Executive Bonus Plan from time to time as it deems advisable, subject to any requirement for shareholder approval under applicable law, including Section 162(m). No amendment that adversely affects a participant's rights to, or interest in, an award granted prior to the date of the amendment will be effective without the participant's consent.

United States Federal Income Tax Consequences
       The following discussion of certain of the U.S. federal income tax consequences of awards under the Executive Bonus Plan is based on current U.S. federal tax laws and regulations and does not purport to be a complete discussion. This description may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the U.S. federal income tax consequences described below. The following summary of the U.S. federal income tax consequences in respect of the Executive Bonus Plan is for general information only. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.
A participant who receives an award under the Executive Bonus Plan will generally realize compensation taxable as ordinary income in the amount of cash paid (or, if paid in shares, an amount equal to the fair market value of the shares at the time of such payment). Income tax withholding requirements apply to amounts that are recognized as ordinary income by covered employees.  To the extent that a participant recognizes ordinary income, the Company will be entitled to a corresponding deduction, provided that, among other things, (i) the income meets the test or reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation under Section 162(m) of the Internal Revenue Code and (ii) any applicable reporting obligations are satisfied.

New Plan Benefits
Awards under the Executive Bonus Plan are within the discretion of the Compensation Committee. As a result, the benefits that will be awarded to participants are not determinable prospectively.

Vote Required
Re-approval of the material terms of the performance goals under the Executive Bonus Plan requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. The Board recommends that shareholders vote FOR re-approval of the material terms of the performance goals under the Executive Bonus Plan.

PROPOSAL 7 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
As described under "Compensation Discussion and Analysis" beginning on page 10, our philosophy in setting executive compensation is to provide a total compensation package that allows us to continue to attract, retain and motivate talented executives who drive our Company's success while aligning compensation with the interests of our shareholders and the achievement of our key business objectives. Consistent with this philosophy, a significant percentage of the total compensation opportunity for each of our NEOs is based on measurable corporate, business area and individual performance, both financial and non-financial, and on the performance of our shares on a long-term basis.
Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the "Summary Compensation Table" and other related compensation tables and narrative disclosure under "Executive Compensation" beginning on page 24 that describe the compensation of our NEOs during each of the last three fiscal years or such shorter number of years that each of them was an NEO. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
Pursuant to Section 14A of the Exchange Act, our shareholders are entitled to an advisory vote to approve the compensation of our named executive officers. This advisory vote is commonly referred to as a "say-on-pay" advisory vote. Pursuant to a policy we adopted in 2011, we provide our shareholders with the opportunity to vote on a "say-on-pay" advisory vote at each annual meeting. Accordingly, in compliance with these requirements and as a matter of good corporate governance, we are asking shareholders to approve the following resolution at our annual meeting:
RESOLVED, that the shareholders of Stryker Corporation (the "Corporation") approve, on an advisory basis, the compensation of the Corporation's named executive officers as disclosed in the Corporation's Proxy Statement for this annual meeting pursuant to the rules of the Securities and Exchange Commission, including "Compensation Discussion and Analysis," the "Summary Compensation Table" and the compensation tables and narrative disclosure under "Executive Compensation."
This advisory vote is non-binding. Although non-binding, the Compensation Committee and the Board will review the results of the vote and take them into account in future determinations concerning our executive compensation program. The Board unanimously recommends a vote FOR the resolution set forth in Proposal 7.

PROPOSAL 8 — ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Exchange Act, our shareholders are entitled to an advisory vote every six years on how frequently we should seek a "say-on-pay" advisory vote on executive compensation, such as Proposal 7. Shareholders may indicate whether they would prefer that future "say-on-pay" advisory votes should occur every year, every two years or every three years or may abstain from voting on the matter.
When this requirement first came into effect in 2011, our Board determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company. In formulating its recommendation, the Board considered that an annual advisory vote provides the most consistent and clear communication channel for shareholders to express their views about our executive compensation programs by allowing them to provide us with direct input every year. At the 2011 annual meeting, 82% of the votes cast by our shareholders favored the every year alternative and we have held "say-on-pay" advisory votes each year since. Our Board has considered the matter again in light of the requirement that the question be re-submitted to shareholders at the 2017 annual meeting and has recommended that we continue the practice of conducting a "say-on-pay" vote annually. Shareholders are not voting to approve or disapprove the Board's recommendation but will be able to specify one of four choices on the proxy card - every year, every other year, every three years or abstain.
Although this advisory vote on the frequency of "say-on-pay" advisory votes is non-binding on the Company, the Board will review the results and take them into consideration when deciding how frequently to conduct future "say-on-pay" advisory votes. We will disclose our decision regarding the frequency of shareholder advisory votes on NEO compensation in light of the results of the shareholder vote on this proposal in a filing with the SEC. The Board recommends a vote FOR the "every year" alternative as the frequency with which shareholders are provided an advisory vote on the compensation of our NEOs.

ADDITIONAL INFORMATION

Shareholder Proposals for the 2018 Annual Meeting
Under the rules of the SEC, if you would like to submit a proposal for inclusion in the proxy materials for our 2018 annual meeting, the proposal must be received by our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 on or prior to November 20, 2017. The inclusion of any proposal in the proxy statement and form of proxy for such meeting will be subject to applicable SEC rules.
Under our By-Laws, which are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/bylaws or may be obtained by written request to our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, certain procedures are provided that shareholders must follow to nominate a person for election as a director at an annual meeting or to bring an item of business before an annual meeting. These procedures require that notice of an intention to nominate a person for director and/or to bring an item of business before our 2018 annual meeting must be received in writing by our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 no earlier than January 3, 2018 and no later than February 2, 2018. The notice must contain certain information about the shareholder making the proposal, including a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in the notice or bring the item of business before the meeting, and about the nominee and/or the item of business and, in the case of a nomination, must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and the NYSE and to furnish us with copies of the reports. Specific due dates for these reports have been established and we are required to report in this Proxy Statement any failure by directors, officers and 10% holders to file such reports on a timely basis. At the present time, there is no 10% holder. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were met with respect to 2016 except for the Forms 4 reporting the option exercises on July 1, 2016 by Katherine A. Owen, Vice President, Strategy and Investor Relations and the purchase on July 29, 2016 by Roch Doliveux, Director.

Other Action
At this time, we do not know of any matter to be brought before the meeting other than those referred to above. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on any such matter.

Expenses of Solicitation
The cost of solicitation of proxies for the annual meeting is being paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. In addition, we have retained Innisfree M&A Incorporated to act as proxy solicitor for the annual meeting for a fee of $15,000 plus reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding the proxy material to the beneficial owners of the stock held in street name by such persons.

By Order of the Board of Directors

Dean H. Bergy
Vice President, Corporate Secretary
March 20, 2017

APPENDIX A — STRYKER CORPORATION 2011 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED

Article 1. Establishment, Objectives and Duration
1.1    Establishment of this Plan. Stryker Corporation, a Michigan corporation, hereby establishes this Stryker Corporation 2011 Long-Term Incentive Plan (the "Plan") as set forth in this document. Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2.
This Plan permits the grant of Options, Restricted Stock and Other Stock Awards.
1.2    Purpose of this Plan. The purpose of this Plan is to advance the interests of the Company and its Subsidiaries (collectively, "Stryker") by providing a larger personal and financial interest in the success of Stryker to employees and directors whose judgment, interest and special efforts Stryker is dependent upon for the successful conduct of its operations and to enable Stryker to compete effectively with others for the services of new employees and directors as may be needed for the continued improvement of the enterprise. It is believed that the acquisition of such interest will stimulate the efforts of such employees and directors on behalf of Stryker and strengthen their desire to continue to serve Stryker.
1.3    Duration of this Plan. This Plan will commence on the Effective Date and will remain in effect, subject to the right of the Committee to amend or terminate this Plan at any time pursuant to Article 10, until the earlier of (a) April 30, 2027 and (b) the date that all Shares subject to this Plan pursuant to Article 4 have been issued according to this Plan's provisions; provided, however, that upon Plan termination, all Awards outstanding under this Plan will continue to have full force and effect in accordance with the terms of the Award Agreements evidencing such Awards.

Article 2. Definitions
Whenever used in this Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:
"Award" means any Option, Restricted Stock, Other Stock Award or any other right, interest or option (including any stock appreciation right), relating to Shares granted pursuant to the provisions of this Plan.
"Award Agreement" means any written agreement, contract or other instrument or document evidencing an Award or Awards granted by the Committee hereunder, which in the sole and absolute discretion of the Company may, but need not, be signed or acknowledged by the Company and/or the Participant.
"Board" or "Board of Directors" means the Board of Directors of the Company.
"Business Combination" shall have the meaning provided therefor in the definition of Change in Control.
"Change in Control" means the occurrence of any one or more of the following: (a) any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), after the Effective Date, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the outstanding Shares, (b) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a "Business Combination"), unless immediately following such Business Combination more than sixty percent (60%) of the total voting power of (i) the company resulting from such Business Combination (the "Surviving Company"), or (ii) if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of one hundred percent (100% of the voting securities eligible to elect directors of the Surviving Company is represented by the Shares that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Shares were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Shares among the holders thereof immediately prior to the Business Combination, or (c) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.
"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.
"Committee" means the Compensation Committee of the Board of Directors or such other persons or committee to which the Board has delegated any authority, as may be appropriate. A person may serve on the Committee only if he or she is an "outside director" for purposes of Section 162(m) of the Code, is a "Non-Employee Director" within the meaning of Exchange Act Rule 16b-3 and is an "independent" Director for purposes of the Corporate Governance Standards of the New York Stock Exchange.
"Company" means Stryker Corporation, a Michigan corporation, and any successor thereto as provided in Article 12.
"Director" means a member of the Board of Directors.
"Disability" means (i) when used in the context of an Award other than an Incentive Stock Option Award, a physical or mental condition that qualifies as a disability under the long-term disability pay plan of Stryker then in effect for United States employees (irrespective of whether the Participant is eligible to participate in such plan), which disability has, in the case of an Employee, prevented such Employee from being in the full-time, active service of Stryker for the entire period of one hundred-eighty (180) days immediately preceding termination of employment; and (ii) when used in the context of an Incentive Stock Option, a physical or mental condition that qualifies as a disability within the meaning of Code Section 22(e)(3).
"Effective Date" means April 26, 2011.
"Employee" means any person employed by Stryker in a common law employee-employer relationship. A Participant shall not cease to be an Employee for purposes of this Plan in the case of (i) any leave of absence approved by Stryker or (ii) transfers between locations of the Company or among the Company, any Subsidiary or any successor. Service as a Director shall not be sufficient to constitute "employment" by Stryker.
"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
"Exercise Period" shall have the meaning provided therefor in Section 3.4.
"Exercise Price" means, with respect to an Option, the price at which a Share may be purchased by a Participant pursuant to the Option and, with respect to a stock appreciation right, the price at which the stock appreciation right is granted.
"Fair Market Value" of the Shares as of any date means the closing sales price of the Shares (or the closing bid, if no sales were reported) as reported on the New York Stock Exchange-Composite Transactions for the last market trading day prior to such date or, if the Shares are not then listed on the New York Stock Exchange, the fair market value of the Shares on such date as determined in good faith by the Committee.

"Incentive Stock Option" means an Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.
"Non-Employee Director" means a Director who is not currently an Employee.
"Nonstatutory Stock Option" means an Option that is designated as not being intended to qualify, or that has ceased to qualify, as an Incentive Stock Option.
"Option" means an option to purchase Shares granted under Article 6.
"Other Stock Award" means any right granted to a Participant by the Committee pursuant to Article 8.
"Participant" means an Employee or Non-Employee Director to whom an Award has been granted that remains outstanding.
"Performance Award" shall have the meaning provided therefor in Section 14.5.
"Restricted Stock" means any Share issued pursuant to Article 7 with a restriction on transferability, a risk of forfeiture and such other restrictions as the Committee, in its sole discretion may impose, which restrictions generally will expire on a specified date, upon the occurrence of an event and/or on an accelerated basis under certain circumstances, as specified in this Plan or the Award Agreement relating to the Restricted Stock.
"Restriction Period" means the period during which Restricted Stock remains nontransferable and subject to a risk of forfeiture.
"Retirement" means termination of employment with or service as a Director of Stryker on or after the Participant's 65th birthday or the Participant's 60th birthday if the Participant has completed or is otherwise credited with ten (10) years of service as an Employee or Director of Stryker.
"Shares" means the shares of common stock, $.10 par value, of the Company.
"Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Code Section 424(f).

Article 3. Administration
3.1    The Committee. This Plan will be administered by the Committee. The Board of Directors may from time to time remove members from the Committee or add members thereto, and vacancies in such Committee, however caused, shall be filled by the Board.
3.2    Authority of the Committee. Except as limited by law and subject to the provisions of this Plan and such orders or resolutions not inconsistent with the provisions of this Plan as may from time to time be adopted by the Board, the Committee will have full power to (a) select Employees and Non-Employee Directors to whom Awards may from time to time be granted under this Plan, (b) determine the type or types of Awards to be granted to each Participant, (c) determine the number of Shares to be covered by or relating to each Award granted under this Plan (d) determine the terms and conditions of Awards in a manner consistent with this Plan, (e) determine whether, to what extent and under what circumstances Awards may be settled in Shares, cash or any other form of property, (f) determine whether, to what extent and under what circumstances payment of cash, Shares other property and other amounts payable with respect to an Award made under this Plan shall be deferred either automatically or at the election of the Participant consistent with the terms of this Plan, (g) construe and interpret this Plan and any Award Agreement (h) establish, amend or waive rules and regulations and appoint such agents as it shall deem appropriated for the proper administration of this Plan and (i) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan. The Committee shall be authorized to make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The interpretation and construction by the Committee of any provision of this Plan or any Award granted pursuant hereto shall be final and conclusive. No member of the Committee or the Board of Directors shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted pursuant hereto.
3.3    Delegation. Subject to the terms of this Plan and terms and limitations as the Committee shall determine, the Committee may delegate its authority to make Awards to Employees to the Company's Chief Executive Officer, subject to annual calendar year limits of 20,000 Shares subject to Awards per Employee and 300,000 Shares subject to Awards in the aggregate in the case of Awards made (a) in situations where the Company is seeking to attract a new hire or recognize employees for special achievements, (b) to new employees as a result of the acquisition by the Company of another company, whether by merger or purchase of stock or substantially all of its assets, which Awards are deemed appropriate by the Chief Executive Officer in connection with the retention of newly acquired employees or (c) in other special circumstances, with any Share issuable in connection with an Award other than an Option or stock appreciation right being counted against such limits as 2.86 Shares, except that no such delegation may be made in the case of Awards to persons who are subject to the provisions of Section 16 of the Exchange Act or in the case of Awards intended to be qualified under Section 162(m) of the Code. To the extent that the Committee delegates its authority as provided by this Section 3.3, all references in this Plan to the Committee's authority to make Awards shall be deemed to include the Chief Executive Officer. The annual limits described in this Section 3.3 may be modified by the Committee with respect to any year or all future years and shall be subject to adjustment as provided in Section 4.3.
3.4    Change in Control. In the event of a Change in Control, the Committee shall have the discretion to accelerate the vesting of Awards, eliminate any restriction applicable to Awards, deem the performance measures, if any, to be satisfied, or take such other action as it deems appropriate, in its sole discretion. In addition, notwithstanding any other provision of this Plan, during the sixty (60)-day period from and after a Change in Control (the "Exercise Period"), if the Committee shall determine at, or at any time after, the time of grant, a Participant holding an Option shall have the right, whether or not the Option is fully exercisable and in lieu of the payment of the Exercise Price for the Shares being purchased under the Option and by giving written notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive in cash, within thirty (30) days of such notice an amount equal to the amount by which the Fair Market Value per Share on the date of such election shall exceed the Exercise Price per Share under the Option multiplied by the number of Shares granted under the Option as to which the right granted under this Section 3.4 shall have been exercised.

Article 4. Shares Subject to this Plan and Maximum Awards
4.1    Number of Shares Available for Awards. The maximum number of Shares that may be subject to Awards under this Plan is 55,000,000. The maximum number of Shares that may be subject to all Awards, in the aggregate, granted during any calendar year to any one Participant is 2,000,000; provided, however, that, to the extent required by Section 162(m) of the Code, Shares subject to Options or stock appreciation rights that are canceled shall continue to be counted against the foregoing limit and provided, further, that such limit will apply whether the Awards are paid in Shares or settled in cash. Any Share for which an Award other than an Option or stock appreciation right is granted shall be counted against the limits described above as 2.86 Shares. Notwithstanding anything herein to the contrary, (a) the maximum grant date fair value, as determined in accordance with the Company's standard accounting principles, of Awards that may be granted to any one Non-Employee Director in any calendar year is $500,000 and (b) the maximum amount of cash compensation payable by the Company to any one Non-Employee Director in any calendar year (measured as of the date of payment) is $400,000. All limits described in this Section 4.1 are subject to adjustment as provided in Section 4.3.
4.2    Computation of Available Shares. Shares subject to Awards that terminate, expire or are forfeited, canceled or settled in cash, either in whole or in part, may be used for the further grant of Awards to the extent of such termination, forfeiture, cancellation or settlement. Shares that again become available for future grant pursuant to the preceding sentence shall be added back as one (1) Share if subject to an Option or a stock appreciation right and as 2.86 Shares if subject to an Award other than an Option or a stock appreciation right. Notwithstanding the foregoing, Shares subject to an Award under this Plan may not again be made available for issuance or delivery under this Plan if such Shares were tendered or withheld to pay the Exercise Price of an Option or the withholding taxes related to an Award or were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right. In addition, the Shares available for issuance or delivery under this Plan shall not be increased by Shares repurchased by the Company with Option proceeds.
4.3    Adjustments of and Changes in Shares.

(a)
In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, share combination, or other change in the corporate structure of the Company affecting the Shares or of any stock or other securities into which the Shares shall have been changed or for which Shares shall have been exchanged, such adjustment shall be made in the number and class of Shares that may be delivered under this Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under this Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights and provided that the number of Shares subject to any Award shall always be a whole number.

(b)	Fractional Shares resulting from any adjustment in Awards pursuant to this Section 4.3 may be settled in cash or otherwise as the Committee determines.

(c)
The Company will give written notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

Article 5. Eligibility and Participation
Any Employee or Non-Employee Director shall be eligible to be selected as a Participant as provided herein; provided, however, that Incentive Stock Options shall only be awarded to Employees. Notwithstanding any provision in this Plan to the contrary, the Board (not the Committee) shall have the authority, in its sole and absolute discretion, to select Non-Employee Directors as Participants who are eligible to receive Awards other than Incentive Stock Options under this Plan and all references in this Plan to the Committee, insofar as they relate to Awards to Non-Employee Directors, shall be deemed references to the Board. The Board shall set the terms of Awards to Non-Employee Directors in its sole and absolute discretion, and the Board shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to Employees.

Article 6. Options
6.1    Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Employees and Non-Employee Directors in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.
6.2    Terms and Conditions. Except as hereinafter provided, all Options granted pursuant to this Plan shall be subject to the following terms and conditions:

(a)
Price. The Exercise Price of the Shares issuable upon exercise of Options granted under this Plan shall be not less than 100% of the Fair Market Value of the Shares on the date of the grant of the Option. The Exercise Price shall be paid in full at the time of purchase by any combination of the methods set forth below. The Committee shall have the authority to grant Options that do not entitle the Participant to use all methods or that require prior written consent of the Company to use certain of the methods. The methods of payment are: (i) cash, (ii) by surrender to the Company (either by actual delivery or attestation to the ownership) of Shares with an aggregate Fair Market Value on the date of purchase that is sufficient to cover the aggregate Exercise Price or (iii) by a net exercise arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with an aggregate Fair Market Value on the date of purchase that is sufficient to cover the aggregate Exercise Price. The Exercise Price shall be subject to adjustment, but only as provided in Section 4.3 hereof.

(b)
Duration and Exercise of Options. Options may be granted for terms of up to but not exceeding ten (10) years from the date the particular Option is granted. Options shall be exercisable as provided by the Committee at the time of grant thereof.

(c)
Termination of Employment or Service as a Director. Upon the termination of the Participant's employment or service as a Director, except as otherwise provided under terms of the Award Agreement, his or her rights to exercise an Option shall be as follows:

(d) Retirement. If a Participant's employment or service as a Director terminates by reason of Retirement, the Participant or the Participant's estate (in the event of death after such termination) may, at any time prior to the fixed termination date provided in the Option, exercise the Option with respect to all or any part of the Shares subject thereto, regardless of whether the right to purchase such Shares had accrued on or before the last day on which the Participant was either an Employee or Director. Anything in this Plan to the contrary notwithstanding, if a Participant were eligible for Retirement but ceased to be an Employee or Director by reason of Disability, death or any other reason before such Participant retired, his or her rights to exercise an Option shall be as if such Participant's employment or service as a Director ceased by reason of Retirement.

(e)
Disability or Death. If a Participant's employment or service as a Director terminates by reason of Disability or death, the Participant or the Participant's estate may, within one (1) year following such termination, exercise the Option with respect to all or any part of the Shares subject thereto, regardless of whether the right to purchase such Shares had accrued on or before the date of termination.

(f)
Other Reasons. If a Participant's employment or service as a Director terminates for any reason other than Retirement, Disability or death, the Participant or the Participant's estate (in the event of the Participant's death after such termination) may, within thirty (30) days following such termination, exercise the Option with respect to only such number of Shares as to which the right of exercise had accrued on or before the Termination

Date unless the Committee determines that the Option shall be exercisable as to a greater portion thereof. Except as otherwise provided in the following sentence, "Termination Date" means the effective date of termination of a Participant's employment or service as a Director. If a Participant is employed outside the United States, "Termination Date" shall be the earliest of (i) the date on which notice of termination of employment is provided to the Participant, (ii) the last day of the Participant's active service with the Company or a Subsidiary, or (iii) the last day on which the Participant is an Employee of the Company or any Subsidiary, as determined in each case without including any required advance notice period and irrespective of the status of the termination under local labor or employment laws.

(g)
General. Notwithstanding the foregoing, no Option shall be exercisable in whole or in part (i) after the termination date provided in the Option, or (ii) except as provided in Section 3.4 or in the event of termination of employment or service as a Director because of Disability, Retirement or death, unless the Participant shall have continued in the employ of Stryker or to serve as a Director for one year following the date the Option was granted. A Participant's "estate" shall mean the Participant's legal representatives upon the Participant's death or any person who acquires the right under the laws of descent and distribution to exercise an Option by reason of the Participant's death. The Board of Directors or the Committee may determine that the transfer of employment of one or more Employees at the Company's request or with its permission to an entity that has a contractual relation with Stryker shall not be deemed a termination of employment for purposes of this Section 6.2(c). In the case of a person who is both an Employee and a Director, the provisions of this Section 6.2(c) shall not apply until such time as such person is neither an Employee nor a Director.

(h)
Surrender of Options. Subject to the provisions of Section 10.2 of this Plan, the Committee may require the surrender of outstanding Options as a condition precedent to the grant of new Options. Upon each such surrender, the Option or Options surrendered shall be canceled and the Shares previously subject to the Option or Options under this Plan shall thereafter be available for the grant of Options under this Plan.

(i)	Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

(j)
Incentive Stock Options. Incentive Stock Options granted pursuant to this Plan shall be subject to all the terms and conditions included in subsections (a) through (e) of this Section 6.2 and to the following terms and conditions:

(i)	No Incentive Stock Option shall be granted to an individual who is not an Employee;

(ii)	No Incentive Stock Option shall be granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company;

(iii)
No Incentive Stock Option may be granted under this Plan if such grant, together with any applicable prior grants that are Incentive Stock Options within the meaning of Section 422(b) of the Code, would exceed any maximum established under the Code for Incentive Stock Options that may be granted to an individual Employee; and

(iv)
An Incentive Stock Option will cease to qualify as an Incentive Stock Option and shall be treated as a Nonstatutory Stock Option if not exercised on or before the earliest of (i) the time specified in the Award Agreement, (ii) three (3) months after the Participant's termination of service for a reason other than death or Disability, or (iii) twelve (12) months after the Participant's termination of service for Disability.

Article 7. Restricted Stock
7.1    Grant of Restricted Stock: Subject to the terms and provisions of this Plan, the Committee may, at any time and from time to time, grant Restricted Stock to Participants in such amounts as it determines. Restricted Stock may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.
7.2    Award Agreement: Each grant of Restricted Stock will be evidenced by an Award Agreement that specifies the Restriction Period, the number of Shares granted and such other provisions as the Committee determines.
7.3    Other Restrictions: The Committee may impose such conditions or restrictions on any Restricted Stock as it deems advisable, including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 7.3 as to any given Award will lapse all at once or in installments. The Company will retain the certificates representing Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.
7.4    Payment of Awards: Except as otherwise provided in this Article 7, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period or on the date provided in the Award Agreement.
7.5    Voting Rights: During the Restriction Period, Participants holding Restricted Stock may exercise full voting rights with respect to those Shares.
7.6    Termination of Service: Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock after his or her termination of employment or service as a Non-Employee Director. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of employment or service.

Article 8. Other Stock Awards
8.1    Stock and Administration: Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (collectively, "Other Stock Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under this Plan, and such Other Stock Awards shall also be available as a form of payment in the settlement of other Awards granted under this Plan. Other Stock Awards may include Awards based on the achievement of pre-established performance criteria during a specified period. Stock appreciation rights may be granted for terms up to but not exceeding ten (10) years from the date the particular stock appreciation right is granted and shall be exercisable as provided by the Committee at the time of grant thereof. The Exercise Price of a stock appreciation right shall not be less than 100% of the Fair Market Value of the Shares on the date of grant. Other Stock Awards shall be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of this Plan as herein set forth. Unless the Committee determines otherwise to address specific considerations, Other Stock Awards granted to Participants shall have a vesting period of not less than one year.

8.2    Other Provisions: Shares purchased pursuant to a purchase right awarded under Section 8.1 shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares as of the date such purchase right is awarded. Otherwise, Shares subject to Other Stock Awards granted under Section 8.1 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

Article 9. Rights of Participants
9.1    Employment and service: Nothing in this Plan will confer upon any Participant any right to continue in the employ of Stryker, or interfere with or limit in any way the right of Stryker to terminate any Participant's employment or service as a Director at any time.
9.2    Participation: No Employee or Director will have the right to receive an Award under this Plan or, having received an Award, to receive a future Award.
9.3    Dividends and Other Distributions. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (other than an Option or stock appreciation right) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, all cash or stock dividends that are or would be payable with respect to each Share underlying such Award ("Dividend Equivalents"). Notwithstanding the foregoing, with respect to Awards that are earned based on the achievement of performance objectives, Dividend Equivalents will only be paid upon the achievement of the respective performance objectives. The Committee may provide that the Dividend Equivalents shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Dividend Equivalents that are to be paid on a deferred basis shall be granted and administered in accordance with all applicable provisions of Code Section 409A.

Article 10. Amendment, Modification and Termination
10.1    Amendment, Modification and Termination: The Committee may at any time and from time to time, alter, amend, modify or terminate this Plan in whole or in part. The Committee will not, however, increase the number of Shares that may be issued to Participants under this Plan, as described in Section 4.1 (and subject to adjustment as provided in Section 4.3), extend the term of this Plan or of Awards granted hereunder, change the eligibility criteria in Article 5 or reduce the Exercise Price of Options or stock appreciation rights below Fair Market Value without the approval of the Company's shareholders. No termination, amendment or modification of this Plan may adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.
10.2    Awards Previously Granted: Subject to the terms and conditions of this Plan, the Committee may modify, extend or renew outstanding Awards under this Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of Shares), the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or stock appreciation rights with an Exercise Price that is less than the Exercise Price of the original Options or stock appreciation rights without shareholder approval. Furthermore, no Option or stock appreciation right will be canceled in exchange for cash or Other Stock Awards or replaced with an Option or stock appreciation right having a lower Exercise Price, without the approval of the Company's shareholders.

Notwithstanding the foregoing, no modification of an Award will materially alter or impair any right or obligation under any Award already granted under this Plan without the prior written consent of the Participant.

Article 11. Withholding
The Company shall be authorized to withhold from any Award granted or payment due under this Plan the amount determined by the Company as appropriate to cover up to the maximum withholding taxes in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy the obligation for the payment of such taxes, including by surrender to the Company (either by actual delivery or attestation to the ownership) of Shares or by directing the Company to retain Shares otherwise deliverable in connection with the Award.

Article 12. Successors
All obligations of the Company under this Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger or consolidation or otherwise.

Article 13. Breach of Restrictive Covenants
An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches any noncompetition, nonsolicitation or nondisclosure provision or provision as to Stryker's ownership of inventions contained in the Award Agreement or otherwise required as a condition to an Award, whether during or after termination of employment or service as a Director, the Participant will forfeit such Award or the Shares issued or payment received in respect thereof (in which case the Company will repay the lesser of any Exercise Price or other amount paid by the Participant or the then Fair Market Value) or pay to the Company any gain realized as a result of the disposition of Shares issued in respect of such Award, all as provided in the applicable Award Agreement.

Article 14. Miscellaneous
14.1    Number: Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.
14.2    Severability: If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable law or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, it shall be stricken and the remainder of this Plan shall remain in full force and effect.
14.3    Requirements of Law: The granting of Awards and the issuance of Shares or cash payouts under this Plan will be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies or national securities exchanges as may be required.
14.4    Securities Law Compliance: As to any individual who is, on the relevant date, an officer, Director or ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act or any successor rule. To the extent any provision of this Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
No Option or stock appreciation right granted pursuant to this Plan shall be exercisable in whole or in part, and no Shares shall be issued pursuant to an Award, if such exercise or issuance would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (or other federal or state statutes having similar requirements), as in effect at that time. Each Award shall be subject to the further requirement that, if at any time the Board of Directors shall determine in its discretion that the listing or qualification of the Shares subject to such Award under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue of Shares thereunder, such Award may not be exercised and no Shares may be issued in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board of Directors.
14.5    Code Section 162(m) Provisions: Notwithstanding any other provision of this Plan, if the Committee determines at the time an Award based on the achievement of performance objectives (a "Performance Award") is granted to a Participant who is then an officer of the Company that such Participant is, or may be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, a covered employee within the meaning of Section 162(m)(3) of the Code, then the Committee may provide that this Section 14.5 shall be applicable to such Award. If a Performance Award is subject to this Section 14.5, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals pre-established by the Committee, which shall be based on the attainment of specified levels of one or any combination of revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, stock price, shareholder return, economic value added, quality initiatives or compliance initiatives in respect of the Company or the Subsidiary or division of the Company within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Subsidiary or division of the Company) under one or more of the measures described above relative to the performance of other corporations or external indices. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. Notwithstanding any provision of this Plan other than Section 3.4, with respect to any Performance Award that is subject to this Section 14.5, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Participant, or under such other conditions where such waiver will not jeopardize the treatment of other Performance Awards as "performance-based compensation" under Section 162(m) of the Code. In addition, at the time of granting Performance Awards or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code without adversely affecting the treatment of the Performance Award as "performance-based compensation under Section 162(m), the Committee may provide for the manner in which performance will be measured against the performance goals or may adjust the performance goals to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events. The Committee shall have the power to impose such other restrictions on Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.
14.6    Section 409A Compliance: Awards under this Plan are intended to either comply with, or be exempt from, the requirements of Code Section 409A and this Plan shall be interpreted and administered in a manner consistent with such intent. If an operational failure occurs with respect to Code Section 409A requirements, the Company shall require any affected Participant or beneficiary to fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Internal Revenue Service. Payments made to a Participant in error shall be returned to the Company and do not create a legally binding right to such payments.
14.7    Awards to Foreign Nationals and Employees Outside the United States: To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending this Plan, establish rules applicable to Awards granted to Participants who are foreign nationals or are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and grant Awards to such Participants in accordance with those rules. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.
14.8    No Restriction on Other Compensation arrangements: Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
14.9    Non-Transferability of Awards: Unless the Committee determines otherwise at the time an Award is granted, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the Participant's lifetime only by him or her or, if permissible under applicable law, by the Participant's guardian or legal representative. An Award and all rights thereunder shall terminate immediately if a Participant attempts to sell, pledge, assign, hypothecate, transfer or otherwise dispose of an Award or any rights therein to any person except as permitted herein or pursuant to the terms of such Award. For the sake of clarity, no Award may be transferred by a Participant for value or consideration.
14.10    Governing Law: To the extent not preempted by federal law, this Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Michigan.
14.11    No Limitation on Rights of the Company: The grant of an Award does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
14.12    Participant to Have No Rights as a Shareholder: Before the date as of which he or she is recorded on the books of the Company as the holder of any Shares underlying an Award, a Participant will have no rights as a shareholder with respect to those Shares.

APPENDIX B — STRYKER CORPORATION 2011 PERFORMANCE INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED
1.Purpose. The purpose of this 2011 Performance Incentive Award Plan (the "Plan") is to provide a pool of shares of Common Stock, par value $.10 per share (the "Common Stock"), of Stryker Corporation (the "Company") that may be awarded to (a) members of the sales force of the Company and its operating subsidiaries and divisions (including sales representatives employed by or under contract with independent sales agencies that have entered into agreements with the Company or its operating subsidiaries or divisions regarding the sale of Company products as well as direct sales employees) in recognition of outstanding performance and achievements in sales and (b) other employees of the Company and its operating subsidiaries and divisions in recognition of outstanding performance in product development, operations or other areas (each such award is referred to herein as a "Performance Incentive Award" and each person whose performance entitles him or her to shares of Common Stock pursuant to a Performance Incentive Award is referred to herein as an "Award Recipient"). No corporate officer of the Company and no officer of any subsidiary or division of the Company shall be eligible to receive a Performance Incentive Award under this Plan.
2.Effectiveness and Termination of the Plan. This Plan became effective as of April 26, 2011, upon approval by the Company's shareholders and was amended and restated effective May 3, 2017 upon approval by the Company's shareholders. In no event may Performance Incentive Awards be made with respect to performance for any year prior to 2012 or after 2024. This Plan is subject to earlier termination when all shares of Common Stock that may be issued under this Plan have been issued or at any earlier time determined by the Board of Directors.
3.The Common Stock. The aggregate number of shares of Common Stock that may be issued pursuant to Performance Incentive Awards under this Plan shall be 500,000 shares (the "Aggregate Limit"). Such number of shares shall be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose. No more than 1,000 shares of Common Stock (the "Award Recipient Limit") may be issued to any Award Recipient with respect to his or her performance for any calendar year and no more than 100,000 shares of Common Stock (the "Annual Limit") may be issued to all Award Recipients in the aggregate with respect to their performance for any calendar year. The Aggregate Limit, the Annual Limit and the Award Recipient Limit shall be subject to adjustment for any stock split, combination of shares, stock dividend or reorganization, merger, consolidation, recapitalization or reclassification of the Company.
4.Administration of the Plan. This Plan shall be administered by the Performance Incentive Award Committee (the "Committee") consisting of the President and Chief Executive Officer, the Vice President, Chief Financial Officer and the Vice President, Chief Human Resources Officer or such other or additional persons as may from time to time be designated by the Board of Directors. The Committee shall have full power to construe and interpret this Plan, establish and amend rules and regulations for its administration and perform all other acts relating to this Plan, including the delegation of responsibilities as it deems appropriate.
5.Determination of Awards.
(a) Sales-Based Awards. Management of each operating division and subsidiary of the Company that desires to establish a program pursuant to which members of its sales force shall be eligible to receive Performance Incentive Awards shall recommend to the Committee the specific criteria to be used to determine Performance Incentive Awards to members of its sales force and advise the Committee of the maximum number of shares of Common Stock that would be awarded if all of the eligible members of its sales force satisfied the criteria. At the end of the year, actual performance will be measured against the approved criteria and the members of the sales force whose performance during the year satisfied the criteria shall be awarded the number of shares of Common Stock to which they are entitled.

(b)
Research and Development Awards. Performance Incentive Awards shall be made annually to reward teams and individuals for the best innovations, on a Company-wide basis, in the research and development area. Award Recipients for these research and development awards will be selected by the Committee based on nominations from operating management at the division and subsidiary level.

(c)
Operations Awards. The Committee may also make Performance Incentive Awards, upon the recommendation of operating management at the division and subsidiary level, to individuals based on outstanding operating performance, measured by criteria such as back order and service levels.

(d)
Other Awards. In addition, the Committee may, upon the recommendation of corporate, division or subsidiary management but in its sole discretion, make Performance Incentive Awards of a specified number of shares of Common Stock to participants for outstanding performance and achievements in other areas.

6.Rights of a Shareholder; No Effect on Other Plans. An Award Recipient shall have no rights as a shareholder with respect to the shares of Common Stock subject to his or her Performance Incentive Award until the date of issuance of the stock certificate(s) representing such shares. The value of shares of Common Stock that are the subject of a Performance Incentive Award under this Plan shall not be treated as compensation to the Award Recipient for purposes of determining benefits under any retirement plan or other benefit plan of the Company.
7.Tax Withholding. The Company shall have the right to, and shall take such action as may be necessary in the opinion of the Company to, satisfy all obligations for withholding of taxes as required by law, including, but not limited to, withholding at the time of delivery of certificates representing shares of Common Stock awarded under this Plan an appropriate amount of cash from other compensation due to an Award Recipient or an appropriate number of shares of Common Stock from the Performance Incentive Award. Shares of Common Stock used to satisfy tax withholding shall be valued based on the closing price of the Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange on the date that the tax withholding is required to be made or the first closing price of the Common Stock thereafter if the Common Stock is not traded on the date that the tax withholding is required to be made.
8.Amendment. The Board of Directors of the Company may from time to time make such changes in and additions to the Plan as it may deem proper and in the best interests of the Company without further action on the part of the shareholders of the Company except as required by law, regulation or the rules of the New York Stock Exchange at that time; provided, however, that unless the shareholders of the Company shall have first approved thereof (a) except for the adjustments referred to in Section 3 hereof, the Aggregate Limit, the Award Recipient Limit and the Annual Limit shall not be increased and (b) the term of this Plan shall not be extended.
9.    Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of Michigan.

B-1

APPENDIX C — STRYKER CORPORATION 2008 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED

I. GENERAL PROVISIONS
1.1    Establishment. On February 12, 2008, the Board of Directors ("Board") of Stryker Corporation ("Corporation") adopted this 2008 Employee Stock Purchase Plan ("Plan"), subject to approval by the shareholders of the Corporation and such approval was obtained at the 2008 Annual Meeting held on April 23, 2008. The Board of Directors amended the Plan on February 10, 2009, April 27, 2010, and July 21, 2014 and on February 7, 2017 amended and restated the Plan, subject to approval by the shareholders of the Corporation and such approval was obtained at the 2017 Annual Meeting held on May 3, 2017. As so amended and restated, the Plan reads in its entirety as set forth herein.
1.2    Purpose. The purpose of the Plan is (i) to promote the best interests of the Corporation and its shareholders by encouraging Employees of the Corporation and any Subsidiaries designated for participation in the Plan to acquire an ownership interest in the Corporation through the purchase of stock in the Corporation, thus aligning their interests with those of shareholders, and (ii) to enhance the ability of the Corporation and its Subsidiaries designated for participation in the Plan to attract, motivate and retain qualified Employees. The Plan is intended to constitute an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended ("Code"); provided, sub‑plans of the Plan applicable to particular participating Subsidiaries outside of the United States may be established that are not intended to comply with the requirements of Section 423 of the Code.
1.3    Plan Duration. Upon approval by the shareholders of the Corporation, the Plan shall commence on April 23, 2008 and, subject to earlier termination by the Board in accordance with Section 3.4, no new Offers may be made under the Plan after May 1, 2027.
1.4    Definitions. As used in this Plan, the following terms have the meaning described below:
"Board" means the Board of Directors of the Corporation.
"Change in Control" means the occurrence of any of the following events:

(i)
If any one person, or more than one person acting as a group (as defined in Section 409A of the Code and IRS guidance issued thereunder), acquires ownership of Common Stock of the Corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Common Stock of the Corporation. However, if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the Common Stock of the Corporation, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control, or to cause a change in the effective control of the Corporation (within the meaning of Section 409A of the Code and IRS guidance issued thereunder). An increase in the percentage of Common Stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Corporation acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this Section. This paragraph applies only when there is a transfer of stock of the Corporation (or issuance of stock of the Corporation) and stock in such Corporation remains outstanding after the transaction;

(ii)
If any one person, or more than one person acting as a group (as determined in accordance with Section 409A of the Code and IRS guidance thereunder), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Common Stock of the Corporation possessing thirty-five percent (35%) or more of the total voting power of the Common Stock of the Corporation; or

(iii)
If a majority of members on the Corporation's Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Corporation's Board prior to the date of the appointment or election (provided that for purposes of this paragraph, the term Corporation refers solely to the "relevant" Corporation, as defined in Section 409A of the Code and IRS guidance issued thereunder), for which no other Corporation is a majority shareholder; or

(iv)
If there is a change in the ownership of a substantial portion of the Corporation's assets, which shall occur on the date that any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code and IRS guidance issued thereunder) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.
"Committee" means the Compensation Committee of the Board.
"Common Stock" means shares of the Corporation's Common Stock, as described in Section 1.5, below.
"Corporation" means Stryker Corporation.
"Election Period" means the period of time designated by the Committee when an eligible Employee may elect to participate in one or more Purchase Periods.
"Employee" means an individual who has an employment relationship (as defined in Treasury Regulation 1.421 -7(h)) with the Corporation or any Subsidiary that has been designated for participation in the Plan by the Committee in accord with Section 1.6. For the purposes of clarification, examples of excluded non-employees are individuals who are employed by third-party staffing firms, interns, co-ops, agents, consultants, individuals whose customary employment is for five or fewer months during a calendar year, and other non-employees are not Employees for the purpose of the Plan.
"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and any successor rule.
"Fair Market Value" means the value of Common Stock as determined in accordance with Section 2.2(b).
"Offer" means the Committee's designation of a Purchase Period available to eligible Employees and the terms on which an option may be exercised during the applicable Purchase Period.
"Option Price" means the price, determined by the Committee, at which Common Stock subject to an option may be purchased during a Purchase Period.

"Plan" means the Stryker Corporation 2008 Employee Stock Purchase Plan, as amended and restated effective May 3, 2017, the terms of which are set forth herein, and any amendments thereto.
"Purchase Period" means a period established by the Committee during which an eligible Employee may exercise options granted hereunder.
"Stock Exchange" means the principal national securities exchange on which the Common Stock is listed for trading, or, if the Common Stock is not listed for trading on a national securities exchange, such other recognized trading market or quotation system upon which the largest number of shares of Common Stock has been traded in the aggregate during the last 20 days before the first or last day of a Purchase Period, as applicable.
"Subsidiary" means any subsidiary of the Corporation, as defined in Section 424(f) of the Code.
1.5    Stock. The stock subject to option and purchase under the Plan shall be the Common Stock of the Corporation and may be either authorized and unissued shares, shares that have been reacquired by the Corporation or shares purchased on the open market. The total amount of Common Stock on which options may be granted under the Plan shall not exceed six million five hundred thousand (6,500,000) shares, subject to adjustment in accordance with Section 3.2 below. Shares of Common Stock subject to any unexercised portion of a terminated, canceled or expired option granted under the Plan may again be used for options under the Plan.
1.6    Administration. The Plan shall be administered by the Committee. The Committee may prescribe rules and regulations from time to time for the administration of the Plan, may designate Subsidiaries for participation in the Plan with respect to their Employees, and may decide questions that arise with respect to its interpretation or application. The Committee may delegate the day-to-day administrative functions relating to the Plan to individuals who are officers or employees of the Corporation. The decisions of the Committee in interpreting the Plan shall be final, conclusive and binding on all persons, including the Corporation, its Subsidiaries, Employees, and participants. The Committee, from time to time, shall grant to eligible Employees on a uniform basis, options to purchase Common Stock pursuant to the terms and conditions of the Plan. In the event of insufficient shares during a Purchase Period, the Committee shall allocate the right to purchase shares to each participant in the same proportion that such participant's total current eligible compensation paid by the Corporation for the Purchase Period bears to the total current eligible compensation paid by the Corporation to all participants during such Purchase period. All excess funds withheld, as a result of insufficient shares, shall be returned to the participating Employees.
1.7    Participation Outside of the United States. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion: (a) amend or vary the terms of the Plan in order to conform such terms with the requirements of each jurisdiction where a participating Subsidiary is located; (b) amend or vary the terms of the Plan in each jurisdiction where a participating Subsidiary is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social security contributions for participating Employees and/or the participating Subsidiary; or (c) amend or vary the terms of the Plan in a jurisdiction where a participating Subsidiary is located as it considers necessary or desirable to meet the goals and objectives of the Plan. The terms and conditions contained herein which are subject to variation in a jurisdiction shall be reflected in a written attachment to the Plan for each participating Subsidiary in such jurisdiction. The Committee may, where it deems appropriate in its sole discretion, establish one or more written sub‑plans of the Plan applicable to particular participating Subsidiaries outside of the United States that are not intended to comply with the requirements of Section 423 of the Code to effectuate the provisions of this Section 1.7. The Committee may, in its sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan in any jurisdiction. To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 1.7 to an appropriate ESPP sub-committee consisting of one or more officers of the Corporation.
1.8    Participants. Except as provided in Section 2.4 below, any person who is an Employee at the time an Offer commences is eligible to participate in such Offer under the Plan, in accordance with the terms of the Plan. An Employee who meets the eligibility requirements in this Section 1.8 shall be entitled to participate in the first Offer commencing after the eligibility requirements have been satisfied.

II. OFFER TERMS
2.1    Offer and Purchase Period.

(a)
The Committee shall determine the date or dates upon which one or more Offers shall be made under the Plan. The Purchase Period pursuant to each Offer shall be one (1) month, or such other term as the Committee shall determine prior to the commencement of an Offer, but which in no event shall exceed twenty-seven (27) months.

(b)
To participate in an Offer, an eligible Employee must follow an enrollment process as shall be prescribed by the Committee (which shall include payroll deduction authorization) at such time and in such manner as shall be prescribed by the Committee. The payroll deductions authorized by a participant on a payroll deduction authorization may be expressed (i) as a whole number percentage of the participant's eligible compensation for each pay period during the Purchase Period, or (ii) as a specified whole dollar amount to be withheld from a participant's eligible compensation or bonus on one or more designated payroll dates. For purposes of the Plan, a participant's eligible compensation for a pay period shall include the participant's base compensation and may include annual bonus but shall exclude items such as sick pay, severance pay, moving expenses, expense reimbursements and allowances and other special payments and supplemental compensation. A participant may not purchase more than $25,000 in shares of Common Stock (inclusive of payroll deduction and applicable purchase discount) in a calendar year, as determined in accordance with Section 423(b)(8) of the Code. The maximum number of shares that a participant may purchase in any Purchase Period is 10,000 shares of Common Stock.

2.2    Option Price.

(a)
The Option Price at which shares of Common Stock may be purchased under the Plan shall be determined by the Committee at the time of the Offer but in no event shall such amount be less than the lesser of:

(i)	85% of the Fair Market Value of a share of Common Stock on the date of grant of the option (first day of a Purchase Period), or

(ii)	85% of the Fair Market Value of a share of Common Stock on the date the option is deemed exercised pursuant to Section 2.4(d) (last day of a Purchase Period).

(b)
For purposes of this Plan, the Fair Market Value per share shall be deemed to be the closing price of Common Stock on the Stock Exchange for the first and last days of the Purchase Period, respectively. In the event that there are no Common Stock transactions on either date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions.
2.3    Participation.

(a)
An eligible Employee may elect to participate in an Offer by delivering to the Corporation an election to participate and a payroll deduction authorization within the Election Period designated by the Committee prior to the commencement of a Purchase Period. An eligible Employee's election to participate and payroll deduction authorization from the preceding Election Period automatically shall carry over to the next Election Period unless affirmatively revoked by the Employee.

(b)
All Employees granted options under the Plan shall have the same rights and privileges under the Plan, except that the number of shares each participant may purchase shall depend upon his or her eligible compensation and the designated payroll deduction he or she authorizes.

(c)
Payroll deductions shall commence on the first payroll date in the Purchase Period and shall continue until the last payroll date in the Purchase Period. An Employee may not suspend payroll deductions during a Purchase Period for any reason.

(d)	A participating Employee's option shall be deemed to have been exercised on the last business day of the Purchase Period.

(e)
As soon as reasonably practicable after the end of the Purchase Period, the Corporation shall deliver to each Employee, in a manner determined by the Committee, the shares of Common Stock that such Employee has purchased. The amount of any payroll deduction that exceeds the limits set forth in Sections 2.1(b) and 2.4 shall be returned to the participant as soon as reasonably practicable after the end of the Purchase Period in which it was withheld.

(f)
The Corporation retains the right to designate an exclusive broker to handle the Common Stock transactions under the Plan and may require participating Employees to hold the shares of Common Stock acquired under the Plan in a designated brokerage account established with such broker for a minimum period of time to effectuate the administration of the Plan.

(g)	Unless otherwise determined by the Committee or required under local law, no interest shall accrue or be paid on any amounts paid by payroll deduction by any participating Employee.
2.4    Participation Limitations. Notwithstanding any other provision of the Plan, no Employee shall be eligible to participate in an Offer under the Plan if:

(a)
the Employee, immediately after such grant, would, in the aggregate, own and/or hold shares of Common Stock (including all shares which may be purchased under outstanding options, whether or not such options qualify for the special tax treatment afforded by Section 421(a) of the Code) equal to or exceeding five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Corporation or of its Subsidiaries; for purposes of this limitation, the rules of Section 424(d) of the Code and the regulations promulgated thereunder (relating to attribution of stock ownership) shall apply; or

(b)
such grant would permit, under the rules set forth in Section 423 of the Code and the regulations promulgated thereunder, the Employee's right to purchase stock under this Plan and all other employee stock purchase plans maintained by the Corporation and its Subsidiaries that are intended to qualify under Section 423 of the Code to accrue at a rate in excess of $25,000 in Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

2.5    Termination of Employment. In the event any participating Employee's employment with the Corporation or a Subsidiary designated for participation in the Plan is terminated for any reason (including, but not limited to, voluntary or forced resignation, retirement, death, disability or lay-off) prior to the expiration of a Purchase Period, the terminated Employee's participation in the Plan shall cease; provided, all amounts credited to the terminated Employee's account (and any payroll deductions previously authorized by the terminated Employee attributable to payroll periods prior to the Employee's last day of employment) shall remain in the Plan for purchase of shares of Common Stock on the next following purchase date.

III. MISCELLANEOUS
3.1Non-Assignability. No option shall be transferable by a participating Employee, and an option may be exercised during a participating Employee's lifetime only by the Employee.
3.2    Adjustments. In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, the Committee shall make such adjustments and substitutions to the Plan and options as are necessary to ensure that each Plan participant has the same economic interest in the Plan as before the event, including but not limited to adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan in the aggregate or to any one participant, adjustments in the number, class, kind and option price of securities subject to outstanding options under the Plan, and the substitution of similar options to purchase the shares of another company. Any of the foregoing adjustments may provide for the elimination of any fractional share which might otherwise become subject to any option.
3.3    Change in Control.

(a)
In the event of a Change in Control, the Committee shall have the right to terminate the Purchase Period as of such date, and, if so terminated, each participant shall be deemed to have exercised, immediately prior to such Change in Control, his or her option to the extent payroll deductions were made prior thereto. Comparable rights shall accrue to each participant in the event of successive Changes in Control.

(b)
The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

3.4    Termination and Amendment.

(a)	The Board may terminate the Plan, or the granting of options under the Plan, at any time.

(b)
The Board may amend or modify the Plan at any time, and from time to time, but no amendment or modification shall disqualify the Plan under Section 423 of the Code or Rule 16b-3 under the Exchange Act without the approval of the shareholders of the Corporation.

(c)	No amendment, modification, or termination of the Plan shall adversely affect any option granted under the Plan without the consent of the Employee holding the option.
3.5    Rights Prior to Issuance of Shares. No participating Employee shall have any rights as a shareholder with respect to shares covered by an option until the issuance of a stock certificate or electronic transfer to the Employee (or book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian). No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date when the certificate is issued or the shares electronically delivered to the Employee's brokerage account.
3.6    Securities Laws.

(a)
Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an option is subject to such compliance with U.S. federal, state and non-U.S. laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Exchange Act, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of any stock exchange on which the stock may be listed and the provisions of any state and non-U.S. laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

(b)
The Board may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an option under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of a Stock Exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded, and (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Corporation has determined that the Corporation has complied with all requirements under appropriate securities laws.

3.7    Delivery of Plan. Each Employee who is a participant in the Plan shall be provided or have access to a copy of the Plan.
3.8    Effect on Employment. Neither the adoption of the Plan nor the granting of an option pursuant to the Plan creates any right of any individual to be retained or continued in the employment of the Corporation or a Subsidiary.
3.9    Certificates. If certificates are issued, the Corporation shall have the right to retain such certificates representing shares of Common Stock issued pursuant to the Plan until such time as all conditions and/or restrictions applicable to such shares of Common Stock have been satisfied.
3.10    Use of Proceeds. The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Corporation.
3.11    Governing Law. This Plan shall be governed by and construed under the laws of the State of Michigan without regard to its conflict of law provisions.

APPENDIX D — STRYKER CORPORATION EXECUTIVE BONUS PLAN
The purpose of this Stryker Corporation Executive Bonus Plan (the "Plan") is to enhance the Company's ability to attract and retain highly qualified executives, to provide additional financial incentives to such executives and to promote the success of the Company and its subsidiaries through awards of incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Code.
1.    Definitions. As used herein, the following terms shall have the respective meanings indicated:
"Adjusted Operating Income" shall mean Operating Income increased by the amount of any in-process research and development charges reflected in such Operating Income.
"Board" shall mean the Board of Directors of the Company.
"Code" shall mean the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any subsequent federal internal revenue law.
"Committee" shall mean the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan that is comprised of not less than two directors of the Company, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations.
"Company" shall mean Stryker Corporation, a Michigan corporation.
"Eligible Executive" shall mean the Company's Chief Executive Officer and other executive officers of the Company who are or may be "covered employees" of the Company as defined in Section 162(m) of the Code.
"Fiscal Year" or "Fiscal Quarter" shall mean a fiscal year or fiscal quarter, respectively, of the Company.
"Formula Bonus" shall mean, for each Performance Period, a maximum Incentive Bonus of 0.75% of the Adjusted Operating Income per individual for such Performance Period. Notwithstanding the foregoing, (i) with respect to any Participant the Committee may in its sole discretion substitute within the applicable time frame described in Section 3 below a percentage smaller than 0.75% for purposes of this definition, and (ii) in no event shall the amount awarded under the Plan for any Participant on account of any Fiscal Year exceed $12,000,000.
"Incentive Bonus" shall mean, for each Participant, a bonus to be paid under the Plan in the amount determined by the Committee pursuant to Sections 5 and 6 below.
"Operating Income" shall mean, for any Fiscal Quarter or Fiscal Year, the Operating Income reported in the Company's quarterly or annual earnings release, as applicable. In the event that the Company's earnings release with respect to any Fiscal Year is delayed beyond March 15 of the next following year, Operating Income and Adjusted Operating Income for such Fiscal Year shall be determined in good faith by the Committee.
"Participant" shall mean, with respect to any Performance Period, an Eligible Executive who is designated as a Participant in the Plan for such Performance Period in accordance with Section 3.
"Performance Period" shall mean a Fiscal Year or any other period designated by the Committee with respect to which an award is granted under the Plan. In the event the Committee determines that an individual is first eligible for the Plan after the first day of a Fiscal Year because of commencement of employment or promotion, the first Performance Period for such individual shall commence on the first day of the Fiscal Quarter coinciding with or next following the day on which such individual first becomes eligible for the Plan.

"Regulations" shall mean the Treasury Regulations promulgated under the Code, as amended from time to time.
2.    Administration of the Plan. The Plan shall be administered by the Committee, which shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to select Participants, to determine the amount of any Incentive Bonus, and to make all determinations and take all other actions necessary or appropriate for the proper administration of the Plan. The Committee's interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, its stockholders, Participants, employees, former employees, and their respective successors and assigns. Such authority shall include the right to exercise discretion to reduce, at any time prior to the payment thereof, the Incentive Bonus payable to any Participant to any amount, including zero, that is below the Formula Bonus; provided, however, that the exercise of such discretion with respect to any Participant shall not have the effect of increasing the Incentive Bonus payable to any other Participant. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, its subsidiaries, any Participant and any person claiming any benefit or right under the Plan. No member of the Committee shall be eligible to participate in the Plan.
3.    Participation and Performance Goals. Not later than the Applicable Deadline with respect to a Performance Period, the Committee shall (a) designate the Eligible Employees who are Participants in the Plan for such Performance Period, and (b) affirm, in writing, the formula governing each such Participant's Formula Bonus for such Performance Period. The "Applicable Deadline" shall mean the 90th day of the Performance Period; provided, however, that in the event that the Committee determines that an individual is eligible for the Plan after the end of such 90 day period because of commencement of employment or promotion resulting in the individual's becoming an Executive during the Performance Period, the Applicable Deadline shall mean 30 days following such determination (or, if earlier, prior to the expiration of 25% of the performance period, to which such bonus will relate.)
4.    Committee Certification. As soon as reasonably practicable after the end of each Performance Period of the Company, but in no event later than March 15 following the end of such Performance Period, the Committee shall certify, in writing, the level of Adjusted Operating Income achieved for such Performance Period and the dollar amount of the Formula Bonus for each Participant in the Plan for such Performance Period.
5.    Determination of Incentive Bonus Amount. At any time before an Incentive Bonus for a Performance Period is paid, the Committee may, in its sole discretion and taking into consideration such factors as it deems appropriate (which may include the degree to which objective and subjective performance goals and other criteria have been attained for such Performance Period), determine to pay a Participant an Incentive Bonus that is less than the Formula Bonus, or to pay no Incentive Bonus. The amount by which any Formula Bonus is reduced shall not be paid to any other Participant.
6.    Payment of Incentive Bonus. An Incentive Bonus shall be paid in either cash, unrestricted or restricted shares of Company stock (which may be provided under a shareholder-approved stock plan of the Company, subject to the terms and conditions of such plan or program), or a combination of the foregoing. The payment of an Incentive Bonus shall be made at such time as the Committee determines in its sole discretion, which shall in no event later than March 15 following the Performance Period to which such Incentive Bonus relates unless the Committee, in its sole discretion, provides

D-1

for the deferral of an Incentive Bonus under a nonqualified deferred compensation program maintained by the Company, subject to the terms and conditions of such plan or program.
7.    No Right to Bonus or Continued Employment. Neither the establishment of the Plan, the provision for or payment of any amounts hereunder, nor any action of the Company, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Incentive Bonus or any other benefit under the Plan or (b) any legal right to continue to serve as an officer or employee of the Company or any subsidiary or affiliate of the Company. The Company expressly reserves any and all rights to discharge any Participant without incurring liability to any person under the Plan or otherwise. Notwithstanding any other provision hereof and notwithstanding the fact that the stated performance goal has been achieved or the individual Incentive Bonus amounts have been determined, the Company shall have no obligation to pay any Incentive Bonus hereunder unless the Committee otherwise expressly provides by written contract or other written commitment.
8.    Withholding. The Company shall have the right to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Bonus.
9.    Nontransferability. Except as expressly provided by the Committee, the rights and benefits under the Plan are personal to the Participant and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer or other disposition.
10.    Unfunded Plan. The Company shall have no obligation to reserve or otherwise fund in advance any amounts that are or may in the future become payable under the Plan. Any funds that the Company, acting in its sole and absolute discretion, determines to reserve for future payments under the Plan may be commingled with other funds of the Company and need not in any way be segregated from other assets or funds held by the Company. A Participant's rights to payment under the Plan shall be limited to those of a general creditor of the Company.
11.    Recoupment of Incentive Bonus. The Company may recoup all or part of the Incentive Bonus paid to a Participant for a Performance Period pursuant to the Plan if such recoupment is pursuant to the Recoupment Policy adopted by the Board of Directors of the Company as in effect from time to time or required under applicable law.
12.    Adoption, Amendment, Suspension and Termination of the Plan.

(a)
Subject to the approval of the Plan by the Company's stockholders, the Plan shall be effective January 1, 2007 and shall continue in effect until terminated as provided below. Upon such approval of the Plan by the Company's stockholders, all Incentive Bonuses awarded under the Plan on or after January 1, 2007 shall be fully effective as if the stockholders had approved the Plan on or before January 1, 2007. If the Plan is not approved by stockholders at the Company's 2007 Annual Meeting of Stockholders, the Plan and any awards granted under the Plan shall be null and void and of no effect.

(b)
Subject to the limitations set forth in paragraph (c) below, the Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code.

(c)	No amendment, suspension or termination of the Plan shall, without the consent of the person affected thereby, materially,

adversely alter or impair any rights or obligations under any Incentive Bonus previously awarded under the Plan.
13.    Section 162(m). If any provision of this Plan would cause an Incentive Bonus not to constitute "qualified performance-based compensation" under Section 162(m) of the Code, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect. It is intended that this Plan and all Incentive Bonuses hereunder be administered in a manner that will comply with Section 409A of the Code, including proposed, temporary or final Regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. The Committee is authorized to adopt rules or regulation deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code.
14.    Governing Law. The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of the State of Michigan, other than the choice of law rules thereof.

D-2

APPENDIX E — NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including adjusted net earnings and adjusted net earnings per diluted share. We believe that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes these adjusted measures are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations with corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures:

	2011	2012	2013	2014	2015	2016
	Net Earnings ($ millions)
Reported	$1,345	$1,298	$1,006	$515	$1,439	$1,647
Acquisition and integration related charges	142	37	72	65	24	100
Amortization of intangible assets	—	88	98	133	147	221
Restructuring-related charges	60	59	46	78	97	98
Recall matters	—	133	460	628	210	127
Regulatory and legal matters	—	33	63	—	(46)	(7)
Donations	—	—	15	—	—	—
Tax matters	(99)	—	(46)	391	78	8
Adjusted	$1,448	$1,648	$1,714	$1,810	$1,949	$2,194

	Net Earnings per Diluted Share
Reported	$3.45	$3.39	$2.63	$1.34	$3.78	$4.35
Acquisition and integration related charges	0.37	0.09	0.19	0.17	0.06	0.26
Amortization of intangible assets	—	0.23	0.26	0.35	0.39	0.59
Restructuring-related charges	0.16	0.15	0.12	0.20	0.26	0.26
Recall matters	—	0.35	1.20	1.65	0.55	0.34
Regulatory and legal matters	—	0.09	0.17	—	(0.12)	(0.02)
Donations	—	—	0.04	—	—	—
Tax matters	(0.26)	—	(0.12)	1.02	0.20	0.02
Adjusted	$3.72	$4.30	$4.49	$4.73	$5.12	$5.80

E-1

stryker

STRYKER CORPORATION
C/O AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
OPERATIONS CENTER
6201 15TH AVENUE
BROOKLYN, NY 11219

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stryker

The Board of Directors recommends a vote FOR each of these nominees.

1. Elect eight directors:

Nominees:	**For**	**Against**	**Abstain**
1a) Howard E. Cox, Jr.	☐	☐	☐
1b) Srikant M. Datar, Ph.D.	☐	☐	☐
1c) Roch Doliveux, DVM	☐	☐	☐
1d) Louise L. Francesconi	☐	☐	☐
1e) Allan C. Golston(1)	☐	☐	☐
1f) Kevin A. Lobo(2)	☐	☐	☐
1g) Andrew K. Silvernail	☐	☐	☐
1h) Ronda E. Stryker	☐	☐	☐

(1) Lead Independent Director
(2) Chairman of the Board

The Board of Directors recommends a vote FOR Proposals 2, 3, 4, 5, 6 and 7 and 1 year for Proposal 8.	**For**	**Against**	**Abstain**
2. Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017;	☐	☐	☐
3. Approve the 2011 Long-Term Incentive Plan, as amended and restated;	☐	☐	☐
4. Approve the 2011 Performance Incentive Award Plan, as amended and restated;	☐	☐	☐
5. Approve the 2008 Employee Stock Purchase Plan, as amended and restated;	☐	☐	☐
6. Re-approve the material terms of the performance goals under the Executive Bonus Plan;	☐	☐	☐
7. Advisory vote to approve named executive officer compensation;	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
8. Advisory vote on frequency of future advisory votes on named executive officer compensation; and	☐	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2, 3, 4, 5, 6 and 7 and 1 year for Proposal 8.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, so the shares will be represented at the Shareholder Meeting. If you vote by telephone or Internet, do not mail in this proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, our 2016 Annual Report on Form 10-K and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

↓ Please fold and detach card at perforation before mailing. ↓

E19197-P87423

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 3, 2017

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 20, 2017, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 3, 2017, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

V.1.1

STRYKER CORPORATION
C/O COMPUTERSHARE INVESTOR SERVICES
P.O. BOX 43078
PROVIDENCE, RI 02940-3078

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 2, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 2, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it by May 2, 2017, in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E19198-P87423 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR each of these nominees.

1. Elect eight directors:

Nominees:	**For**	**Against**	**Abstain**
1a) Howard E. Cox, Jr.	☐	☐	☐
1b) Srikant M. Datar, Ph.D.	☐	☐	☐
1c) Roch Doliveux, DVM	☐	☐	☐
1d) Louise L. Francesconi	☐	☐	☐
1e) Allan C. Golston(1)	☐	☐	☐
1f) Kevin A. Lobo(2)	☐	☐	☐
1g) Andrew K. Silvernail	☐	☐	☐
1h) Ronda E. Stryker	☐	☐	☐

(1) Lead Independent Director
(2) Chairman of the Board

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

The Board of Directors recommends a vote FOR Proposals 2, 3, 4, 5, 6 and 7 and 1 year for Proposal 8.

	For	**Against**	**Abstain**
2. Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017;	☐	☐	☐
3. Approve the 2011 Long-Term Incentive Plan, as amended and restated;	☐	☐	☐
4. Approve the 2011 Performance Incentive Award Plan, as amended and restated;	☐	☐	☐
5. Approve the 2008 Employee Stock Purchase Plan, as amended and restated;	☐	☐	☐
6. Re-approve the material terms of the performance goals under the Executive Bonus Plan;	☐	☐	☐
7. Advisory vote to approve named executive officer compensation;	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
8. Advisory vote on frequency of future advisory votes on named executive officer compensation; and	☐	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2, 3, 4, 5, 6 and 7 and 1 year for Proposal 8.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

stryker

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, so the shares will be represented at the Shareholder Meeting. If you vote by telephone or Internet, do not mail in this proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, our 2016 Annual Report on Form 10-K and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

↓ Please fold and detach card at perforation before mailing. ↓

E19199-P87423

stryker

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 3, 2017

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 20, 2017, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 3, 2017, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

V.1.1

stryker

STRYKER CORPORATION
C/O VANGUARD
P.O. BOX 2900
VALLEY FORGE, PA 19482-2900

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 2, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 2, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it by May 2, 2017, in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E19200-P87423 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

stryker

The Board of Directors recommends a vote FOR each of these nominees.

1. Elect eight directors:

Nominees:	**For**	**Against**	**Abstain**
1a) Howard E. Cox, Jr.	☐	☐	☐
1b) Srikant M. Datar, Ph.D.	☐	☐	☐
1c) Roch Doliveux, DVM	☐	☐	☐
1d) Louise L. Francesconi	☐	☐	☐
1e) Allan C. Golston(1)	☐	☐	☐
1f) Kevin A. Lobo(2)	☐	☐	☐
1g) Andrew K. Silvernail	☐	☐	☐
1h) Ronda E. Stryker	☐	☐	☐

(1) Lead Independent Director
(2) Chairman of the Board

The Board of Directors recommends a vote FOR Proposals 2, 3, 4, 5, 6 and 7 and 1 year for Proposal 8.	**For**	**Against**	**Abstain**
2. Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017;	☐	☐	☐
3. Approve the 2011 Long-Term Incentive Plan, as amended and restated;	☐	☐	☐
4. Approve the 2011 Performance Incentive Award Plan, as amended and restated;	☐	☐	☐
5. Approve the 2008 Employee Stock Purchase Plan, as amended and restated;	☐	☐	☐
6. Re-approve the material terms of the performance goals under the Executive Bonus Plan;	☐	☐	☐
7. Advisory vote to approve named executive officer compensation;	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
8. Advisory vote on frequency of future advisory votes on named executive officer compensation; and	☐	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2, 3, 4, 5, 6 and 7 and 1 year for Proposal 8.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

stryker

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, so the shares will be represented at the Shareholder Meeting. If you vote by telephone or Internet, do not mail in this proxy card.

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Stryker Corporation 401(k) Savings and Retirement Plan, the Stryker Corporation 401(k) Plan for Sales Employees, and the Stryker Puerto Rico Savings and Retirement Plan (the Plans). This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 P.M. Eastern on May 2, 2017, you will be treated as directing the Plans' Trustee to vote the shares held in the Plans in the same proportion as the shares for which the Trustee has received timely instructions from others who do.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, our 2016 Annual Report on Form 10-K and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

↓ Please fold and detach card at perforation before mailing. ↓

E19201-P87423

stryker

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 3, 2017

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 20, 2017, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 3, 2017, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

V.1.1